          As filed with the Securities and Exchange Commission on March 14, 1997
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              (Including Exhibits)

                                FIRSTBANK CORP.
                     -------------------------------------
               (Exact name of registrant as specified in charter)

           Delaware                      6035                [to be applied for]
-------------------------------   -----------------          -------------------
(State or other jurisdiction of   (Primary SICC No.)         (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                920 Main Street
                             Lewiston, Idaho 83501
                                (208) 746-9610
                        ------------------------------
         (Address and telephone number of principal executive offices)

                          John F. Breyer, Jr., Esquire
                            Aaron M. Kaslow, Esquire
                                BREYER & AGUGGIA
                                 Suite 470 East
                              1300 I Street, N.W.
                            Washington, D.C.  20005
                        ------------------------------
                    (Name and address of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

======================================================================================================
                                         Calculation of Registration Fee
======================================================================================================
Title of Each Class of Securities  Proposed        Proposed     Proposed Maximum     Amount of
Being Registered                   Maximum         Offering     Aggregate Offering   Registration Fee
                                   Amount Being    Price(1)     Price(1)
                                   Registered(1)
------------------------------------------------------------------------------------------------------
Common Stock, $0.01 Par Value        1,983,750      $10.00        $19,837,500            $6,012

Participation interests                 90,590        --              --                   (2)
======================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.

(2) The securities of FirstBank Corp. to be purchased by the First Federal Bank of Idaho, F.S.B. 401(k) Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS SUPPLEMENT

                                FIRSTBANK CORP.

                              FIRSTBANK NORTHWEST
                                  401(k) PLAN

     This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the FirstBank Northwest 401(k) Plan (the "Plan" or the "401(k) Plan") of participation interests and shares of FirstBank Corp. common stock, par value $.01 per share (the "Common Stock"), as set forth herein.

     In connection with the proposed conversion of FirstBank Northwest (the "Bank" or "Employer") from a federally chartered mutual savings bank to a federally chartered stock savings bank (and, thereafter, to a Washington-chartered savings bank), a holding company, FirstBank Corp. (the "Holding Company"), has been formed. The simultaneous conversion of the Bank to stock form, the issuance of the Bank's common stock to the Holding Company and the offer and sale of the Holding Company's Common Stock to the public are herein referred to as the "Conversion." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock of the Holding Company at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

     The Prospectus dated ___________, 1997 of the Holding Company (the "Prospectus") which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operation and business of the Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A PARTICIPANT'S ELIGIBILITY TO PURCHASE COMMON STOCK IN THE CONVERSION THROUGH THE PLAN IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. SEE "THE CONVERSION" AND "-- LIMITATIONS ON PURCHASES OF SHARES" IN THE PROSPECTUS.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" IN THE PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT
         SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION
          ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES
          COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER
           AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


          The date of this Prospectus Supplement is ___________, 1997.

          No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS

                                                                               PAGE
The Offering
     Securities Offered......................................................   S-5
     Election to Purchase Common Stock in the Conversion.....................   S-5
     Value of Participation Interests........................................   S-5
     Method of Directing Transfer............................................   S-6
     Time for Directing Transfer.............................................   S-6
     Irrevocability of Transfer Direction....................................   S-6
     Direction to Purchase Common Stock After the Conversion.................   S-6
     Purchase Price of Common Stock..........................................   S-6
     Nature of a Participant's Interest in the Holding Company Common Stock..   S-7
     Voting and Tender Rights of Common Stock................................   S-7

Description of the Plan
     Introduction............................................................   S-7
     Eligibility and Participation...........................................   S-8
     Contributions Under the Plan............................................   S-8
     Limitations on Contributions............................................   S-9
     Investment of Contributions.............................................  S-11
     The Employer Stock Fund.................................................  S-12
     Benefits Under the Plan.................................................  S-13
     Withdrawals and Distributions from the Plan.............................  S-13
     Administration of the Plan..............................................  S-14
     Reports to Plan Participants............................................  S-15
     Plan Administrator......................................................  S-15
     Amendment and Termination...............................................  S-15
     Merger, Consolidation or Transfer.......................................  S-15
     Federal Income Tax Consequences.........................................  S-15
     Restrictions on Resale..................................................  S-18

Legal Opinions...............................................................  S-19

Investment Form..............................................................  S-20

                                  THE OFFERING

SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan and up to _________ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Bank and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Bank is 920 Main Street, Lewiston, Idaho 83501. The Bank's telephone number is (208) 746-9610.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

     In connection with the Bank's Conversion, each Participant in the 401(k) plan may direct the trustees of the Plan ("Trustees") to transfer up to 100% of a Participant's beneficial interest in the assets of the Plan at ___________, 1997 to a newly created Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred will include salary deferral, Employer matching, profit sharing contributions and account balances transferred from the First Federal Bank of Idaho, FSB ____________, which was terminated on _______, 199_. The Employer Stock Fund will consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will be invested at the Participant's discretion in the other investment options available under the Plan. See "INVESTMENT OF CONTRIBUTIONS" below. A PARTICIPANT'S ABILITY TO TRANSFER FUNDS TO THE EMPLOYER STOCK FUND IN THE CONVERSION IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION. FOR GENERAL INFORMATION AS TO THE ABILITY OF THE PARTICIPANTS TO PURCHASE SHARES IN THE CONVERSION, SEE "THE CONVERSION -- THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS" IN THE ATTACHED PROSPECTUS.

VALUE OF PARTICIPATION INTERESTS

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on an annual basis. This value represents the market value of past contributions to the Plan by the Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from the Savings Fund.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, the Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     THE DEADLINE FOR SUBMITTING A DIRECTION TO TRANSFER AMOUNTS TO THE EMPLOYER STOCK FUND IN ORDER TO PURCHASE COMMON STOCK ISSUED IN CONNECTION WITH THE CONVERSION IS ____________, 1997. The Investment Form should be returned to ____________ at the Bank no later than the close of business on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

     After the Conversion, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of Participant's interest in the Employer Stock Fund may be changed by the Participant on a _________ basis. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustees to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

NATURE OF A PARTICIPANT'S INTEREST IN THE HOLDING COMPANY STOCK

     The Holding Company Stock purchased for an account of a Participant will be held in the name of the Trustee of the Plan in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Holding Company Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     The Trustees generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.


                            DESCRIPTION OF THE PLAN

INTRODUCTION

     The Bank adopted the Plan effective January 1, 1994. The Plan is a cash or deferred arrangement established in accordance with the requirement under
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Bank has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     EMPLOYEE RETIREMENT INCOME SECURITY ACT. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     REFERENCE TO FULL TEXT OF PLAN. THE FOLLOWING STATEMENTS ARE SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN. THEY ARE NOT COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY THE FULL TEXT OF THE PLAN, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT FILED WITH THE SEC. COPIES OF THE PLAN ARE AVAILABLE TO ALL EMPLOYEES BY FILING A REQUEST WITH THE PLAN ADMINISTRATOR. EACH EMPLOYEE IS URGED TO READ CAREFULLY THE FULL TEXT OF THE PLAN.

ELIGIBILITY AND PARTICIPATION

     Any employee of the Bank is eligible to participate and will become a Participant in the Plan following completion of a minimum of 1,000 hours of service with the Bank within a consecutive 12 month period of employment and the attainment of age 21. The Plan fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Bank are not eligible to participate in the Plan.

     During 1996, approximately __ employees participated in the Plan.

CONTRIBUTIONS UNDER THE PLAN

     PARTICIPANT CONTRIBUTIONS. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 as adjusted periodically (adjusted as permitted by the Code). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are transferred by the Bank to the Trustee of the Plan on a periodic basis.

     EMPLOYER CONTRIBUTIONS. The Bank currently makes a discretionary matching contribution to the Plan in an amount equal to a percentage of each Participant's annual salary reduction contributions.

     DISCRETIONARY CONTRIBUTIONS. The Bank may also make discretionary nonmatching contributions to the Plan for each Plan Year. Participants who are in service on the last day of the Plan Year and have completed 1,000 hours of service during the Plan Year are eligible to share in the allocation of the discretionary contributions (if any) for the Plan Year. The Bank's discretionary contributions are allocated among Participants eligible to share in the allocation according to the relationship of each such Participant's Compensation for the Plan Year to the total Compensation of all such Participants for such Plan Year. In addition, the Bank may make discretionary contributions on behalf of certain non-highly compensated employees to the extent necessary to satisfy the Code's nondiscrimination requirements (see below).

LIMITATIONS ON CONTRIBUTIONS

     LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted periodically as permitted by the Code). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     LIMITATION ON 401(k) PLAN CONTRIBUTIONS. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $9,500 (as adjusted periodically as permitted by the Code). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES.
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e., the average of the ratios,
                                            ----
calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average of the ratios
                                         ----
calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan
Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e.,
                                                                          ----
owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted periodically as permitted by the Code) and, if elected by the Bank, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

     TOP-HEAVY PLAN REQUIREMENTS. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Bank having annual compensation in excess of $60,000 who is in administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer,
(3) a 5% owner of the employer (i.e., owns directly or indirectly more than 5%
                                ----
of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% of owner of the employer having compensation in excess of $150,000.

INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustee is appointed by the Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his Accounts in various managed investment portfolios, as described below, A Participant may periodically elect to change his investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives.

     Under the Plan, prior to the effective date of the Conversion, the Accounts of Participant held in the Trust will be invested by the Trustee at the direction of the Participant in the following managed portfolios:

                                [TO BE PROVIDED]

Investment Fund A -

Investment Fund B -

Investment Fund C -

Investment Fund D -

Investment Fund E -

     Effective upon the Conversion, a Participant may invest all or a portion of his or her Accounts in the portfolios described above and in Fund __, described below:

Investment Fund __ -   Employer Stock Fund which invests in common stock of the
                       Holding Company.

     A Participant may elect (in increments of __%), to have both past and future contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other managed portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in _____________. Because investment allocations only are required to be made in increments of __%, Participants can invest their Accounts in each of the __ available investment funds.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined monthly on a quarterly basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

THE EMPLOYER STOCK FUND

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Following the conversion, the Board of the Holding Company may consider a policy of paying dividends on the Common Stock, however, no decision has been made by the Board of the Holding Company regarding the amount or timing of dividends, if any.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN RISK FACTORS ASSOCIATED WITH INVESTMENTS IN COMMON STOCK OF THE HOLDING COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" ON PAGES 1 THROUGH 7 IN THE PROSPECTUS.

BENEFITS UNDER THE PLAN

     VESTING. A Participant, has at all times a fully vested, nonforfeitable interest in all of his or her deferred contributions and the earnings thereon under the Plan. A Participant is 100% vested in his or her matching contributions account and employer discretionary contributions after the completion of five years of service under the Plan's vesting schedule (40% vested upon completion of four years of service).

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE BANK.

     DISTRIBUTION UPON RETIREMENT, DISABILITY OR TERMINATION OF EMPLOYMENT. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payments, to be paid in annual installments over a period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated beneficiary. Benefits payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special restrictions may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     DISTRIBUTION UPON DEATH. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

     NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     TRUSTEES. The Trustees with respect to the Plan are currently Larry K. Moxley, Mary K. Barker, G.J. Cole, Rocky Dover and Dona M. Miller (collectively, the "Trustee").

     Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustee has full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Bank.

     The Trustee must render at least annual reports to the Bank and to the Participants in such form and containing information that the Trustee deems necessary.

REPORTS TO PLAN PARTICIPANTS

     The administrator will furnish to each Participant a statement at least semiannually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     Mr. Larry K. Moxley, the Bank's Chief Financial Officer, has been designated by the Board of Directors of the Bank to act on the Bank's behalf as the Plan Administrator. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     The Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. THE SUMMARY IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE COMPLETE. MOREOVER, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE, AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES.

FINALLY, THE CONSEQUENCES UNDER APPLICABLE STATE AND LOCAL INCOME TAX LAWS MAY NOT BE THE SAME AS UNDER THE FEDERAL INCOME TAX LAWS.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     LUMP SUM DISTRIBUTION. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

     AVERAGING RULES. The portion of the total taxable amount of a Lump Sum Distribution (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the
----
distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     DISTRIBUTIONS: ROLLOVERS AND DIRECT TRANSFERS TO ANOTHER QUALIFIED PLAN OR TO AN IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the
             ----
nonrecognition of net unrealized appreciation, discussed earlier.

     ADDITIONAL TAX ON EARLY DISTRIBUTIONS. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled or onto an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Bank of the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired under the Plan, or other sales of the Common Stock.

                                 LEGAL OPINIONS

          The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Bank's Conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank and the concurrent formation of the Holding Company.

                                Investment Form
                             (Employer Stock Fund)

                              FIRSTBANK NORTHWEST
                                  401(k) PLAN



Name of Participant: __________________________________________________________


Social Security Number: _______________________________________________________


     1. Instructions. In connection with the proposed conversion of FirstBank Northwest (the "Bank") to a stock savings bank and the simultaneous formation of a holding company (the "Conversion"), participants in the FirstBank Northwest 401(k) Plan (the "Plan") may elect to direct the investment of up to 100% of their ___________, 1997 account balances into the Employer Stock Fund (the "Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of FirstBank Corp. (the "Common Stock"), the proposed holding company for the Bank. A PARTICIPANT'S ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM LIMITATIONS SET FORTH IN THE PLAN CONVERSION. SEE THE PROSPECTUS FOR ADDITIONAL INFORMATION.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to ______ _____ at the Bank, no later than the close of business on ____________, 1997. The Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact ____________.

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $10) from my Plan account to the Employer Stock Fund.

     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


_________________________________         ______________________________
            Signature                                  Date

                             *    *    *    *    *

     4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.


_________________________________         ______________________________
       Plan Administrator                              Date

PROSPECTUS                      FIRSTBANK CORP.
               (PROPOSED HOLDING COMPANY FOR FIRSTBANK NORTHWEST)
                        1,725,000 SHARES OF COMMON STOCK

     FirstBank Corp. (the "Holding Company"), a Delaware corporation, is offering between 1,275,000 and 1,725,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), in connection with the conversion of FirstBank Northwest (formerly known as First Federal Bank of Idaho, a Federal Savings Bank) (the "Bank") from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and the simultaneous issuance of the Bank's capital stock to the Holding Company. The conversion of the Bank to a capital stock savings bank and the acquisition of the Bank by the Holding Company are collectively referred to herein as the "Stock Conversion."
Following consummation of the Stock Conversion, the Bank intends to relocate its main office to Clarkston, Washington and convert from a federally chartered stock savings bank to a Washington-chartered savings bank (the "Charter Conversion"). The closing of the Stock Conversion is not contingent upon the closing of the Charter Conversion. See "FIRSTBANK NORTHWEST" and "THE CONVERSION -- Purposes of Conversion." In connection with the Charter Conversion, the Holding Company anticipates becoming a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). The Stock Conversion and the Charter Conversion are referred to herein collectively as the "Conversion" and are being undertaken pursuant to a plan of conversion adopted by the Board of Directors of the Bank ("Plan" or "Plan of Conversion"). In certain circumstances, the Holding Company may increase the amount of Common Stock offered hereby to 1,983,750 shares. See Footnote 3 to the table below. (cover continued on following page)

     FOR INFORMATION ON HOW TO SUBSCRIBE FOR SHARES OF COMMON STOCK, CALL THE CONVERSION CENTER AT (___) __________.

     FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 1.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE
    INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE BANK INSURANCE FUND ("BIF"), THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF") OR ANY
                            OTHER GOVERNMENT AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OTS, THE FDIC OR ANY OTHER FEDERAL AGENCY OR
ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER
                              AGENCY OR ANY STATE

       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.



                        SANDLER O'NEILL & PARTNERS, L.P.



           The date of this Prospectus is _______________ ___, 1997.

                                      Estimated Underwriting
                                             Purchase                Commissions and        Estimated Net
                                             Price(1)           Other Fees and Expenses(2)    Proceeds
                                      -----------------------   --------------------------  -------------
Minimum Per Share..................             $     10.00              $   0.49            $      9.51
Midpoint Per Share.................             $     10.00              $   0.44            $      9.56
Maximum Per Share..................             $     10.00              $   0.40            $      9.60
Maximum Per Share, as adjusted(3)..             $     10.00              $   0.35            $      9.65
Minimum Total(4)...................             $12,750,000              $625,000            $12,125,000
Midpoint Total(5)..................             $15,000,000              $656,000            $14,344,000
Maximum Total(6)...................             $17,250,000              $687,000            $16,563,000
Maximum Total, as adjusted(3)(7)...             $19,837,500              $697,000            $19,140,500

(1) Determined in accordance with an independent appraisal prepared by RP Financial, LC. ("RP Financial") as of February 28, 1997 which states that the estimated aggregate pro forma market value of the Holding Company and the Bank, as converted, ranged from $12,750,000 to $17,250,000, with a midpoint of $15,000,000 ("Estimated Valuation Range"). RP Financial's appraisal is based upon estimates and projections that are subject to change, and the valuation must not be construed as a recommendation as to the advisability of purchasing such shares or that a purchaser will thereafter be able to sell such shares at or above the Purchase Price. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) Consists of estimated costs to the Holding Company and the Bank arising from the Conversion, including fees to be paid to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") in connection with the Offerings. Such fees may be deemed to be underwriting fees and Sandler O'Neill may be deemed to be an underwriter. The Holding Company and the Bank have agreed to indemnify Sandler O'Neill against certain liabilities, including liabilities that may arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE CONVERSION -- Marketing and Underwriting Arrangements."
(3) Gives effect to the sale of up to an additional 15% of the shares offered, without the resolicitation of subscribers or any right of cancellation, due to an increase in the pro forma market value of the Holding Company and the Bank, as converted. The ESOP shall have a first priority right to subscribe for such additional shares up to an aggregate of 8% of the Common Stock issued in the Conversion. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(4)  Assumes the issuance of 1,275,000 shares at $10.00 per share.
(5)  Assumes the issuance of 1,500,000 shares at $10.00 per share.
(6)  Assumes the issuance of 1,725,000 shares at $10.00 per share.
(7)  Assumes the issuance of 1,983,750 shares at $10.00 per share.

     Pursuant to the Plan of Conversion, nontransferable rights to subscribe for the Common Stock ("Subscription Rights") have been granted, in order of priority, to (i) depositors with $50.00 or more on deposit at the Bank as of December 31, 1995 ("Eligible Account Holders"), (ii) the Bank's employee stock ownership plan ("ESOP"), a tax-qualified employee benefit plan, (iii) depositors with $50.00 or more on deposit at the Bank as of March 31, 1997 ("Supplemental Eligible Account Holders"), and (iv) depositors of the Bank as of ___________, 1997 ("Voting Record Date") and borrowers of the Bank with loans outstanding as of April 25, 1990 which continue to be outstanding as of the Voting Record Date ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion ("Subscription Offering"). SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON WILL BE SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION ("OTS") OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" and "-- Limitations on Purchases of Shares."

     Concurrently, but subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock to certain members of the general public through a direct community offering ("Direct Community Offering") with preference being given to natural persons and trusts of natural persons who are permanent residents of NezPerce, Latah, Kootenai, or Idaho Counties of Idaho ("Local Community"), subject to the right of the Holding Company to accept or reject orders in the Direct Community Offering in whole or in part. The

Subscription Offering and the Direct Community Offering are referred to herein as the "Subscription and Direct Community Offering." It is anticipated that shares of Common Stock not subscribed for or purchased in the Subscription and Direct Community Offering will be offered to eligible members of the general public in a syndicated offering ("Syndicated Community Offering") (the Subscription Offering, Direct Community Offering and Syndicated Community Offering are referred to collectively as the "Offerings").

     With the exception of the ESOP, which is expected to purchase 8% of the shares of Common Stock issued in the Conversion, NO PERSON OR ENTITY MAY PURCHASE MORE THAN $125,000 OF COMMON STOCK (OR 12,500 SHARES BASED ON THE PURCHASE PRICE); AND NO PERSON OR ENTITY, TOGETHER WITH ASSOCIATES OF AND PERSONS ACTING IN CONCERT WITH SUCH PERSON OR ENTITY, MAY PURCHASE IN THE AGGREGATE MORE THAN $250,000 OF COMMON STOCK (OR 25,000 SHARES BASED ON THE PURCHASE PRICE). Under certain circumstances, the maximum purchase limitation may be increased or decreased at the sole discretion of the Bank and the Holding Company subject to any required regulatory approval. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Limitations on Purchases of Shares" and "-- Procedure for Purchasing Shares in the Subscription and Direct Community Offering" for other purchase and sale limitations. The minimum order is 25 shares.

     THE SUBSCRIPTION OFFERING WILL EXPIRE AT _____ __.M., PACIFIC TIME, ON ___________, 1997 ("EXPIRATION DATE"), UNLESS EXTENDED BY THE BANK AND THE HOLDING COMPANY FOR UP TO __ DAYS TO ____________, 1997. SUCH EXTENSION MAY BE GRANTED WITHOUT ADDITIONAL NOTICE TO SUBSCRIBERS. THE DIRECT COMMUNITY OFFERING WILL ALSO TERMINATE AT ___ _.M., PACIFIC TIME, ON THE EXPIRATION DATE UNLESS EXTENDED BY THE HOLDING COMPANY AND THE BANK, WITH APPROVAL OF THE OTS, IF NECESSARY. The Holding Company must receive a properly completed and signed stock order form ("Order Form") and certification along with full payment (or appropriate instructions authorizing a withdrawal of the full payment from a deposit account at the Bank) of $10.00 per share for all shares subscribed for or ordered. Funds so received will be placed in a segregated account created for this purpose at the Bank, and interest will be paid at the Bank's passbook rate from the date payment is received until the Conversion is consummated or terminated; these funds will be otherwise unavailable to the depositor until such time. Payments authorized by withdrawals from deposit accounts will continue to earn interest at the contractual rate until the Conversion is consummated or terminated, although such funds will be unavailable for
withdrawal until the Conversion is consummated or terminated.    ONCE TENDERED,
SUBSCRIPTION ORDERS CANNOT BE REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE BANK AND THE HOLDING COMPANY. The Holding Company is not obligated to accept orders submitted on photocopied or telecopied Order Forms. If the Conversion is not consummated within 45 days after the last day of the Subscription Offering (which date will be no later than ________ __, 1997) and the OTS consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their orders. Such extensions may not go beyond _________ __, 1999.

     The Bank and the Holding Company have engaged Sandler O'Neill to consult with and advise them in the sale of the Common Stock in the Offerings. In addition, in the event the Common Stock is not fully subscribed for in the Subscription and Direct Community Offering, Sandler O'Neill will manage the Syndicated Community Offering. Neither Sandler O'Neill nor any other registered broker-dealer is obligated to take or purchase any shares of Common Stock in the Offerings. The Holding Company and the Bank reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community or Syndicated Community Offerings either at the time of receipt of an order or as soon as practicable following the termination of the Offerings. See "THE CONVERSION -- Marketing and Underwriting Arrangements."

     Prior to the Offerings, the Holding Company has not issued any capital stock and accordingly there has been no market for the shares offered hereby. There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. The Holding Company has received conditional approval to have its Common Stock listed on the Nasdaq National Market under the symbol "FBNW." Sandler O'Neill has advised the Holding Company that it intends to act as a market maker for the Common Stock following consummation of the Conversion. See "RISK FACTORS -- Absence of Active Market for the Common Stock" and "MARKET FOR COMMON STOCK."

                               [map appears here]

                         [MAP TO BE FILED BY AMENDMENT]



THE CONVERSION IS CONTINGENT UPON APPROVAL OF THE BANK'S PLAN OF CONVERSION BY
      ITS ELIGIBLE VOTING MEMBERS, THE SALE OF AT LEAST 1,275,000 SHARES
       OF COMMON STOCK PURSUANT TO THE PLAN OF CONVERSION, AND RECEIPT
                         OF ALL REGULATORY APPROVALS.

--------------------------------------------------------------------------------
THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE BIF, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

                              PROSPECTUS SUMMARY

     The information set forth below should be read in conjunction with and is qualified in its entirety by the more detailed information and Consolidated Financial Statements (including the Notes thereto) presented elsewhere in this Prospectus. The purchase of Common Stock is subject to certain risks. See "RISK FACTORS."

FIRSTBANK CORP.

     The Holding Company is a Delaware corporation organized in March 1997 at the direction of the Bank for the purpose of serving as the holding company of the Bank upon consummation of the Stock Conversion. The Holding Company has not engaged in any significant business to date. The Holding Company has received the approval of the OTS to become a savings and loan holding company and to acquire 100% of the capital stock of the Bank. The Holding Company has applied for approval of the Board of Governors of the Federal Reserve System ("Federal Reserve") to become a bank holding company under the BHCA through the continued ownership of the Bank following the Charter Conversion. The Holding Company expects to receive such approval. Immediately following the Stock Conversion, the only significant assets of the Holding Company will be the capital stock of the Bank, that portion of the net proceeds of the Offerings permitted by the OTS to be retained by the Holding Company and a note receivable from the ESOP evidencing a loan from the Holding Company to fund the Bank's ESOP. The Holding Company has received approval from the OTS to retain 50% of the net proceeds of the Offerings. Funds retained by the Holding Company will be used for general business activities, including a loan by the Holding Company directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion. See "USE OF PROCEEDS." Management believes that the holding company structure and retention of proceeds may facilitate the expansion and diversification of its operations, should it decide to do so. The holding company structure will also enable the Holding Company to repurchase its stock without adverse tax consequences, subject to applicable regulatory restrictions and waiting periods. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such activities or repurchases. The main office of the Holding Company is located at 920 Main Street, Lewiston, Idaho 83501, and its telephone number is (208) 746-9610.

FIRSTBANK NORTHWEST

     The Bank, founded in 1920, is a federally chartered mutual savings bank located in Lewiston, Idaho. The Bank, which was formed as an Idaho mutual savings and loan association, converted to a federal mutual savings and loan association in 1935 and adopted the federal mutual savings bank charter in 1990. In April 1997, in anticipation of the Charter Conversion, the Bank changed its name from "First Federal Bank of Idaho, a federal savings bank" to "FirstBank Northwest." In connection with the Stock Conversion, the Bank will convert to a federally chartered capital stock savings bank and will become a subsidiary of the Holding Company. The Bank is currently regulated by the OTS, its primary regulator, and the FDIC, the insurer of its deposits. The Bank's deposits are insured by the FDIC's Savings Association Insurance Fund ("SAIF") and have been federally insured since 1933. The Bank has been a member of the Federal Home Loan Bank ("FHLB") System since 1933. At December 31, 1996, the Bank had total assets of $133.2 million, total deposits of $105.3 million and total equity of $10.8 million on a consolidated basis. In connection with the Charter Conversion, the Bank will relocate its main office to Clarkston, Washington and convert to a Washington-chartered savings bank.

     The Bank is a community-oriented financial institution that engages primarily in the business of attracting deposits from the general public and using those funds to originate residential mortgage loans within the Bank's market area. At December 31, 1996, one- to four-family residential mortgage loans totalled $72.7 million, or 61.3%

                                      (i)
of total loans receivable. The Bank also is active in originating construction and agricultural real estate loans. At December 31, 1996, construction loans totalled $14.9 million, or 12.6% of total loans receivable, and agricultural real estate loans totalled $11.9 million, or 10.0% of total loans receivable.
To a lesser extent, the Bank also originates commercial real estate and consumer and other non-real estate loans, although it intends to increase its originations of these types of loans, subject to market conditions and other factors. See "BUSINESS OF THE BANK -- Lending Activities." The Bank has adopted a mortgage banking strategy pursuant to which it generally sells a majority of the fixed-rate residential mortgage loans that it originates while retaining the servicing rights on most of the conventional loans it sells. At December 31, 1996, the Bank serviced $131.5 million of loans for others. The administrative office of the Bank is located at 920 Main Street, Lewiston, Idaho, 83501, and its telephone number is (208) 746-9610. The Bank operates five full-service offices in Lewiston, Lewiston Orchards, Moscow, Grangeville and Coeur d'Alene, Idaho and two loan production offices in Lewiston and Coeur d'Alene, Idaho.

     As part of its asset/liability management, subsequent to December 31, 1996, the Bank intends to retain for its portfolio $5.0 million of 30-year, fixed-rate conventional mortgage loans and to purchase $5.0 million of short-term mortgage-backed securities. These investments will be funded with additional FHLB advances, which may be retired with the proceeds of the Offerings. See "USE OF PROCEEDS."

     As soon as practicable following the Stock Conversion, the Bank will relocate its main office to Clarkston, Washington, which is adjacent to Lewiston, Idaho across the Snake River, and convert to a Washington-chartered savings bank. The main office relocation will be accomplished by opening a full-service office in Clarkston, Washington and designating that office as the Bank's main office. The Bank's administrative offices will remain in their present location. The Bank is in the process of evaluating locations for its Clarkston, Washington office and expects that the Charter Conversion will not be completed until several months after the consummation of the Stock Conversion. The Board of Directors believes that conversion to a Washington-chartered savings bank is in the best interests of the Bank, its members and the communities it serves. As a Washington-chartered savings bank with offices in Washington and Idaho, the Bank will have the flexibility to expand in Washington and Idaho, should it decide to do so, through branch acquisitions, opening new branches, or acquiring other institutions. While the current federal thrift charter permits nationwide branching, the possible elimination of the federal thrift charter in favor of a common charter for federal thrifts and banks may limit the Bank's branching authority in the future. See "RISK FACTORS -- Potential Operational Restrictions Associated with Regulatory Oversight." Furthermore, the Washington savings bank charter will provide the Bank with the authority to pursue its community banking strategy.

     The Bank, as a Washington-chartered savings bank, will succeed to all of the assets and liabilities of the Bank as a federally chartered savings bank.
In anticipation of the Charter Conversion, the Bank has adopted a community banking strategy pursuant to which it intends to expand the products and services it offers in order to improve market share and increase the average yield of its interest-earning assets. Specifically, the Bank intends to expand its agricultural real estate and commercial real estate lending activities. The Bank also intends to expand its non-mortgage lending activities by increasing its emphasis on originating agricultural operating loans and commercial business loans. Management anticipates that the Bank will incur initial start-up and ongoing expenses in connection with the opening of its Clarkston, Washington office and as various programs and services, such as its commercial real estate and business lending operations, are introduced or expanded. These expenses could reduce earnings for a period of time while income from new programs and services increases to a degree sufficient to cover the additional expenses.

     Following the Charter Conversion, the deposits of the Bank will continue to be insured by the SAIF of the FDIC. In addition, following the Charter Conversion, the Bank will not be regulated and supervised by the OTS, but rather by the Washington Department of Financial Institutions, Division of Banks ("Department") and the FDIC. The Bank intends to remain a member of the FHLB-Seattle.

                                      (ii)

THE CONVERSION

     The Bank is in the process of converting from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and, in connection with the Conversion, has formed the Holding Company. Following consummation of the Stock Conversion, the Bank intends to relocate its main office to Clarkston, Washington and convert to a Washington-chartered savings bank. The closing of the Stock Conversion is not contingent upon the closing of the Charter Conversion. As a result of the Charter Conversion, the Holding Company intends to become a bank holding company under the BHCA. As part of the Stock Conversion, the Bank will issue all of its capital stock to the Holding Company in exchange for 50% of the net proceeds of the Offerings. Simultaneously, the Holding Company will sell its Common Stock in the Offerings. AFTER CONSUMMATION OF THE STOCK CONVERSION, DEPOSITORS AND BORROWERS OF THE BANK WILL HAVE NO VOTING RIGHTS IN THE HOLDING COMPANY UNLESS THEY BECOME STOCKHOLDERS.

     Consummation of the Stock Conversion is subject to the approval of the Plan of Conversion by the Bank's members and approval by the OTS of the Plan of Conversion and the Holding Company's acquisition of the Bank. Consummation of the Charter Conversion is subject to the approval by the OTS and the Department and approval by the Federal Reserve of the Holding Company's continued ownership of the Bank.

     The Plan of Conversion requires that the aggregate purchase price of the Common Stock to be issued in the Conversion be based upon an independent appraisal of the estimated pro forma market value of the Holding Company and the Bank as converted. RP Financial has advised the Bank that in its opinion, at February 28, 1997, the aggregate estimated pro forma market value of the Holding Company and the Bank as converted ranged from $12,750,000 to $17,250,000. The appraisal of the pro forma market value of the Holding Company and the Bank as converted is based on a number of factors and should not be considered a recommendation to buy shares of the Common Stock or any assurance that after the Stock Conversion shares of Common Stock will be able to be resold at or above the Purchase Price. The appraisal will be updated or confirmed prior to consummation of the Conversion.

     The Board of Directors and management believe that the Conversion is in the best interests of the Bank's members and its communities. The Conversion is intended: (i) to improve the competitive position of the Bank in its market area and support possible future expansion and diversification of operations (currently, there are no specific plans, arrangements or understandings, written or oral, regarding any such activities); (ii) to afford members of the Bank and others the opportunity to become stockholders of the Holding Company and thereby participate more directly in, and contribute to, any future growth of the Holding Company and the Bank; and (iii) to provide future access to capital markets. See "THE CONVERSION."

THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS

     The Holding Company is offering up to 1,725,000 shares of Common Stock at $10.00 per share to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders; (ii) the Bank's ESOP; (iii) Supplemental Eligible Account Holders; and (iv) Other Members. In the event the number of shares offered in the Stock Conversion is increased above the maximum of the Estimated Valuation Range, the Bank's ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock issued in the Offerings. Concurrently, but subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock in the Direct Community Offering to certain members of the general public with preference being given to natural persons and trusts of natural persons who are permanent residents of the Local Community. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE BANK AND THE HOLDING COMPANY. The Bank has engaged Sandler O'Neill to consult with and advise the Holding Company and the Bank in the Offerings, and Sandler O'Neill has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Sandler O'Neill is not obligated to take or purchase any shares of Common Stock in the Offerings. If all shares of Common Stock to be issued in the Stock Conversion are not sold through the Subscription and Direct Community Offering, then the Holding Company expects to offer the

                                     (iii)
remaining shares in a Syndicated Community Offering managed by Sandler O'Neill, which would occur as soon as practicable following the close of the Subscription and Direct Community Offering. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Direct Community Offering. See "USE OF PROCEEDS," "PRO FORMA DATA" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The Subscription Offering will expire at ____ _.m., Pacific Time, on the Expiration Date, unless extended by the Bank and the Holding Company for up to __ days.
The Direct Community Offering will also terminate on the Expiration Date unless extended by the Holding Company and the Bank to no later than 45 days after the expiration of the Subscription Offering, unless further extended with the consent of the OTS. The Syndicated Community Offering, if one is held, will terminate no later than 45 days after the expiration of the Subscription Offering, unless extended with the consent of the OTS.

PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING SHARES

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt of the Prospectus in accordance with Rule 15c2-8. Order Forms will only be distributed with a prospectus. The Bank is not obligated to accept for processing orders not submitted on original Order Forms. Order Forms unaccompanied by an executed certification form will not be accepted. Payment by check, money order, bank draft, cash or debit authorization to an existing account at the Bank must accompany the order and certification forms. No wire transfers will be accepted. The Bank is prohibited from lending funds to any person or entity for the purpose of purchasing shares of Common Stock in the Conversion. See "THE CONVERSION -- Procedure for Purchasing Shares in Subscription and Direct Community Offering."

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of December 31, 1995 (the "Eligibility Record Date"), March 31, 1997 (the "Supplemental Eligibility Record Date") or ____________, 1997 ("Voting Record Date") and borrowers with loans outstanding on April 25, 1990 which continue to be outstanding as of the Voting Record Date must list all deposit and/or loan accounts on the Order Form, giving all names on each account and the account numbers. Failure to list all account numbers may result in the inability of the Holding Company or the Bank to fill all or part of a subscription order. In addition, registration of shares in a name or title different from the names or titles listed on the account may adversely affect such subscriber's purchase priority. See "THE CONVERSION -- Procedure for Purchasing Shares in Subscription and Direct Community Offering."

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS

     No person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the Subscription Rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Each person exercising Subscription Rights will be required to certify that a purchase of Common Stock is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. THE HOLDING COMPANY AND THE BANK WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.

PURCHASE LIMITATIONS

     With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, no person or entity may purchase more than $125,000 of Common Stock (or 12,500 shares based on the Purchase Price); and no person or entity, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate more than $250,000 of Common Stock (or 25,000 shares based on the Purchase Price). THIS MAXIMUM PURCHASE LIMITATION MAY BE INCREASED OR DECREASED AS CONSISTENT WITH OTS REGULATIONS IN THE SOLE DISCRETION OF THE HOLDING COMPANY AND THE BANK SUBJECT TO ANY REQUIRED

                                      (iv)

REGULATORY APPROVAL. The minimum purchase is 25 shares. In addition, stock orders received either through the Direct Community Offering or the Syndicated Community Offering, if held, may be accepted or rejected, in whole or in part, at the discretion of the Holding Company and the Bank. See "THE CONVERSION -- Limitations on Purchases of Shares." If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION

     The Purchase Price in the Offerings is a uniform price for all subscribers, including members of the Holding Company's and the Bank's Boards of Directors, their management and tax-qualified employee plans, and was set by the Board of Directors. The number of shares to be offered at the Purchase Price is based upon an independent appraisal of the aggregate pro forma market value of the Holding Company and the Bank as converted. The aggregate pro forma market value was estimated by RP Financial to range from $12,750,000 to $17,250,000 as of February 28, 1997. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The appraisal of the pro forma value of the Holding Company and the Bank as converted will be updated or confirmed at the completion of the Offerings. The maximum of the Estimated Valuation Range may be increased by up to 15% to $19,837,500 and the number of shares of Common Stock to be issued in the Conversion may be increased to 1,983,750 shares due to material changes in the financial condition or performance of the Bank or changes in market conditions or general financial and economic conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Valuation Range. THE APPRAISAL IS NOT INTENDED TO BE AND SHOULD NOT BE CONSTRUED AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING COMMON STOCK IN THE OFFERINGS NOR CAN ASSURANCE BE GIVEN THAT PURCHASERS OF THE COMMON STOCK IN THE OFFERINGS WILL BE ABLE TO SELL SUCH SHARES AFTER CONSUMMATION OF THE CONVERSION AT A PRICE THAT IS EQUAL TO OR ABOVE THE PURCHASE PRICE. Furthermore, the pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock are estimated to range from $12.1 million to $16.6 million, or up to $19.1 million if the Estimated Valuation Range is increased by 15%, depending upon the number of shares sold and the expenses of the Conversion. The Holding Company has received the approval of the OTS to purchase all of the capital stock of the Bank to be issued in the Conversion in exchange for 50% of the net proceeds of the Offerings. This will result in the Holding Company retaining approximately $6.1 million to $8.3 million of the net proceeds, or up to $9.6 million if the Estimated Valuation Range is increased by 15%, and the Bank receiving an equal amount.

     Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Bank's capital and will support the expansion of the Bank's existing business activities. The Bank will use the funds contributed to it for general corporate purposes, including increased local lending, the establishment of its Clarkston, Washington office, the expansion of its community banking activities and possible future acquisitions of branches or banks. The Bank may also use a portion of the funds contributed to it to retire outstanding FHLB advances. Pending deployment of funds, the Bank plans initially to invest the net proceeds in short-term U.S. Government and agency securities. Shares of Common Stock may be purchased with funds on deposit at the Bank, which will reduce deposits by the amounts of such purchases. As a result, the net amount of funds available to the Bank for investment following receipt of the Conversion proceeds will be reduced by the amount of deposit withdrawals used to fund stock purchases.

     A portion of the net proceeds retained by the Holding Company will be used for a loan by the Holding Company to the ESOP to enable it to purchase 8% of the shares of Common Stock issued in the Conversion. Such

                                      (v)
loan would fund the entire purchase price of the ESOP shares ($1,380,000 at the maximum of the Estimated Valuation Range) and would be repaid principally from the Bank's contributions to the ESOP and from dividends payable on the Common Stock held by the ESOP. The remaining proceeds retained by the Holding Company initially will be invested in short-term U.S. Government and agency securities. Such proceeds will be available for additional contributions to the Bank in the form of debt or equity, to support future growth and diversification activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock (including possible repurchases to fund the MRP or to provide shares to be issued upon exercise of stock options) to the extent permitted under Delaware law and OTS regulations (following the Charter Conversion, dividend payments will be regulated by Delaware law and the regulations and policies of the Federal Reserve). Currently, as discussed below under "USE OF PROCEEDS," there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any of such activities.

MARKET FOR COMMON STOCK

     The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Holding Company has received conditional approval to have the Common Stock listed on the Nasdaq National Market under the symbol "FBNW." Although under no obligation to do so, Sandler O'Neill has indicated its intention to act as a market maker for the Holding Company's Common Stock following consummation of the Conversion. No assurance can be given that an active and liquid trading market for the Common Stock will develop. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Conversion. See "RISK FACTORS -- Absence of Active Market for the Common Stock" and "MARKET FOR COMMON STOCK."

DIVIDENDS

     The Board of Directors of the Holding Company has not formulated a dividend policy, but intends to consider a policy of paying cash dividends in the future. Declarations and payments of dividends by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Bank's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given that any dividends will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue. The Holding Company may pay stock dividends in lieu of or in addition to cash dividends, or may combine periodic special dividends with regular dividends. See "DIVIDEND POLICY."

OFFICERS' AND DIRECTORS' COMMON STOCK PURCHASES AND BENEFICIAL OWNERSHIP

     Officers and directors of the Bank (12 persons) are expected to subscribe for an aggregate of approximately 155,000 shares of Common Stock, or 12.2% and 9.0% of the shares based on the minimum and the maximum of the Estimated Valuation Range, respectively. See "THE CONVERSION -- Shares to be Purchased by Management Pursuant to Subscription Rights." In addition, purchases by the ESOP, allocations of stock under the Management Recognition Plan ("MRP"), and the exercise of stock options issued under the Stock Option Plan ("Stock Option Plan"), will increase the number of shares beneficially owned by officers, directors and employees. See "RISK FACTORS -- Antitakeover Effects of Governing Documents, Delaware and Federal Law, Control by Insiders and Employment Agreements -- Voting Control by Insiders." The MRP and Stock Option Plan are subject to approval by the stockholders of the Holding Company at a meeting to be held no earlier than six months following consummation of the Conversion.

RISK FACTORS

     See "RISK FACTORS" beginning on page 1 for a discussion of certain risks related to the Offerings that should be considered by all prospective investors.

                                      (vi)

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth certain information concerning the consolidated financial position and results of operations of the Bank and its subsidiary at the dates and for the periods indicated. This information is qualified in its entirety by reference to the detailed information contained in the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.

                                                                  At March 31,                       At
                                               ------------------------------------------------ December 31,
                                                1992     1993       1994       1995      1996      1996
                                               -------  -------   ---------  --------  --------  --------
                                                                           (In Thousands)
FINANCIAL CONDITION DATA:
Total assets.................................  $95,951  $96,816   $102,223   $104,121  $129,832  $133,194
Loans receivable, net........................   60,711   77,574     76,217     82,777    93,817   111,085
Cash and cash equivalents....................    9,042    3,988     12,754      4,172    13,581     5,765
Investment securities available for sale.....    1,353    1,414      1,335      1,289     1,328        --
Investment securities held to maturity.......    3,236    2,692      4,110      6,732    10,545     5,189
Mortgage-backed securities held to maturity..    6,776    5,013      3,446      2,840     2,488     2,343
Deposits.....................................   86,941   83,182     91,858     88,787   115,324   105,349
Borrowings...................................      544    4,044         --      4,000     2,304    15,060
Total equity.................................    6,634    7,807      8,797      9,504    10,356    10,818

                                                                                                           Nine
                                                                                                       Months Ended
                                                        Year Ended March 31,                            December 31,
                                               --------------------------------------------------     ----------------
                                                 1992     1993       1994       1995       1996         1995     1996
                                               -------   -------   --------   --------   --------     --------  ------
                                                                   (In Thousands)
SELECTED OPERATING DATA:
Interest income..............................  $ 7,726   $ 7,335   $  7,418   $  7,658   $  9,552     $  7,025  $7,640
Interest expense.............................    5,104     3,928      3,625      3,596      5,158        3,672   4,014
                                               -------   -------   --------   --------   --------     --------  ------
Net interest income..........................    2,622     3,407      3,793      4,062      4,394        3,353   3,626
Provision for loan losses....................       82       267         79         27        150           78     194
                                               -------   -------   --------   --------   --------     --------  ------
Net interest income
  after provision for loan losses............    2,540     3,140      3,714      4,035      4,244        3,275   3,432
Non-interest income..........................    1,085     2,307      3,054      1,891      2,212        1,661   1,815
Non-interest expense.........................    2,672     3,558      4,624      4,721      5,493        3,709   4,674
                                               -------   -------   --------   --------   --------     --------  ------
Income before income taxes and cumulative
  effect of accounting change................      953     1,889      2,144      1,205        963        1,227     573
Income taxes.................................      361       797        963        452        375          428     150
                                               -------   -------   --------   --------   --------     --------  ------
Income before cumulative effect
  of accounting change.......................      592     1,092      1,181        753        588          799     423
Cumulative effect of accounting change(1)....       --        --       (116)        --         --           --      --
                                               -------   -------   --------   --------   --------     --------  ------
Net income...................................  $   592   $ 1,092   $  1,065   $    753   $    588     $    799  $  423
                                               =======   =======   ========   ========   ========     ========  ======

-------------
(1) Reflects adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                     (vii)

                                                          At March 31,                               At
                                      -----------------------------------------------            December 31,
                                       1992      1993       1994       1995      1996                1996
                                      -----     -----      -----      -----     -----               -----
OTHER DATA:
Number of:
  Real estate loans outstanding       1,423    1,581       1,440      1,425     1,456               1,470
  Deposit accounts.............      15,379   15,205      15,730     16,303    18,206              18,099
  Full-service offices.........           4        4           5          5         5                   5
                                                                                                 At or for
                                                            At or For the                     the Nine Months
                                                        Year Ended March 31,                 Ended December 31,
                                      -----------------------------------------------        ------------------
                                       1992      1993       1994       1995      1996         1995        1996
                                      -----     -----      -----      -----     -----        -----        -----
KEY FINANCIAL RATIOS:
Performance Ratios (1):
 Return on average assets (2)..        0.64%     1.15%      1.05%      0.74%     0.50%        0.71%        0.33%
 Return on average equity (3)..        9.40     15.28      12.48       8.19      5.81         8.03         3.94
 Average total equity to
  average assets (4)...........        6.85      7.51       8.43       9.03      8.55         8.85         8.32
 Total equity to total assets
  at end of period.............        6.91      8.06       8.61       9.13      7.98         7.78         8.12
 Interest rate spread (5)......        2.72      3.64       3.61       3.87      3.61         3.88         3.68
 Net interest margin (6).......        2.97      3.80       3.88       4.15      3.89         4.17         3.93
 Average interest-earning
  assets
   to average interest-bearing
    liabilities................      104.30    103.54     107.27     107.44    106.09       106.46       105.67
 Non-interest expense as a
   percent of average total
    assets.....................        2.91      3.74       4.57       4.64      4.64         4.40         4.82
 Efficiency ratio (7)..........       72.08     62.27      67.53      79.30     83.15        73.97        85.90

Equity Ratios:
 Core capital..................        6.91      8.06       8.61       9.13      7.98         7.78         8.12
 Tangible capital..............        6.91      8.06       8.61       9.13      7.98         7.78         8.12
 Risk-based capital............       11.64     14.02      15.42      15.66     14.14        14.04        13.27

Asset Quality Ratios:
 Nonaccrual and 90 days or
  more past due
   loans as a percent of loans
    receivable, net............        3.02      0.99       0.28       0.64      0.74         0.68        0.91
 Nonperforming assets as a
   percent of total assets.....        4.41      0.95       0.21       0.51      0.59         0.55        0.90
 Allowance for loan losses as a
   percent of total loans
    receivable.................        0.48      0.56       0.66       0.62      0.70         0.63       0.74
 Allowance for loan losses as a
   percent of nonperforming
    loans......................        7.08     49.84     252.38     104.32     91.28        85.62      73.21
 Net charge-offs to average
   outstanding loans...........        0.02      0.15       0.01       0.00      0.00         0.00       0.01

------------------
(1)  Ratios for the nine-month periods are annualized.
(2)  Net earnings divided by average total assets.
(3)  Net earnings divided by average equity.
(4)  Average total  equity divided by average total assets.
(5) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(6) Net interest income as a percentage of average interest-earning assets.
(7) Represents the ratio of non-interest expenses divided by the sum of net interest income and non-interest income.

                                     (viii)

                                  RISK FACTORS

     Before investing in shares of the Common Stock offered hereby, prospective investors should carefully consider the matters presented below, in addition to matters discussed elsewhere in this Prospectus.

DIVERSIFIED LENDING RISKS

     RISKS OF CONSTRUCTION LENDING. At December 31, 1996, construction loans totalled $14.9 million, or 12.6% of the Bank's total loan portfolio. During the year ended March 31, 1996 and the nine months ended December 31, 1996, construction loans constituted 24.5% and 23.8%, respectively, of total loan originations. Construction loans are generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of (i) the concentration of principal among relatively few borrowers, (ii) the increased difficulty at the time the loan is made of accurately estimating total building costs and the eventual selling price of the residence to be built, (iii) the increased difficulty and costs of monitoring the loan, (iv) the higher degree of sensitivity to increases in market rates of interest, and (v) the increased difficulty of working out problem loans. Speculative construction loans, which constituted 44.6% of the total construction loan portfolio at December 31, 1996, have the added risk associated with identifying an end-purchaser for the finished home. Additionally, working out of problem construction loans is complicated by the fact that in-process homes are difficult to sell and typically must be completed in order to be sold. This may require the Bank to advance additional funds and contract with another builder to complete the residence. In addition, because much of the Bank's construction lending is in the Coeur d'Alene area, changes in the local economy and real estate market could adversely affect the Bank's construction loan portfolio. Accordingly, the Bank closely monitors the Coeur d'Alene real estate market and will limit the amount of speculative loans if it perceives there are unfavorable market conditions. The Bank has sought to address the foregoing risks of its construction lending by developing and adhering to underwriting policies, disbursement procedures, and monitoring practices. See "BUSINESS OF THE BANK -- Lending Activities -- Construction Lending."

     RISKS OF AGRICULTURAL LENDING. At December 31, 1996, agricultural real estate loans totalled $11.9 million, or 10.0% of the Bank's total loan portfolio. Agricultural real estate lending involves a greater degree of risk than residential real estate loans. Payments on agricultural real estate loans are dependent on the successful operation or management of the farm property securing the loan. The success of the farm may be affected by many factors outside the control of the farm borrower, including adverse weather conditions that limit crop yields (such as hail, drought and floods), declines in market prices for agricultural products and the impact of government regulations (including changes in price supports, subsidies and environmental regulations.) In addition, many farms are dependent on a limited number of key individuals whose injury or death may significantly affect the successful operation of the farm. The primary crop in the Bank's market area is wheat. Accordingly, adverse circumstances affecting the area's wheat crop could have an adverse effect on the Bank's agricultural real estate loan portfolio. The Bank also originates agricultural operating loans. At December 31, 1996, such loans totalled $1.0 million. As with agricultural real estate loans, the repayment of operating loans is dependent on the successful operation or management of the farm property. Agricultural operating loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as farm equipment. In such cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. See "BUSINESS OF THE BANK -
- Lending Activities -- Agricultural Lending" and "-- Lending Activities -- Consumer and Other Lending."

RELIANCE ON MORTGAGE BANKING OPERATIONS

     Mortgage banking activities significantly influence the Bank's results of operations. The Bank's mortgage banking operations involve the origination and sale of mortgage loans for the purpose of generating income from the sale of mortgage loans and from servicing fees (from loans sold on a servicing-retained basis). Income from the sale of mortgage loans is derived primarily from the sale of government insured loans, which are sold on a servicing-released basis, whereas servicing fees are derived primarily from conventional mortgage loans sold on a servicing-retained basis. The profitability of mortgage banking operations depends primarily on managing the volume of loan originations and sales and the expenses associated with loan originations so that gains on the sale of loans together with fee income exceeds the costs of this activity. Changes in the level of interest rates and the condition of the local and national economies affect the amount of loans originated by the Bank and demanded by investors to whom the loans are sold. Generally, the Bank's loan origination and sale activity and, therefore, its results of operations, may be adversely affected by an increasing interest rate environment to the extent such environment results in decreased loan demand by borrowers and/or investors. Accordingly, the volume of loan originations and the profitability of this activity can vary significantly from period to period. Furthermore, the Bank's mortgage banking activities have been dependent on the growth of the Coeur d'Alene area in recent years and the high volume of construction and real estate activity there. Changes in the Coeur d'Alene economy or a decrease in real estate activity there could adversely affect the Bank's volume of loan originations and sales. In addition, the Bank's results of operations are affected by the amount of non-interest expenses associated with mortgage-banking activities, such as compensation and benefits, occupancy and equipment expenses, and other operating costs. During periods of reduced loan demand, the Bank's results of operations may be adversely affected to the extent that it is unable to reduce expenses commensurate with the decline in loan originations.

     The Bank's loan servicing portfolio consists of retained loan servicing rights that relate to loans originated by the Bank and sold to investors. In a decreasing interest rate environment the Bank may experience a higher volume of prepayments as borrowers refinance their loans, which would reduce the size and adversely impact the income received from the loan servicing portfolio. See "BUSINESS OF THE BANK -- Lending Activities -- Loan Servicing."

RISKS OF DEPENDENCE ON LOCAL ECONOMY

     The Bank has been and intends to continue to operate as a community-oriented financial institution, with a focus on servicing customers in its market area. Although the Bank has experienced strong loan demand in recent years, because the Bank operates in a market area with a small population, the Bank's ability to achieve loan and deposit growth may be limited. Future growth opportunities for the Bank depend largely on market area growth and the Bank's ability to compete effectively within its market area. As a result of limited growth opportunities in Lewiston, the Bank expanded into Coeur d'Alene in 1992. At December 31, 1996, most of the Bank's loan portfolio consisted of loans made to borrowers and collateralized by properties located in its market area. As a result of this concentration, a downturn in the economy of the Bank's market area could increase the risk of loss associated with the Bank's loan portfolio.

RISKS OF COMMUNITY BANKING STRATEGY

     The Bank's lending strategy involves a shift from a primary focus on residential and construction lending to a community banking approach. As part of the expansion of its community banking activities, the Bank intends to increase its efforts to originate commercial real estate loans, agricultural real estate and operating loans and commercial business loans. The Bank's community banking strategy may take a period of time to implement fully and may require the incurrence of additional expenses to originate the desired volume of non-residential loans. There can be no assurances that the Bank will meet its objectives in increasing the size of its non-mortgage loan portfolio. Factors that may effect the ability of the Bank to increase its originations of such loans include the demand for such loans, interest rates and the state of the local and national economy.

     Commercial lending affords the Bank an opportunity to originate loans that contain interest rates that are higher than those generally available from residential mortgage loans. However, loans secured by commercial real estate usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. While commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation of collateral in the event of a borrower default may be an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things.

COMPETITION WITHIN MARKET AREA

     The Bank faces competition both in originating loans and attracting deposits. Its most direct competition for savings deposits has historically come from commercial banks, credit unions and other thrifts operating in its market area. The Bank's competitors include large regional and superregional banks. These institutions are significantly larger than the Bank and therefore have greater financial and marketing resources than the Bank. In recent years, the Bank has experienced an increased level of competition for deposits from securities firms, insurance companies and other investment vehicles, such as money market and mutual funds. This competition could adversely affect the Bank's future growth prospects. The Bank's competition for loans comes from commercial banks and other thrifts operating in its market as well as from mortgage bankers and brokers, consumer finance companies, and, with respect to agricultural loans, government sponsored lending programs. Because the profitability of mortgage banking operations generally depends on maintaining a sufficient volume of loan originations, such competition may limit the Bank's profitability in the future. See "BUSINESS OF THE BANK -- Market Area" and "-- Competition."

ANTI-TAKEOVER EFFECTS OF GOVERNING DOCUMENTS, DELAWARE AND FEDERAL LAW, CONTROL BY INSIDERS AND EMPLOYMENT AGREEMENTS

     PROVISIONS IN THE HOLDING COMPANY'S GOVERNING INSTRUMENTS AND DELAWARE AND FEDERAL LAW. Certain provisions included in the Holding Company's Certificate of Incorporation and in the Delaware General Corporation Law ("DGCL") might discourage potential proxy contests and other potential takeover attempts, particularly those that have not been negotiated with the Board of Directors.
As a result, these provisions might preclude takeover attempts that certain stockholders may deem to be in their best interest and might tend to perpetuate existing management. These provisions include, among other things, a provision limiting voting rights of beneficial owners of more than 10% of the Common Stock, supermajority voting requirements for certain business combinations, staggered terms for directors, non-cumulative voting for directors, the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares, limitations on the calling of special meetings, and specific notice requirements for stockholder nominations and proposals. Certain provisions of the Certificate of Incorporation of the Holding Company cannot be amended by stockholders unless an 80% stockholder vote is obtained. The existence of these anti-takeover provisions could result in the Holding Company being less attractive to a potential acquiror and in stockholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. Furthermore, federal regulations prohibit for three years after consummation of the Conversion the ownership of more than 10% of the Bank or the Holding Company without prior OTS approval. Federal law also requires regulatory approval prior to the acquisition of "control" (as defined in federal regulations) of an insured institution. For a more detailed discussion of these provisions, see "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     VOTING CONTROL BY INSIDERS. Directors and officers of the Bank and the Holding Company expect to purchase 155,000 shares of Common Stock, or 12.2% and 9.0% of the shares issued in the Offerings at the minimum and the maximum of the Estimated Valuation Range, respectively. Directors and officers are also expected to control indirectly the voting of approximately 8% of the shares of Common Stock issued in the Conversion through the ESOP. Under the terms of the ESOP, the unallocated shares will be voted by the ESOP trustees in the same proportion as the votes cast by participants with respect to the allocated shares.

     At a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion, the Holding Company expects to seek approval of the Holding Company's MRP, which is a non-tax-qualified restricted stock plan for the benefit of key employees and directors of the Holding Company and the Bank. Assuming the receipt of stockholder approval, the Holding Company expects to acquire common stock of the Holding Company on behalf of the MRP in an amount equal to 4% of the Common Stock issued in the Conversion, or 51,000 and 69,000 shares at the minimum and the maximum of the Estimated Valuation Range, respectively. These shares will be acquired either through open market purchases or from authorized but unissued shares of Common Stock. Under the terms of the MRP, the MRP committee or the MRP trustees will have the power to vote unallocated and unvested shares. The Holding Company also intends to seek approval of the Stock Option Plan at a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion. The Holding Company intends to reserve for future issuance pursuant to the Stock Option Plan a number of authorized shares of Common Stock equal to 10% of the Common Stock issued in the Conversion (127,500 and 172,500 shares at the minimum and the maximum of the Estimated Valuation Range, respectively).

     Assuming (i) the receipt of stockholder approval for the MRP and the Stock Option Plan, (ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and
(iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Conversion, directors, officers and employees of the Holding Company and the Bank would have voting control, on a fully diluted basis, of 31.1% and 28.1% of the Common Stock, based on the issuance of Common Stock at the minimum and maximum of the Estimated Valuation Range, respectively. Management's potential voting control alone, as well as together with additional stockholder support, might preclude or make more difficult takeover attempts that certain stockholders deem to be in their best interest and might tend to perpetuate existing management.

     SEVERANCE PAYMENTS UPON CHANGE IN CONTROL. The proposed employment agreements with the Chief Executive Officer and Chief Financial Officer provide for cash severance payments in the event of a change in control of the Holding Company or the Bank. Such agreements also provide for the continuation of certain employee benefits following the change in control. Assuming a change in control occurred as of December 31, 1996, the aggregate amounts payable under these agreements would have been approximately $450,000. These provisions may have the effect of increasing the cost of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Bank.

     See "MANAGEMENT OF THE BANK -- Benefits," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."

INTEREST RATE RISK EXPOSURE

     The financial condition and operations of the Bank, and of savings institutions in general, are influenced significantly by general economic conditions, by the related monetary and fiscal policies of the federal government and by the regulations of the OTS and the FDIC. The Bank's profitability, like that of most financial institutions, is dependent to a large extent on its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. The interest earned by the Bank on such loans and paid by the Bank on such accounts are significantly impacted by market interest rates. Accordingly, the Bank's results of operations are significantly influenced by movements in market interest rates and the Bank's ability to manage its assets and liabilities in response to such movements.

     To manage the impact of changes in interest rates, the Bank has sought to improve the match between asset and liability maturities or repricing periods and rates by emphasizing the origination of adjustable-rate mortgage ("ARM") loans and shorter term consumer loans, offering certificates of deposit with terms of up to five years and selling most of the fixed-rate loans that it originates. At December 31, 1996, out of total gross loans of $118.6 million, the Bank had $71.8 million of ARM loans in its loan portfolio. However, the Bank originates ARM loans at initial "teaser" rates below the rate that would prevail were the market rate index used for repricing applied initially. Furthermore, the Bank's ARM loans contain periodic and lifetime interest rate adjustment limits which, in a rising interest rate environment, may prevent such loans from repricing to market interest rates. While management anticipates that the Bank's ARM loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of ARM borrowers in a rising interest rate environment could potentially cause an increase in delinquencies and defaults. The Bank has not historically had an increase in such delinquencies and defaults on ARM loans, but no assurance can be given that such delinquencies or defaults would not occur in the future. The marketability of the underlying property also may be adversely affected in a high interest rate environment. Moreover, the Bank's ability to originate ARM loans may be affected by changes in the level of interest rates and by market acceptance of the terms of such loans. For further information regarding the Bank's asset and liability management, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     Changes in the level of interest rates affect the market value of the Bank's investment securities and other interest-earning assets. Changes in interest rates also can affect the average life of loans. Decreases in interest rates may result in increased prepayments of loans, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates that are comparable to the rates on the maturing loans or securities. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

ABSENCE OF ACTIVE MARKET FOR THE COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market under the symbol "FBNW," there can be no assurance that the Holding Company will meet Nasdaq National Market listing requirements, which include a minimum market capitalization, at least two market makers and a minimum number of holders of record. Although under no obligation to do so, Sandler O'Neill has indicated its intention to act as a market maker. While Sandler O'Neill will assist the Holding Company in encouraging another market maker to establish and maintain a market in the Common Stock, there can be assurance that another market maker will make a market in the Common Stock. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Bank or any market maker. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop, or once developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "MARKET FOR COMMON STOCK."

POSSIBLE DILUTIVE EFFECT OF BENEFIT PROGRAMS

     At a meeting to be held no earlier than six months following consummation of the Conversion, the Holding Company intends to seek stockholder approval of the MRP. If approved, the MRP intends to acquire an amount of Common Stock of the Holding Company equal to 4% of the shares issued in the Conversion. Such shares of Common Stock of the Holding Company may be acquired by the Holding Company in the open market or from authorized but unissued shares of Common Stock of the Holding Company. In the event that the MRP acquires authorized but unissued shares of Common Stock from the Holding Company, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "PRO FORMA DATA" and "MANAGEMENT OF THE BANK -- Benefits -- Management Recognition Plan."

     At a meeting to be held no earlier than six months following consummation of the Conversion, the Holding Company intends to seek stockholder approval of the Stock Option Plan. If approved, the Stock Option Plan will provide for options for up to a number of shares of Common Stock of the Holding Company equal to 10% of the shares issued in the Conversion. Such shares may be authorized but unissued shares of Common Stock of the Holding Company and, upon exercise of the options, will result in the dilution of the voting interests of existing stockholders and may decrease net income per share and stockholders' equity per share. See "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plan."

     If the ESOP is not able to purchase 8% of the shares of Common Stock issued in the Offerings, the ESOP may purchase newly issued shares from the Holding Company. In such event, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

     If the Subscription Rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Bank are deemed to have an ascertainable value, receipt of such rights may be a taxable event (either as capital gain or ordinary income) to those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who receive and/or exercise the Subscription Rights in an amount equal to such value.
Additionally, the Bank could be required to recognize a gain for tax purposes on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Bank has been advised by RP Financial that such rights have no value; however, RP Financial's conclusion is not binding on the Internal Revenue Service ("IRS"). See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Tax Effects."

POSSIBLE INCREASE IN ESTIMATED PRICE RANGE AND NUMBER OF SHARES ISSUED

     The number of shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Direct Community Offering. In the event that the Estimated Price Range is so increased, it is expected that the Holding Company will issue up to 1,983,750 shares of Common Stock at the Purchase Price for an aggregate price of up to $19,837,500. An increase in the number of shares will decrease pro forma net earnings per share and stockholders' equity per share and will increase the Holding Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

POTENTIAL OPERATIONAL RESTRICTIONS ASSOCIATED WITH REGULATORY OVERSIGHT

     The Bank is, and the Holding Company upon consummation of the Conversion will be, subject to extensive government regulation and oversight. Such regulation and supervision govern the activities in which an institution can engage and is designed primarily to protect the federal deposit insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the determination of the adequacy of an institution's allowance for loan losses. See "REGULATION." Such regulation often has a material impact on the Bank's financial condition and results of operations.
The Deposit Insurance Funds Act of 1996 ("DIF Act") required the Bank to pay a one-time assessment of $584,000 to the FDIC to recapitalize the SAIF. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Nine Months Ended December 31, 1996 and 1995."

     The U.S. Congress is expected to consider legislation that may eliminate the thrift industry as a separate industry. The DIF Act provides that the SAIF will be merged with the BIF on January 1, 1999, but only if there are no thrift institutions in existence. The DIF Act requires the Treasury Department to study the development of a common charter for banks and thrifts and to submit a report of its findings to Congress by March 31, 1997. The Bank cannot predict what the attributes of such common charter would be or whether any legislation will result from this study. If developed, the common charter may not offer all the advantages that a federal savings association now enjoys (e.g., unrestricted
                                                              ----
nationwide branching). Furthermore, holding companies for institutions with the common charter may not have the same advantages as a unitary savings and loan holding company now possesses (e.g., the absence of non-banking activities
                       ----
restrictions). Because of the uncertainties with regard to the future of the thrift industry, the Bank has determined to undertake the Charter Conversion. See "THE CONVERSION -- Purposes of Conversion." If Congress fails to create a common charter, or does not act otherwise to end the thrift industry's separate existence, the merger of the SAIF and BIF contemplated by the DIF Act would not likely occur. Although the SAIF currently meets its statutory reserve ratios, there can be no assurance that it will continue to do so. The financial burden of any future recapitalization would likely fall on a smaller assessment base, potentially increasing the burden on individual institutions, including the Bank.


                                FIRSTBANK CORP.

     The Holding Company is a Delaware corporation organized in March 1997 at the direction of the Bank for the purpose of serving as the holding company of the Bank upon consummation of the Stock Conversion. The Holding Company has not engaged in any significant business to date. The Holding Company has received the approval of the OTS to become a savings and loan holding company and to acquire 100% of the capital stock of the Converted Bank. Immediately following the Stock Conversion, the only significant assets of the Holding Company will be the capital stock of the Bank, that portion of the net proceeds of the Offerings permitted by the OTS to be retained by the Holding Company and a note receivable from the ESOP evidencing a loan from the Holding Company to fund the Bank's ESOP. See "BUSINESS OF THE HOLDING COMPANY."

     The Holding Company has applied for approval of the Federal Reserve to become a bank holding company under the BHCA, through the continued ownership of the Bank. The Holding Company expects to receive such approval. If there is a significant delay in obtaining the approval of the Federal Reserve for the Holding Company to become a bank holding company, the Holding Company may elect to be regulated by the OTS as a savings and loan holding company and the Bank may complete the Charter Conversion.

     The holding company structure will permit the Holding Company to expand the financial services currently offered through the Bank. Management believes that the holding company structure and retention of a portion of the proceeds of the Offerings will facilitate the expansion and diversification of its operations. The holding company structure also will enable the Holding Company to repurchase its stock without adverse tax consequences. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such activities or repurchases. See "REGULATION -- Bank Holding Company Regulation."


                              FIRSTBANK NORTHWEST

     The Bank, founded in 1920, is a federally chartered mutual savings bank
located in Lewiston, Idaho.   The Bank, which was formed as an Idaho mutual
savings and loan association, converted to a federal mutual savings and loan association in 1935 and adopted the federal mutual savings bank charter in 1990. In April 1997, in anticipation of the Charter Conversion, the Bank changed its name from "First Federal Bank of Idaho, a Federal Savings Bank" to "FirstBank Northwest." In connection with the Stock Conversion, the Bank will convert to a federally chartered capital stock savings bank and will become a subsidiary of the Holding Company. The Bank is currently regulated by the OTS, its primary regulator, and the FDIC, the insurer of its deposits. The Bank's deposits are insured by the SAIF and have been federally insured since 1933. The Bank has been a member of the FHLB System since 1933. At December 31, 1996, the Bank had total assets of $133.2 million, total deposits of $105.3 million and total equity of $10.8 million on a consolidated basis. In connection with the Charter Conversion, the Bank will relocate its main office to Clarkston, Washington and convert to a Washington-chartered savings bank.

     The Bank is a community-oriented financial institution that engages primarily in the business of attracting deposits from the general public and using those funds to originate residential mortgage loans within the Bank's market area. At December 31, 1996, one- to four-family residential mortgage loans totalled $72.7 million, or 61.3% of total loans receivable. The Bank also is active in originating construction and agricultural real estate loans. At December 31, 1996, construction loans totalled $14.9 million, or 12.6% of total loans receivable, and agricultural real estate loans totalled $11.9 million, or 10.0% of total loans receivable.
To a lesser extent, the Bank also originates commercial real estate and consumer and other non-real estate loans, although it intends to increase its originations of these types of loans, subject to market conditions and other factors. See "BUSINESS OF THE BANK -- Lending Activities." The Bank has adopted a mortgage banking strategy pursuant to which it generally sells a majority of the fixed-rate residential mortgage loans that it originates while retaining the servicing rights on most of the conventional loans it sells. At December 31, 1996, the Bank serviced $131.5 million of loans for others.

     As part of its asset/liability management, subsequent to December 31, 1996, the Bank intends to retain for its portfolio $5.0 million of 30-year, fixed-rate conventional mortgage loans and to purchase $5.0 million of short-term mortgage-backed securities. These investments will be funded with additional FHLB advances, which may be retired with the proceeds of the Offerings. See "USE OF PROCEEDS."

     As soon as practicable following the Stock Conversion, the Bank will relocate its main office to Clarkston, Washington, which is adjacent to Lewiston, Idaho across the Snake River, and convert to a Washington-chartered savings bank. The main office relocation will be accomplished by opening a full-service office in Clarkston, Washington and designating that office as the Bank's main office. The Bank's administrative offices will remain in their present location. The Bank is in the process of evaluating locations for its Clarkston, Washington office and expects that the Charter Conversion will not be completed until several months after the consummation of the Stock Conversion. The Board of Directors believes that conversion to a Washington-chartered savings bank is in the best interests of the Bank, its members and the communities it serves. As a Washington-chartered savings bank with offices in Washington and Idaho, the Bank will have the flexibility to expand in Washington and Idaho, should it decide to do so, through branch acquisitions, opening new branches, or acquiring other institutions. While the current federal thrift charter permits nationwide branching, the possible elimination of the federal thrift charter in favor of a common charter for federal thrifts and banks may limit the Bank's branching authority in the future. See "RISK FACTORS -- Potential Operational Restrictions Associated with Regulatory Oversight." Furthermore, the Washington savings bank charter will provide the Bank with the authority to pursue its community banking strategy.

     The Bank, as a Washington-chartered savings bank, will succeed to all of the assets and liabilities of the Bank as a federally chartered savings bank.
In anticipation of the Charter Conversion, the Bank has adopted a community banking strategy pursuant to which it intends to expand the products and services it offers in order to improve market share and increase the average yield of its interest-earning assets. Specifically, the Bank intends to expand its agricultural real estate and commercial real estate lending activities. The Bank also intends to expand its non-mortgage lending activities by increasing its emphasis on originating agricultural operating loans and commercial business loans.

     Management anticipates that the Bank will incur initial start-up and ongoing expenses in connection with the opening of its Clarkston, Washington office and as various programs and services, such as its commercial real estate and business lending operations, are introduced or expanded. These expenses could reduce earnings for a period of time while income from new programs and services increases to a degree sufficient to cover the additional expenses.

     Following the Charter Conversion, the deposits of the Bank will continue to be insured by the SAIF of the FDIC. In addition, following the Charter Conversion, the Bank will not be regulated and supervised by the OTS, but rather by the Department and the FDIC. The Bank intends to remain a member of the FHLB-Seattle.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $12.1 million to $16.6 million, or up to $19.1 million if the Estimated Valuation Range is increased by 15%. See "PRO

FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received the approval of the OTS to purchase all of the capital stock of the Bank to be issued in the Conversion in exchange for 50% of the net proceeds of the Offerings. This will result in the Holding Company retaining approximately $6.1 million to $8.3 million of net proceeds, or up to $9.6 million if the Estimated Valuation Range is increased by 15%, and the Bank receiving an equal amount.

     Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Bank's capital and will support the expansion of the Bank's existing business activities. The Bank will use the funds contributed to it for general corporate purposes, including increased local lending, the establishment of its Clarkston, Washington office, the expansion of its community banking activities and possible future acquisitions of branches or banks. The Bank may also use a portion of the funds contributed to it to retire outstanding FHLB advances, depending on market conditions, the cost of other sources of funds and other factors. Pending deployment of funds, the Bank plans initially to invest the net proceeds in short-term U.S. Government and agency securities. Shares of Common Stock may be purchased with funds on deposit at the Bank, which will reduce deposits by the amount of such purchases. As a result, the net amount of funds available to the Bank for investment following receipt of the Conversion proceeds will be reduced by the amount of deposit withdrawals used to fund stock purchases.

     In connection with the Conversion and the establishment of the ESOP, the Holding Company intends to loan the ESOP the amount necessary to purchase 8% of the shares of Common Stock sold in the Conversion. The Holding Company's loan to fund the ESOP may range from $1,020,000 to $1,380,000 based on the sale to the ESOP of 102,000 shares (at the minimum of the Estimated Valuation Range) and 138,000 shares (at the maximum of the Estimated Valuation Range), respectively, at $10.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 1,983,750 shares, are sold in the Conversion, the Holding Company's loan to the ESOP would be approximately $1,587,000. It is anticipated that the ESOP loan will have a seven-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the Conversion. The loan will be repaid principally from the Bank's contributions to the ESOP and from any dividends paid on shares of Common Stock held by the ESOP.

     The remaining proceeds retained by the Holding Company initially will be invested in short-term U.S. Government and agency securities. Such proceeds will be available for additional contributions to the Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Delaware law and federal regulations. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any diversification activities.

     Following consummation of the Conversion, the Board of Directors will have the authority to adopt plans for repurchases of Common Stock or other returns of capital to stockholders, subject to statutory and regulatory requirements.
Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future may include but are not limited to:
(i) market and economic factors, such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases or return of capital will be subject to a determination by the Board of Directors that both the Holding Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases or return of capital and that capital will be adequate, taking into account, among other things, the level of nonperforming and classified assets, the Holding Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. See "THE CONVERSION -- Restrictions on Repurchase of Stock."


                                DIVIDEND POLICY

GENERAL

     The Board of Directors of the Holding Company has not formulated a dividend policy, but intends to consider a policy of paying cash dividends in the future. The payment of dividends on the Common Stock will be subject to the requirements of applicable law and the determination by the Board of Directors of the Holding Company that the net income, capital and financial condition of the Holding Company, industry trends and general economic conditions justify the payment of dividends. The rate of such dividends and the initial or continued payment thereon will depend upon various factors at the intended time of declaration and payment, including the Bank's profitability and liquidity, alternative investment opportunities, and regulatory restrictions on dividend payments and on capital levels applicable to the Bank. Accordingly, there can be no present assurance that any dividends will be paid. Periodically, the Board of Directors, if market, economic and regulatory conditions permit, may combine or substitute periodic special dividends with or for regular dividends. In addition, since the Holding Company initially will have no significant source of income other than dividends from the Bank and earnings from investment of the net proceeds of the Conversion retained by the Holding Company, the payment of dividends by the Holding Company will depend in part upon the amount of the net proceeds from the Conversion retained by the Holding Company and the Holding Company's earnings thereon and the receipt of dividends from the Bank, which are subject to various tax and regulatory restrictions on the payment of dividends. Dividend payments by the Holding Company are subject to regulatory restriction under Federal Reserve policy as well as to limitation under applicable provisions of Delaware corporate law. Under Delaware law, dividends may be paid either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. For additional information, see "REGULATION -- Bank Holding Company Regulation -
- Dividends."

CURRENT REGULATORY RESTRICTIONS

     Dividends from the Holding Company may depend, in part, upon receipt of dividends from the Bank because the Holding Company initially will have no source of income other than dividends from the Bank and earnings from the investment of the net proceeds from the Offerings retained by the Holding Company. OTS regulations require federal savings associations to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The OTS imposes certain limitations on the payment of dividends which utilizes a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. In addition, the Bank may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Bank below the amount required for the liquidation account to be established pursuant to the Bank's Plan of Conversion. The Bank currently meets the criteria to be designated a Tier 1 association, as hereinafter defined, and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. See "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Liquidation Account" and Note 15 of Notes to the Consolidated Financial Statements included elsewhere herein. After the Charter Conversion, dividends from the Bank to the Holding Company will be subject to the requirements of Washington law. Under Washington law, the Bank may not declare or pay a cash dividend on its capital stock if it would cause its net worth to be reduced below the amount required for the liquidation account or net worth requirements, if any, imposed by the Department. See "REGULATION -- Regulation of Washington Savings Banks -- Dividends."

                            MARKET FOR COMMON STOCK

        The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market under the symbol "FBNW," there can be no assurance that the Holding Company will meet Nasdaq National Market listing requirements, which include a minimum market capitalization, at least two market makers and a minimum number of record holders. Although under no obligation to do so, Sandler O'Neill has indicated its intention to make a market for the Holding Company's Common Stock following consummation of the Conversion and will assist the Holding Company in seeking to encourage at least one additional market maker to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. While the Holding Company has attempted to obtain commitments from broker-dealers to act as market makers, and anticipates that prior to the completion of the Conversion it will be able to obtain the commitment from at least one additional broker-dealer to act as market maker for the Common Stock, there can be no assurance that there will be two or more market makers for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Bank or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price or that quotations will be available on the Nasdaq National Market as contemplated.

                                CAPITALIZATION

        The following table presents the historical capitalization of the Bank at December 31, 1996, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of share of Common Stock set forth below in the conversion at the minimum, midpoint and maximum of the Estimated Valuation Range, and based on the sale of 1,983,750 shares (representing the shares that would be issued in the Conversion after giving effect to an additional 15% increase in the maximum valuation in the Estimated Valuation Range, subject to receipt of an updated appraisal confirming such valuation and OTS approval). A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION MAY MATERIALLY AFFECT PRO FORMA CONSOLIDATED CAPITALIZATION.


                                                                        Holding Company
                                                                Pro Forma Consolidated Capitalization
                                                                      Based Upon the Sale of
                                                      ----------------------------------------------------------------------
                                                        1,275,000       1,500,000       1,725,000       1,983,750
                                Capitalization          Shares at       Shares at       Shares at       Shares at
                                    as of               $10.00          $10.00          $10.00          $10.00
                                December 31, 1996       Per Share (1)   Per Share (1)   Per Share (1)   Per Share (2)
                                -----------------       -------------   -------------   -------------   -------------
                                                                        (In Thousands)

Deposits(3)...................          $105,349           $105,349        $105,349        $105,349        $105,349
Advances from FHLB............            15,060             15,060          15,060          15,060          15,060
                                        --------           --------         --------       --------        --------
Total deposits and
  advances from FHLB..........          $120,409           $120,409        $120,409        $120,409        $120,409
                                        ========           ========        ========        ========        ========

Stockholders' equity:

  Preferred Stock:
    500,000 shares, $.01
    par value per share,
    authorized; none issued
    or outstanding............          $     --           $     --        $     --        $     --        $     --

  Common Stock:
    5,000,000 shares, $.01 par
    value per share, authorized;
    specified number of shares
    assumed to be issued and
    outstanding(4)............                --                 13              15              17              20

  Additional paid-in capital..                --             12,112          14,329          16,546          19,121

  Retained earnings(5).......             10,818             10,818          10,818          10,818          10,818
  Less:
    Common Stock acquired
      by ESOP(6).............                 --             (1,020)         (1,200)         (1,380)         (1,587)
    Common Stock to be acquired
      by MRP(7)..............                 --               (510)           (600)           (690)           (794)
                                         -------            -------         -------         -------         -------
Total Stockholders' equity...            $10,818            $21,413         $23,362         $25,311         $27,578
                                         =======            =======         =======         =======         =======

                                                   (footnotes on following page)

------
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or performance of the Bank or changes in market conditions or general financial and economic conditions, or the issuance of additional shares under the Stock Option Plan.
(2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of Common Stock issued in the Conversion is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit accounts for the purchase of Common Stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.
(4) The Bank's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the Conversion.
(5) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Bank's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the Conversion and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE
    CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Liquidation Account."
(6) Assumes that 8% of the Common Stock sold in the Conversion will be acquired by the ESOP in the Conversion with funds borrowed from the Holding Company. In accordance with generally accepted accounting principles ("GAAP"), the amount of Common Stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability will be reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."
(7) Assumes the purchase in the open market at the Purchase Price, pursuant to the proposed MRP, of a number of shares equal to 4% of the shares of Common Stock issued in the Conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of an additional 4% of the shares of Common Stock for the MRP from authorized but unissued shares of Holding Company Common Stock would dilute the voting and ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE BANK -- Benefits -- Management Recognition Plan." The MRP is subject to stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the Conversion.

                  HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

       The Bank is currently subject to OTS regulatory capital requirements. After the Charter Conversion, the Bank will be required to satisfy FDIC regulatory capital requirements. The following table presents the Bank's historical and pro forma capital position relative to the OTS capital requirements at December 31, 1996. The amount of capital infused into the Bank for purposes of the following table is 50% of the net proceeds of the Offerings. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the MRP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to the Bank, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements."

                                                                               PRO FORMA AT DECEMBER 31, 1996
                                                                ---------------------------------------------------------
                                                                   Minimum of Estimated           Midpoint of Estimated
                                                                      Valuation Range                Valuation Range
                                                                 -------------------------     --------------------------
                                                                     1,275,000 Shares              1,500,000 Shares
                               December 31, 1996                   at $10.00 Per Share           at $10.00 Per Share
                             ---------------------------         -------------------------     --------------------------
                                              Percent of                        Percent of                     Percent of
                                                Total                             Total                          Total
                             Amount           Assets (1)         Amount         Assets (1)     Amount          Assets (1)
                             -------          ----------         ------         ----------     ------          ----------
                                                             (Dollars in Thousands)

GAAP capital............     $10,818            8.12%            $15,351         11.06%        $16,190          11.58%
                             =======           =====             =======         =====         =======          =====

Tangible capital........     $10,818            8.12%            $15,351         11.06%        $16,190          11.58%
Tangible capital
 requirement............       1,998            1.50               2,081          1.50           2,096           1.50
                             -------           -----             -------          ----         -------          -----
Excess..................     $ 8,820            6.62%            $13,270          9.56%        $14,094          10.08%
                             =======           =====             =======         =====         =======          =====

Core capital............     $10,818            8.12%            $15,351         11.06%        $16,190          11.58%
Core capital
 requirement(2).........       3,996            3.00               4,162          3.00           4,193           3.00
                             -------           -----             -------         -----         -------          -----
Excess..................     $ 6,822            5.12%            $11,189          8.06%        $11,997           8.58%
                             =======           =====             =======         =====         =======          =====

Risk-based capital(3)...     $11,698           13.27%            $16,231         17.85%        $17,070          18.67%
Risk-based
 capital requirement....       7,052            8.00               7,274          8.00           7,315           8.00
                             -------           -----             -------        ------         -------         ------
Excess..................     $ 4,646            5.27%             $8,957          9.85%         $9,755          10.67%
                             =======           =====              ======          ====          ======          =====

                                            PRO FORMA AT DECEMBER 31, 1996
                             ---------------------------------------------------------
                                                                    15% Above
                                Maximum of Estimated           Maximum of Estimated
                                   Valuation Range                Valuation Range
                              -------------------------     --------------------------
                                  1,725,000 Shares              1,983,750 Shares
                                at $10.00 Per Share           at $10.00 Per Share
                              -------------------------     --------------------------
                                             Percent of                     Percent of
                                               Total                          Total
                              Amount         Assets (1)     Amount          Assets (1)
                              ------         ----------     ------          ----------
GAAP capital............     $17,030         12.10%         $18,008         12.68%
                             =======         =====          =======         =====

Tangible capital........     $17,030         12.10%         $18,008         12.68%
Tangible capital
 requirement............       2,112          1.50            2,130          1.50
                             -------        ------         --------        ------
Excess..................     $14,918         10.60%         $15,878         11.18%
                             =======         =====          =======         =====

Core capital............     $17,030         12.10%         $18,008         12.68%
Core capital
 requirement(2).........       4,224          3.00            4,259          3.00
                             -------        ------          -------        ------
Excess..................     $12,806          9.10%         $13,749          9.68%
                             =======         =====          =======         =====

Risk-based capital(3)...     $17,910         19.48%         $18,888         20.41%
Risk-based
 capital requirement....       7,356          8.00            7,403          8.00
                             -------        ------          -------        ------
Excess..................     $10,554         11.48%         $11,485         12.41%
                             =======         =====          =======         =====

-------------------
(1) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as percentage of total adjusted assets. Risk based capital levels are shown as a percentage of risk-weighted assets.
(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

       The following table presents the Bank's historical and pro forma capital position relative to FDIC capital requirements at December 31, 1996. The amount of capital infused into the Bank for purposes of the following table is 50% of the net proceeds of the Offerings. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the MRP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the FDIC. For a discussion of the capital standards applicable to the Bank following the Charter Conversion, see "REGULATION -- Regulation of Washington Savings Banks -- Capital Requirements."

                                                                               PRO FORMA AT DECEMBER 31, 1996
                                                                ---------------------------------------------------------
                                                                   Minimum of Estimated           Minimum of Estimated
                                                                      Valuation Range                Valuation Range
                                                                 -------------------------     --------------------------
                                                                     1,725,000 Shares              1,983,750 Shares
                               December 31, 1996                   at $10.00 Per Share           at $10.00 Per Share
                             ---------------------------         -------------------------     --------------------------
                                              Percent of                        Percent of                     Percent of
                                                Total                             Total                          Total
                             Amount           Assets (1)         Amount         Assets (1)     Amount          Assets (1)
                             -------          ----------         ------         ----------     ------          ----------
                                                             (Dollars in Thousands)

GAAP capital............     $10,818            8.12%            $15,351         11.06%        $16,190          11.58%
                             =======           =====             =======         =====         =======          =====
Tier I (leverage)
 capital................     $10,818            8.12%            $15,351         11.06%        $16,190          11.58%
Tier I (leverage) capital
 requirements (2).......       5,328            4.00               5,550          4.00           5,591           4.00
                             -------           -----             -------          ----         -------          -----
Excess..................     $ 5,490            4.12%            $ 9,801          7.06%        $10,599           7.58%
                             =======           =====             =======         =====         =======          =====
Tier I risk-based
 capital (3)............     $10,818           12.27%            $15,351         16.88%        $16,190          17.71%
Tier I risk based capital
 requirement............       3,526            4.00               3,637          4.00           3,657           4.00
                             -------           -----             -------         -----         -------          -----
Excess..................     $ 7,292            8.27%            $11,714         12.88%        $12,533          13.71%
                             =======           =====             =======         =====         =======          =====
Total risk-based
 capital(3).............     $11,698           13.27%            $16,231         17.85%        $17,070          18.67%
Total risk-based
 capital requirement....       7,052            8.00               7,274          8.00           7,315           8.00
                             -------           -----             -------        ------         -------         ------
Excess..................     $ 4,646            5.27%             $8,957          9.85%         $9,755          10.67%
                             =======           =====              ======          ====          ======          =====

                                            PRO FORMA AT DECEMBER 31, 1996
                             ---------------------------------------------------------
                                Minimum of Estimated           Minimum of Estimated
                                   Valuation Range                Valuation Range
                              -------------------------     --------------------------
                                  1,275,000 Shares              1,500,000 Shares
                                at $10.00 Per Share           at $10.00 Per Share
                              -------------------------     --------------------------
                                             Percent of                     Percent of
                                               Total                          Total
                              Amount         Assets (1)     Amount          Assets (1)
                              ------         ----------     ------          ----------
GAAP capital............     $17,030         12.10%         $18,008         12.68%
                             =======         =====          =======         =====
Tier I (leverage)
 capital................     $17,030         12.10%         $18,008         12.68%
Tier I (leverage) capital
 requirements (2).......       5,631          4.00            5,679          4.00
                             -------        ------         --------        ------
Excess..................     $11,399          8.10%         $12,329          8.68%
                             =======         =====          =======         =====
Tier I risk-based
 capital (3)............     $17,030         18.52%         $18,008         19.46%
Tier I risk based capital
 requirement............       3,678          4.00            3,702          4.00
                             -------        ------          -------        ------
Excess..................     $13,352         14.52%         $14,306         15.46%
                             =======          ====          =======          ====
Total risk-based
 capital(3).............     $17,910         19.48%         $18,888         20.41%
Total risk-based
 capital requirement....       7,356          8.00            7,403          8.00
                             -------        ------          -------        ------
Excess..................     $10,554         11.48%         $11,485         12.41%
                             =======         =====          =======         =====

-------------------
(1) Tier I capital levels are shown as a percentage of tangible assets. Tier I risk-based capital levels and Total risk-based capital levels are shown as a percentage of risk-weighted assets.
(2) The FDIC requires state-chartered savings banks to have a minimum leverage ratio of Tier I capital to total assets of at least 3%; provided, however, that all institutions, other than those receiving the highest rating during the examination process and not anticipating any significant growth, are required to maintain a ratio of 1% to 2% above the stated minimum, with an absolute minimum leverage ratio of at least 4%. For purposes of this table, it has been assumed that the leverage capital requirement is 4% of total average assets.
(3) Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

                              PRO FORMA DATA

   Under the Plan of Conversion, the Common Stock must be sold at an aggregate price equal to the estimated pro forma market value of the Holding Company and the Bank as converted, based upon an independent valuation. The Estimated Valuation Range as of February 28, 1997 is from a minimum of $12,750,000 to a maximum of $17,250,000 with a midpoint of $15,000,000, or, at a price per share of $10.00, a minimum number of shares of 1,275,000, a maximum number of shares of 1,725,000 and a midpoint number of shares of 1,500,000. The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Sandler O'Neill will receive a fee equal to 1.5% of the aggregate Purchase Price of shares sold in the Subscription and Direct Community Offering, excluding shares purchased by directors, officers, employees and any immediate family member thereof, and the ESOP, subject to a maximum fee equal to 1.5% of the aggregate gross proceeds at the midpoint of the Estimated Valuation Range; (ii) all of the Common Stock will be sold in the Subscription and Direct Community Offerings; and (iii) Conversion expenses, excluding the fees paid to Sandler O'Neill, will total approximately $472,000. Actual expenses may vary from those estimated.

   The pro forma consolidated net income of the Bank for the year ended March 31, 1996 and the nine months ended December 31, 1996 has been calculated as if the Conversion had been consummated at the beginning of each such period and the estimated net proceeds received by the Holding Company and the Bank had been invested at 5.68% at the beginning of each period, which represents the one year U.S. Treasury Bill yield as of December 31, 1996. While OTS regulations provide for the use of a yield representing the arthimetic average of the weighted average yield earned by the Bank on its interest-earning assets and the rates paid on its deposits, the Holding Company believes that the U.S. Treasury Bill represents a more realistic yield on the Bank's investment. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the Offerings from which it will fund the ESOP loan. A pro forma after-tax return of 3.52% is used for both the Holding Company and the Bank for the year ended March 31, 1996 and the nine months ended December 31, 1996, after giving effect to an incremental combined federal and state tax rate of 38%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of Common Stock indicated in the footnotes to the table. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the period or at the dates indicated, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

   The following tables summarize the historical net income and retained earnings of the Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the dates indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. No effect has been given to: (i) the shares to be reserved for issuance under the Holding Company's Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; (ii) withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Conversion; (iii) the issuance of shares from authorized but unissued shares to the MRP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT" OF THE BANK--Benefits--Stock Option Plan" and "THE CONVERSION-- Stock Pricing and Number of Shares Issued." Shares of Common Stock may be purchased with funds on deposit at the Bank, which will reduce deposits by the amounts of such purchases. Accordingly, the net amount of funds available for investment will be reduced by the amount of deposit withdrawals used to fund stock purchases.

    The following pro forma information may not be representative of the financial effects of the Conversion at the date on which the Conversion actually occurs and should not be taken as indicative of future results of operations. Stockholders' equity represents the difference between the stated amounts of consolidated assets and liabilities of the Holding Company computed in accordance with GAAP. Stockholders' equity has not been increased or decreased to reflect the difference between the carrying value of loans and other assets and market value. Stockholders' equity is not intended to represent fair market value nor does it represent amounts that would be available for distribution to stockholders in the event of liquidation.

                                                                         At or For the Year-Ended March 31, 1996
                                                                  -------------------------------------------------------
                                                                  Minimum of    Midpoint of    Maximum of    15% Above
                                                                  Estimated     Estimated      Estimated     Maximum of
                                                                  Valuation     Valuation      Valuation     Estimated
                                                                  Range         Range          Range         Valuation Range
                                                                  ---------     ----------     ---------     ---------------
                                                                  1,275,000     1,500,000      1,725,000     1,983,750(1)
                                                                  Shares        Shares         Shares        Shares
                                                                  at $10.00     at $10.00      at $10.00     at $10.00
                                                                  Per Share     Per Share      Per Share     Per Share
                                                                  ---------     ---------      ---------     ---------
                                                                          (In Thousands, Except Per Share Amounts)
Gross proceeds..................................................   $12,750      $15,000        $17,250        $19,838
Less: estimated expenses........................................       625          656            687            697
                                                                  --------     --------       --------       --------
Estimated net proceeds..........................................    12,125       14,344         16,563         19,141
Less: Common Stock acquired by ESOP.............................    (1,020)      (1,200)        (1,380)        (1,587)
Less: Common Stock to be acquired by MRP........................      (510)        (600)          (690)          (794)
                                                                  --------     --------       --------       --------
     Net investable proceeds....................................   $10,595      $12,544        $14,493        $16,760
                                                                  ========      =======        =======        =======
Consolidated net income:
 Historical.....................................................      $588         $588           $588           $588
 Pro forma income on net proceeds(2)............................       373          442            510            590
 Pro forma ESOP adjustments(3)..................................       (90)        (106)          (122)          (141)
 Pro forma MRP adjustments(4)...................................       (63)         (74)           (86)           (98)
                                                                  --------     --------       --------       --------
   Pro forma net income.........................................      $808         $850           $890           $939
                                                                  ========     ========       ========       ========
Consolidated net income per share (5)(6):

 Historical.....................................................     $0.50        $0.42          $0.36          $0.32
 Pro forma income on net proceeds...............................      0.31         0.32           0.32           0.32
 Pro forma ESOP adjustments(3)..................................     (0.08)       (0.08)         (0.08)         (0.08)
 Pro forma MRP adjustments(4)...................................     (0.05)       (0.05)         (0.05)         (0.05)
                                                                  --------     --------       --------       --------
   Pro forma net income per share...............................     $0.68        $0.61          $0.55          $0.51
                                                                  ========     ========       ========       ========
Consolidated stockholders' equity (book value):
 Historical.....................................................   $10,356      $10,356        $10,356        $10,356
 Estimated net proceeds.........................................    12,125       14,344         16,563         19,141
 Less: Common Stock acquired by ESOP............................    (1,020)      (1,200)        (1,380)        (1,587)
 Less: Common Stock to be acquired by MRP(4)....................      (510)        (600)          (690)          (794)
                                                                  --------     --------       --------       --------
   Pro forma stockholders' equity(7)............................   $20,951      $22,900        $24,849        $27,116
                                                                  ========     ========       ========       ========
Consolidated stockholders' equity per share(6)(8):
 Historical(6)..................................................     $8.12        $6.90          $6.00          $5.22
 Estimated net proceeds.........................................      9.51         9.57           9.61           9.65
 Less: Common Stock acquired by ESOP............................     (0.80)       (0.80)         (0.80)         (0.80)
 Less: Common Stock to be acquired by MRP(4)....................     (0.40)       (0.40)         (0.40)         (0.40)
                                                                  --------     --------       --------       --------
   Pro forma stockholders' equity per share(9)..................    $16.43       $15.27         $14.41         $13.67
                                                                  ========     ========       ========       ========
Purchase Price as a multiple of pro forma
 net income per share...........................................     14.71x       16.39x         18.18x         19.61x

Purchase Price as a percentage of pro forma
 stockholders' equity per share.................................     60.86%       65.48%         69.40%         73.15%

                            (footnotes on page 19)

                                                                      At or For the Nine Months Ended December 31, 1996
                                                                  ----------------------------------------------------------
                                                                  Minimum of    Midpoint of    Maximum of    15% Above
                                                                  Estimated     Estimated      Estimated     Maximum of
                                                                  Valuation     Valuation      Valuation     Estimated
                                                                  Range         Range          Range         Valuation Range
                                                                  ---------     ---------      ---------     ---------------
                                                                  1,275,000     1,500,000      1,725,000     1,983,750(1)
                                                                  Shares        Shares         Shares        Shares
                                                                  at $10.00     at $10.00      at $10.00     at $10.00
                                                                  Per Share     Per Share      Per Share     Per Share
                                                                           (In Thousands, Except Per Share Amounts)
Gross proceeds..................................................   $12,750      $15,000        $17,250        $19,838
Less: estimated expenses........................................       625          656            687            697
                                                                  --------     --------       --------       --------
Estimated net proceeds..........................................    12,125       14,344         16,563         19,141
Less: Common Stock acquired by ESOP.............................    (1,020)      (1,200)        (1,380)        (1,587)
Less: Common Stock to be acquired by MRP........................      (510)        (600)          (690)          (794)

      Net investable proceeds...................................   $10,595      $12,544        $14,493        $16,760
                                                                   =======      =======        =======        =======
 Consolidated net income:
  Historical....................................................      $423         $423           $423           $423
  Pro forma income on net proceeds(2)...........................       280          331            383            443
  Pro forma ESOP adjustments(3).................................       (68)         (80)           (92)          (105)
  Pro forma MRP adjustments(4)..................................       (47)         (56)           (64)           (74)
                                                                  --------     --------       --------       --------
    Pro forma net income........................................      $588         $618           $650           $687
                                                                  ========     ========       ========       ========
 Consolidated net income per share (5)(6):
  Historical....................................................     $0.36        $0.30          $0.26          $0.23
  Pro forma income on net proceeds..............................      0.23         0.24           0.24           0.24
  Pro forma ESOP adjustments(3).................................     (0.06)       (0.06)         (0.06)         (0.06)
  Pro forma MRP adjustments(4)..................................     (0.04)       (0.04)         (0.04)         (0.04)
                                                                  --------     --------       --------       --------
    Pro forma net income per share..............................     $0.49        $0.44          $0.40          $0.37
                                                                  ========     ========       ========       ========
 Consolidated stockholders' equity (book value):
  Historical....................................................   $10,818      $10,818        $10,818        $10,818
  Estimated net proceeds........................................    12,125       14,344         16,563         19,141
  Less: Common Stock acquired by ESOP...........................    (1,020)      (1,200)        (1,380)        (1,587)
  Less: Common Stock to be acquired by MRP(4)...................      (510)        (600)          (690)          (794)
                                                                  ========     ========       ========       ========
    Pro forma stockholders' equity(7)...........................   $21,413      $23,362        $25,311        $27,578
                                                                  ========     ========       ========       ========
 Consolidated stockholders' equity per share(6)(8):
  Historical(6).................................................     $8.48        $7.21          $6.27          $5.45
  Estimated net proceeds........................................      9.51         9.56           9.60           9.65
  Less: Common Stock acquired by ESOP...........................     (0.80)       (0.80)         (0.80)         (0.80)
  Less: Common Stock to be acquired by MRP(4)...................     (0.40)       (0.40)         (0.40)         (0.40)
                                                                  --------     --------       --------       --------
    Pro forma stockholders' equity per share(9).................    $16.79       $15.57         $14.65         $13.90
                                                                  ========     ========       ========       ========
 Purchase Price as a multiple of pro forma
  net income per share(10)......................................     16.39x       18.18x         20.00x         21.74x

 Purchase Price as a percentage of pro forma
  stockholders' equity per share................................     59.56%       64.23%         68.26%         71.94%



                                  (footnotes on following page)

-----------------------
(1) Gives effect to the sale of an additional 258,750 shares in the Conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Bank as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination of the independent appraiser that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Bank as converted. See "THE CONVERSION --Stock Pricing and Number of Shares to be Issued."

(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Stock in the Conversion.

(3) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the Conversion, which rate is currently ________%) from the net proceeds from the Offerings retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Bank intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. The Bank's payment of the ESOP debt is based upon equal installments of principal over a seven-week period, assuming a combined federal and state tax rate of 38%. Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Bank on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, "Employers' Accounting for Employee Stock Ownership Plans," which will require recognition of expense based upon shares committed to be released and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share Purchase Price. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."

(4) Gives effect to the MRP expected to be adopted by the Holding Company following the Conversion. If the MRP is approved by stockholders, the MRP intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in the Conversion either through open market purchases or from authorized but unissued shares of Common Stock. In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in the open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized by unissued shares in Common Stock instead of open market purchases would dilute the voting and ownership interest of existing stockholders by approximately 3.85% and pro forma net income per share would be $0.65, $0.58, $0.53 and $0.47 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended March 31, 1996, and $0.47, $0.42, $0.39 and $0.34 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the nine months ended December 31, 1996, and pro forma stockholders' equity per share would be $15.80, $14.67, $13,85 and $12.66 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at March 31, 1996 and $16.14, $14.97, $14.11 and $12.87 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the nine months ended December 31, 1996. Shares issued under the MRP vest over a five-year period at 20% per year and, for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date of stockholder approval of the MRP, total MRP expense would increase. No effect has been given to the share reserved for issuance under the proposed Stock Option Plan. If stockholders approve the Stock Option Plan following the Conversion, the Holding Company will have reserved for issuance under the Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the shares sold in the Conversion. If all of the options were to be exercised utilizing these authorized but unissued shares rather than treasury shares which could be acquired, the voting and ownership interests of existing stockholders would be diluted by approximately 9.1%. See "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plan" and "-- Management Recognition Plan" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."

(5) Per share amounts are based upon shares outstanding of 1,187,571, 1,397,143, 1,606,714 and 1,847,721 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended March 31, 1996 and 1,192,429, 1,402,857, 1,613,286 and
     1,855,279 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the nine months ended December 31, 1996, which includes the shares of Common Stock sold in the Conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Conversion.

(6) Historical per share amounts have been computed as if the shares of Common Stock expected to be issued in the Conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion, the additional ESOP expense or the proposed MRP expense, as described above.

(7) "Book value" represents the difference between the stated amounts of the Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Conversion, or the federal income tax consequences of the restoration to income of the Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.

(8) Per share amounts are based upon shares outstanding of 1,257,000, 1,500,000, 1,725,000 and 1,983,750 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

(9) Does not represent possible future price appreciation or depreciation of the Common Stock.

(10) Annualized.

              FIRST FEDERAL BANK OF IDAHO, A FEDERAL SAVINGS BANK
                       CONSOLIDATED STATEMENTS OF INCOME

        The following Consolidated Statements of Income of First Federal Bank of Idaho, a Federal Savings Bank (now known as "FirstBank Northwest") and Subsidiary for the fiscal years ended March 31, 1995 and 1996 have been audited by BDO Seidman, LLP, Spokane, Washington, independent auditors, whose report thereon appears elsewhere in this Prospectus. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere herein. The Consolidated Statements of Income for the nine months ended December 31, 1995 and 1996 are unaudited but, in the opinion of management, reflect all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the results of such periods. The results for the nine month period ended December 31, 1996 are not necessarily indicative of the results of the Bank that may be expected for the entire fiscal year.

                                                                                       NINE MONTHS ENDED
                                                    YEAR ENDED MARCH 31,                  DECEMBER 31,
                                                    --------------------               -----------------
                                                    1995            1996               1995         1996
                                                    ----            ----               ----         ----
                                                                                          (unaudited)
Interest Income:
  Loans receivable.............................     $6,825,840      $8,407,900         $6,324,493   $6,878,474
  Mortgage backed and related securities.......        135,654         156,879            117,219      101,322
  Investment securities........................        501,505         456,907            340,724      506,202
  Other interest earning assets................        195,209         530,207            242,260      154,418
                                                    ----------      ----------         ----------   ----------
    Total interest income......................      7,658,208       9,551,893          7,024,696    7,640,416

Interest Expense:
  Deposits (Note 6)............................      3,494,263       4,792,837          3,349,758    3,698,993
  Advances from FHLB...........................        101,552         365,093            321,994      315,383
                                                    ----------      ----------         ----------   ----------
    Total interest expense.....................      3,595,815       5,157,930          3,671,752    4,014,376

    Net interest income........................      4,062,393       4,393,963          3,352,944    3,626,040

Provision for loan losses (Note 3).............         27,453         150,000             78,312      193,619
                                                    ----------      ----------         ----------   ----------
  Net interest income after provision
    for loan losses............................      4,034,940       4,243,963          3,274,632    3,432,421
                                                    ==========      ==========         ==========   ==========
Non-interest Income:
  Gain on sale of loans........................      1,044,831       1,370,352          1,036,973    1,094,716
  Service fees and charges.....................        782,490         812,751            596,804      673,953
  Commissions..................................         63,951          28,838             27,147       46,607
                                                    ----------      ----------         ----------   ----------
    Total non-interest income..................      1,891,272       2,211,941          1,660,924    1,815,276

Non-interest Expense:
  Compensation and related benefits
    (Notes 10 and 11)..........................      2,862,441       3,280,163          2,285,225    2,462,006
  Occupancy....................................        661,654         671,258            490,060      504,181
  Deposit insurance premiums...................        206,400         234,728            154,800      696,925
  Advertising..................................        103,326         122,162             73,442      123,352
  Data processing..............................         83,603          88,432             66,768       93,940
  Supplies and postage.........................        207,040         270,525            192,578      196,630
  Other........................................        596,359         825,851            445,527      597,278
                                                    ----------      ----------         ----------    ---------
    Total non-interest expense.................      4,720,823       5,493,119          3,708,400    4,674,312
    Income before income tax expense...........      1,205,389         962,785          1,227,156      573,385

Income tax expense (Note 7)....................        452,226         375,000            427,826      150,675
                                                    -----------     ----------         ----------    ---------
    Net income.................................     $  753,163      $  587,785         $  799,330   $  422,710
                                                    ==========      ==========         ==========   ==========

                                   See accompanying Notes to Consolidated Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Bank. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes thereto and the other sections contained in this Prospectus.

     The profitability of the Bank's operations depends primarily on its net interest income, its non-interest income (principally from mortgage banking activities) and its non-interest expense. Net interest income is the difference between the income the Bank receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings. Net interest income is a function of the Bank's interest rate spread, which is the difference between the yield earned on interest-earning assets and the rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to the average balance of interest-bearing liabilities. Non-interest income is comprised of income from mortgage banking activities, gain on the occasional sale of assets and miscellaneous fees and income. Mortgage banking generates income from the sale of mortgage loans and from servicing fees on loans serviced for others. The contribution of mortgage banking activities to the Bank's results of operations is highly dependent on the demand for loans by borrowers and investors, and therefore the amount of gain on sale of loans may vary significantly from period to period as a result of changes in market interest rates and the local and national economy. The Bank's profitability is also affected by the level of non-interest expense. Non-interest expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data servicing expenses, advertising expenses, supplies and postage, and other operating costs. The Bank's results of operations may be adversely affected during periods of reduced loan demand to the extent that non-interest expenses associated with mortgage banking activities are not reduced commensurate with the decrease in loan originations.

OPERATING STRATEGY

     The Bank's primary goal has been to improve the Bank's profitability while maintaining a sound capital position. To accomplish this goal, the Bank has employed an operating strategy that includes: (1) originating for its portfolio residential mortgage loans, primarily with adjustable rates or with fixed rates with terms of 15 years or less, secured by properties located in its primary market area; (2) enhancing net income and controlling interest rate risk by originating fixed-rate residential mortgage loans for sale in the secondary market, as market conditions permit, as a means of generating current income through the recognition of cash gains on loan sales and loan servicing fees; (3) increasing its average yield on interest-earning assets by originating for portfolio higher yielding construction, commercial real estate and agricultural real estate loans; and (4) controlling asset growth to a level sustainable by the Bank's capital position. In anticipation of the Charter Conversion, the Bank has adopted a community banking strategy pursuant to which it will expand the products and services it offers within its primary market area in order to improve market share and increase the average yield of its interest-earning assets. Specifically, the Bank intends to expand its agricultural real estate and commercial real estate lending activities. The Bank also intends to expand its non-mortgage lending activities by increasing its emphasis on originating agricultural operating loans and commercial business loans. These loans afford the Bank the opportunity to achieve higher interest rates with shorter terms to maturity than residential mortgage loans. As part of this strategy, the Bank recently hired an experienced commercial loan officer. There can be no assurances that the Bank will be successful in its efforts to increase its originations of these types of loans. Management anticipates that the Bank will incur initial start-up and ongoing expenses in connection with the opening of its Clarkston, Washington office and as various programs and services, such as its commercial real estate and business lending operations, are introduced or expanded. These expenses could reduce earnings for a period of time while income from new programs and services increases to a level sufficient to cover the additional expenses.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1996 AND MARCH 31, 1996

     Total assets increased $3.4 million, or 2.6%, from $129.8 million at March 31, 1996 to $133.2 million at December 31, 1996. The growth in assets is primarily attributable to an increase in loans receivable, which was partially offset by a decrease in cash and securities. Net loans receivable increased from $93.8 million at March 31, 1996 to $111.1 million at December 31, 1996. During the nine months ended December 31, 1996, the Bank retained for its portfolio some fixed-rate mortgage loans with terms of 15 years or less. Adjustable-rate mortgage loans that adjust after a fixed period of three or five years, which the Bank retains for its portfolio, were in higher demand by borrowers during this period. Between March 31, 1996 and December 31, 1996, the Bank decreased its cash and cash equivalents and investment and mortgage-backed securities. Cash and cash equivalents decreased from $13.6 million to $5.8 million and investment securities decreased from $11.9 million to $5.2 million as the Bank used available cash and the proceeds from the sale and maturity of investment securities to fund loan originations and deposit withdrawals. Mortgage-backed securities decreased from $2.5 million to $2.3 million as a result of principal repayments.

     Total liabilities increased from $119.5 million at March 31, 1996 to $122.4 million at December 31, 1996. Deposits decreased $10.0 million from $115.3 million at March 31, 1996 to $105.3 million at December 31, 1996. In late 1995, the Bank offered a 75-day certificate of deposit with a 7.5% interest rate to promote the Bank's 75th anniversary. This promotion attracted approximately $20 million in new deposits. Upon the expiration of the promotional certificates of deposit in early 1996, most of the funds were rolled over into six month or two year certificates of deposit. The decrease in deposits from March 31, 1996 to December 31, 1996 reflects the withdrawal of funds following the maturity of these six month certificates as well as withdrawals following the maturity of some higher yielding five-year certificates of deposit. FHLB advances increased from $2.3 million at March 31, 1996 to $15.1 million at December 31, 1996. Because of the decrease in deposits, the Bank increased its use of borrowings to fund asset growth.

COMPARISON OF OPERATING RESULTS FOR THE NINE MONTHS ENDED DECEMBER 31, 1995 AND 1996

     NET INCOME. Net income decreased $376,000, or 47.1%, from $799,000 for the nine months ended December 31, 1995 to $423,000 for the nine months ended December 31, 1996. The Bank experienced greater net interest income during 1996, but this was more than offset by increases in non-interest expense and the provision for loan losses. Non-interest expense for the nine months ended December 31, 1996 included a one-time, special assessment of $584,000 for the purpose of recapitalizing the SAIF. Excluding the special assessment, net income would have been $778,000 for the nine months ended December 31, 1996.

     NET INTEREST INCOME. Net interest income increased by $273,000, or 8.1%, from $3.4 million for the nine months ended December 31, 1995 to $3.6 million for the nine months ended December 31, 1996. This increase resulted from the growth of the Bank, as the average balance of interest-earning assets increased $15.8 million, or 14.8%, between the periods. This growth was partially offset by a 20 basis point decrease in the spread between the yield on interest-earning assets and the rate paid on interest-bearing liabilities from 3.88% for the nine months ended December 31, 1995 to 3.68% for the same period in 1996.

     Total interest income increased $616,000, or 8.8%, from $7.0 million for the nine months ended December 31, 1995 to $7.6 million for the nine months ended December 31, 1996. Interest income on loans receivable increased $554,000 from $6.3 million to $6.9 million as a result of an increase in the average balance of loans from $90.9 million for the nine months ended December 31, 1995 to $103.4 million for the nine months ended December 31, 1996. The Bank increased its loan portfolio by offering ARM loans that adjust after a fixed period of three or five years and by retaining some fixed-rate mortgage loans in its portfolio. The increase in the average balance of loans was partially offset by a decrease in the average yield on the loan portfolio from 9.28% to 8.87%. Interest income on mortgage-backed and related securities decreased $16,000 between the periods primarily as a result of a smaller average balance in 1996. Interest income on investment securities increased $166,000 between the periods as a result of a larger average balance in 1996, which was partially offset by a decrease in the average yield. Interest income on other interest-earning assets decreased $88,000 between the periods primarily as a result of the decrease in the average yield on such assets from 4.50% to 3.05%.

     Total interest expense increased $343,000, or 9.3%, from $3.7 million for the nine months ended December 31, 1995 to $4.0 million for the nine months ended December 31, 1996. Interest expense on deposits increased $350,000 between the periods from $3.3 million for the nine months ended December 31, 1995 to $3.7 million for the nine months ended December 31, 1996. Interest paid on transaction accounts decreased $49,000 between the periods as a result of a decrease in the rate paid from 2.49% to 2.27%. The decrease in the average rate paid on transaction accounts was partially offset by a $559,000 increase in the average balance of such accounts. Interest paid on certificates of deposit increased $399,000 between the periods. This increase was the result of an increase in the average balance of certificate accounts from $58.5 million to $74.1 million, which was partially offset by a decrease in the average rate paid from 6.12% to 5.55%. In late 1995, the Bank offered a 75-day certificate of deposit to promote the Bank's 75th anniversary, which resulted in the receipt of $20 million of new deposits. Much of this amount remained on deposit with the Bank at lower rates after the maturity of the promotional certificate of deposit. Interest paid on FHLB advances decreased $7,000 between the periods as a $349,000 decrease in the average balance of advances was partially offset by a 21 basis point increase in the average rate paid.

     PROVISION FOR LOAN LOSSES. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level considered by management to be adequate to provide for estimated losses based on management's evaluation of the portfolio, past experience, prevailing market conditions and other relevant factors. Management also reviews individual loans for which full collectibility may not be reasonably assured and considers, among other factors, the present value of expected future cash flows, including the estimated fair value of the underlying collateral. Provisions for loan losses totalled $194,000 during the nine months ended December 31, 1996 compared to provisions of $78,000 during the nine months ended December 31, 1995. The Bank made larger provisions in 1996 after considering the growth of its loan portfolio, including the growth of its commercial real estate and consumer loans, which generally are riskier than residential mortgage loans.

     The Bank's allowance for loan losses was $880,000, or 0.74% of total loans receivable, at December 31, 1996, compared to $631,000, or 0.63% of total loans receivable, at December 31, 1995. Net loan charge-offs during the nine months ended December 31, 1996 were $15,000 compared to $2,000 during the same period in 1995. Based on the level of the allowance for loan losses in relation to loans receivable and delinquent loans, management believes the allowance for loan losses was adequate at December 31, 1996. Although management uses the best information available, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Bank's control. While the Bank maintains its allowance for loan losses at a level which it considers to be adequate to provide for potential losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts. Management anticipates making additional provisions for loan losses in future periods as the Bank increases the amount of its agricultural real estate, commercial real estate and non-real estate loans.

     NON-INTEREST INCOME. Total non-interest income increased $154,000, from $1.7 million for the nine months ended December 31, 1995 to $1.8 million for the nine months ended December 31, 1996. Income on gain on sales of loans, which is derived primarily from the sale of government insured loans on a servicing-released basis, increased $58,000 between the periods as a result of the adoption of Statement of Financial Accounting Standard ("SFAS") No. 122 combined with a smaller volume of loans sold on a servicing-released basis in 1996.
Total loans sold servicing-released decreased from $38.0 million during the nine months ended December 31, 1995 to $26.0 million during the nine months ended December 31, 1996. This was offset by an increase of $77,000 in service fees and charges and $20,000 in commissions. Service fees and charges increased as a result of the growth of the amount of loans serviced for others and increased fees on transaction accounts, while commissions increased as a result of higher annuity sales by the Bank's subsidiary.

     Pursuant to SFAS No. 122, since April 1, 1996, the Bank has been required to recognize as separate assets servicing rights that were generated by the Bank through the sale of loans on a servicing retained basis. As a result, when a loan is sold servicing-retained, the Bank recognizes additional gain during the period in which loan is sold for the capitalized cost of those mortgage servicing rights. Furthermore, SFAS No. 122 requires the Bank to periodically evaluate all capitalized mortgage servicing rights for impairment based upon the current fair value of these rights. Accordingly, future changes in the fair value of the Bank's capitalized mortgage servicing rights may require the Bank to reduce the carrying value of these rights by taking a charge against earnings. As a result of the adoption of SFAS No. 122, from time to time the Bank may reassess its practice of selling loans on a servicing-retained basis.

     NON-INTEREST EXPENSE. Total non-interest expense increased $1.0 million, or 26.1%, from $3.7 million for the nine months ended December 31, 1995 to $4.7 million for the nine months ended December 31, 1996. Deposit insurance premiums increased from $155,000 for the nine months ended December 31, 1995 to $697,000 for the nine months ended December 31, 1996. Included in deposit insurance premiums for the 1996 period is a one-time, special assessment of $584,000. Pursuant to legislation enacted in September 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced deposit insurance premiums. Compensation and related benefits increased $177,000, or 7.7%, between the periods as a result of an increase in the number of employees and a contribution of $130,000 in connection with the termination of a defined benefit pension plan that was suspended in 1995. Occupancy expense increased $14,000, or 2.9%, between the periods as a result of opening of the Coeur d'Alene branch in November 1995. Other non-interest expenses increased $233,000, or 30.0%, primarily due to a loss of $90,000 on the sale of mutual funds, an increase of $50,000 in advertising expenses and an increase of $27,000 in data processing costs. The Bank's non-interest expenses are higher than the average expenses of institutions of comparable size because of the greater resources required for the Bank's mortgage banking operations, diversified lending activities and branch network. The Bank expects to incur additional expenses in connection with the opening and operation of its Clarkston, Washington office. In addition, the Bank expects to experience increased costs following consummation of the Conversion because of expenses associated with the ESOP and the other stock benefit plans as well as the additional costs of operating as a public company.

     INCOME TAXES. Income taxes were $428,000 for the nine months ended December 31, 1995 (resulting in an effective tax rate of 34.9%) compared with $150,000 for the nine months ended December 31, 1996 (resulting in an effective tax rate of 26.3%). The decrease of $278,000 in tax expense is principally attributable to a decrease in pre-tax income between the periods.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 1995 AND 1996

     NET INCOME. Net income decreased $165,000, or 22.0%, from $753,000 for the year ended March 31, 1995 to $588,000 for the year ended March 31, 1996. The Bank experienced greater net interest income and non-interest income in fiscal 1996 compared to fiscal 1995. However, these gains were more than offset by increases in non-interest expense and the provision for loan losses.

     NET INTEREST INCOME.   Net interest income increased by $332,000, or 8.2%,
from $4.1 million for the year ended March 31, 1995 to $4.4 million for the year ended March 31, 1996. This increase resulted from the growth of the Bank's assets as the average balance of interest-earning assets increased $15.1 million, or 15.4%, from fiscal 1995 to fiscal 1996. The Bank's spread between the yield on interest-earning assets and the rate paid on interest-bearing liabilities decreased 26 basis points from 3.87% for the year ended March 31, 1995 to 3.61% for the year ended March 31, 1996.

     Total interest income increased $1.9 million, or 24.7%, from $7.7 million for the year ended March 31, 1995 to $9.6 million for the year ended March 31, 1996. The increase in interest income between the periods was primarily the result of an increase in interest income on loans, which increased by $1.6 million, or 23.2%, from $6.8 million during fiscal 1995 to $8.4 million during fiscal 1996. The average balance of loans grew from $79.9 million in fiscal 1995 to $91.8 in fiscal 1996. Most of the increase was in the Bank's residential loan portfolio. The growth of the loan portfolio was funded with FHLB advances and a decrease in cash and cash equivalents. In addition, the average yield on the loan portfolio increased from 8.54% to 9.15% as a result of upward adjustments on ARM loans and the retention of 15-year fixed-rate loans and ARM loans with initial fixed periods of three and five years.

Interest income on mortgage-backed and related securities increased $21,000 due to upward adjustments on adjustable-rate securities. Interest income on investment securities decreased by $45,000 as a result of a smaller average balance in fiscal 1996, which was partially offset by a higher average yield. Interest income on other interest-earning assets increased $335,000 as a result of an increase in the average balance of such assets and an increase in the average yield from 2.79% to 4.41%.

     Interest expense increased by $1.6 million, or 43.4%, from $3.6 million for the year ended March 31, 1995 to $5.2 million for the year ended March 31, 1996. The increase in interest expense was due to an increase in both interest paid on deposits and interest paid on FHLB advances. Interest expense on deposits increased $1.3 million, or 37.2%, from $3.5 million for fiscal 1995 to $4.8 million for fiscal 1996 primarily as a result of the increase in the average balance of deposits. The average balance of transaction accounts decreased by $4.5 million and the average cost of such accounts decreased from 2.62% to 2.50%, resulting in a decrease in interest expense of $160,000. However, the decrease in interest expense on transaction accounts was more than offset by an increase in interest expense on certificates of deposit. The average balance of certificates of deposit increased by $15.7 million and the average cost of such accounts increased from 4.88% to 5.93%, resulting in an increase in interest expense on certificates of deposit of $1.5 million. The increase in the average balance of certificates of deposit and in the average rate paid on such accounts was due, in part, to the promotion in late 1995 of a 75-day, 7.5% certificate of deposit in honor of the Bank's 75th anniversary. The promotion attracted $25 million, of which $20 million were new deposits. As a result of strong loan demand, the Bank utilized FHLB advances to a greater extent during fiscal 1996, which increased interest expense on FHLB advances by $263,000, from $102,000 in fiscal 1995 to $365,000 in fiscal 1996.

     PROVISION FOR LOAN LOSSES. The provision for loan losses was $150,000 for the year ended March 31, 1996 compared to $27,000 for the year ended March 31, 1995. Management increased the provision for loan losses in fiscal 1996 as a result of the growth of the loan portfolio and the increased emphasis on commercial and agricultural real estate loans, which generally are riskier than residential real estate loans. The Bank's allowance for loan losses was $701,000, or 0.70% of total loans receivable, at March 31, 1996, compared to $555,000, or 0.62% of total loans receivable, at March 31, 1995. Net loan charge-offs were $4,000 during fiscal 1996 compared to $3,000 during fiscal 1995.

     NON-INTEREST INCOME. Total non-interest income increased $321,000, or 17.0%, from fiscal 1995 to fiscal 1996. The Bank experienced increased income from gain on sales of loans and from service fees and charges while income from commissions decreased. Loans sold servicing-released increased from $24.6 million for the year ended March 31, 1995 to $48.6 million for the year ended March 31, 1996. As a result, gain on sales of loans increased $326,000 from $1.0 million during fiscal 1995 to $1.4 million in fiscal 1996. Service fees and charges increased $30,000 between the periods, primarily as a result of a larger balance of loans serviced for others. Commission income decreased $35,000 between the periods because of decreased annuity sales by the Bank's subsidiary.

     NON-INTEREST EXPENSE. Total non-interest expense increased $772,000 from $4.7 million for the year ended March 31, 1995 to $5.5 million for the year ended March 31, 1996. During fiscal 1996, compensation and related benefits increased by $418,000, or 14.6%, over fiscal 1995 primarily as a result of an increase in the number of employees and an increase in commissions paid, which are tied directly to increased loan originations. Included in compensation expense for fiscal 1995 is a charge of $96,000 relating to the suspension of a defined benefit pension plan. Occupancy costs remained steady, increasing by $10,000, or 1.5%, between the periods. Deposit insurance increased by $28,000 between the periods as a result of greater deposit balances in fiscal 1996. Other non-interest expenses increased by $317,000, or 32.0%, as a result of increased expenses associated with operational audits and consulting services and a charge of $200,000 for the impairment of mutual funds owned by the Bank.

     INCOME TAXES. Income taxes were $452,000 for the year ended March 31, 1995 (resulting in an effective tax rate of 37.5%) compared with $375,000 for the year ended March 31, 1996 (resulting in an effective tax rate of 38.9%). The decrease of $77,000 in tax expense is principally attributable to a decrease in pre-tax income between the periods.

AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST

          The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances has caused any material difference in the information presented.

                                                       Year Ended March 31,                     Nine Months Ended December 31,
                                                  ------------------------------                -----------------------------
                                           1995                            1996                            1995(2)
                              ------------------------------   -----------------------------    -----------------------------
                                         Interest   Average               Interest   Average               Interest   Average
                              Average       and      Yield/    Average       and      Yield/    Average      and      Yield/
                              Balance    Dividends    Cost     Balance    Dividends    Cost     Balance    Dividends    Cost
---------------------------  ----------  ---------  --------  ----------  ---------  --------  ----------  --------- --------

Interest-earning assets(1):
 Loans receivable..........   $ 79,912     $6,826      8.54%   $ 91,849     $8,408      9.15%   $ 90,916    $6,325      9.28%
 Mortgage-backed securities      2,981        136      4.56       2,622        157      5.99       2,658       117      5.87
 Investment securities.....      8,075        501      6.20       6,553        457      6.97       6,450       341      7.05
 Other earning assets......      6,986        195      2.79      12,026        530      4.41       7,168       242      4.50
                              --------     ------              --------     ------              --------    ------
   Total interest-earning
    assets.................     97,954      7,658      7.82     113,050      9,552      8.45     107,192     7,025      8.74
                                           ------                           ------                          ------

Non-interest-earning
 assets....................      3,873                            5,460                            5,247
                              --------                         --------                         --------
   Total assets............   $101,827                         $118,510                         $112,439
                              ========                         ========                         ========

Interest-earning
 liabilities:
 Passbook, NOW and money
   market accounts.........   $ 39,546      1,036      2.62    $ 35,072        876      2.50    $ 35,551       665      2.49
 Certificates of deposit...     50,319      2,458      4.88      66,066      3,917      5.93      58,538     2,685      6.12
                              --------     ------              --------     ------              --------    ------
   Total deposits..........     89,865      3,494      3.89     101,138      4,793      4.74      94,089     3,350      4.75

 Advances from FHLB........      1,305        102      7.82       5,419        365      6.74       6,599       322      6.51
                              --------     ------              --------     ------              --------    ------
   Total interest-bearing
    liabilities............     91,170      3,596      3.95     106,557      5,158      4.84     100,688     3,672      4.86
                                           ------                           ------                          ------
Non-interest-bearing
 liabilities...............      1,458                            1,826                            1,796
                              --------                         --------                         --------
   Total liabilities.......     92,628                          108,383                          102,484
                              --------                         --------                         --------
Total equity...............      9,199                           10,127                            9,955
                              --------                         --------                         --------
   Total liabilities and
    total equity...........   $101,827                         $118,510                         $112,439
                              ========                         ========                         ========

Net interest income........                $4,062                           $4,394                          $3,353
                                           ======                           ======                          ======

Interest rate spread.......                            3.87%                            3.61%                           3.88%
                                                       ====                             ====                            ====

Net interest margin........                  4.15%                            3.89%                           4.17%
                                           ======                           ======                          ======

Ratio of average
 interest-earning
 assets to average
  interest-
 bearing liabilities.......     107.44%                          106.09%                          106.46%
                              ========                         ========                         ========
------------------------------------------------------------------------------------------------------------------------------

                                       Nine Months Ended December 31,
                                 ---------------------------------------------
                                                1996(2)
                                 ---------------------------------------------
                                                   Interest            Average
                                 Average             and               Yield/
                                 Balance           Dividends            Cost
                                 ----------        ---------           --------
                                             (Dollars in Thousands)
Interest-earning assets(1):
 Loans receivable..........       $103,407          $6,878               8.87%
 Mortgage-backed securities          2,381             101               5.66
 Investment securities.....         10,466             506               6.45
 Other earning assets......          6,783             155               3.05
                                  --------          ------
   Total interest-earning
    assets.................        123,037           7,640               8.28
                                                    ------

Non-interest-earning
 assets....................          6,173
                                  --------
   Total assets............       $129,210
                                  ========

Interest-earning
 liabilities:
 Passbook, NOW and money
   market accounts.........       $ 36,110             615               2.27
 Certificates of deposit...         74,074           3,084               5.55
                                  --------          ------
   Total deposits..........        110,184           3,699               4.48

 Advances from FHLB........          6,250             315               6.72
                                  --------          ------
   Total interest-bearing
    liabilities............        116,434           4,014               4.60
                                                    ------
Non-interest-bearing
 liabilities...............          2,027
                                  --------
   Total liabilities.......        118,461
                                  --------
Total equity...............         10,749
                                  --------
   Total liabilities and
    total equity...........       $129,210
                                  ========

Net interest income........                         $3,626
                                                    ======

Interest rate spread.......                                              3.68%
                                                                         ====

Net interest margin........                           3.93%
                                                    ======

Ratio of average
 interest-earning
 assets to average
  interest-
 bearing liabilities.......         105.67%
                                  ========
------------------------------------------------------------------------------------------------------------------------------

(1)  Does not include interest on loans 90 days or more past due.
(2)  Yields and ratios for the nine-month periods are annualized.

YIELDS EARNED AND RATES PAID

     The following table sets forth (on a consolidated basis) for the periods and at the date indicated the weighted average yields earned on the Bank's assets and the weighted average interest rates paid on the Bank's liabilities,
together with the net yield on interest-earning assets.   Amounts for the nine
month periods are annualized.


                                              Year              Nine Months Ended
                                             Ended March 31,      December 31,      At December 31,
                                            -----------------  -------------------
                                              1995     1996      1995       1996          1996
                                            --------  -------  ---------  --------  ----------------

Weighted average yield earned on:
   Loans receivable.......................     8.54%    9.15%      9.28%     8.87%         8.43%
   Mortgage-backed securities.............     4.56     5.99       5.87      5.66          6.03
   Investment securities..................     6.20     6.97       7.05      6.45          6.14
   All interest-earning assets............     7.82     8.45       8.74      8.28          8.29

Weighted average rate paid on:
   Passbook, NOW and money market
    accounts..............................     2.62     2.50       2.49      2.27          2.26
   Certificates of deposit................     4.88     5.93       6.12      5.55          5.60
   FHLB advances..........................     7.82     6.74       6.51      6.72          5.88
   All interest-bearing liabilities.......     3.95     4.84       4.86      4.60          4.52

Interest rate spread (spread between
   weighted average yield earned on all
   interest-earning assets and weighted
   average rate paid on all interest-
   bearing liabilities)...................     3.87     3.61       3.88      3.68          3.77

Net interest margin (net interest income
   as a percentage of average
   interest-earning assets)...............     4.15     3.89       4.17      3.93          3.92

RATE/VOLUME ANALYSIS

  The following table sets forth the effects of changing rates and volumes on the interest income and interest expense of the Bank. Information is provided with respect to: (i) effects attributable to changes in rate (changes in rate multiplied by prior volume); (ii) effects attributable to changes in volume (changes in volume multiplied by prior rate); and (iii) effects attributable to changes in rate/volume (changes in rate multiplied by changes in volume).


                                                Year Ended March 31,                            Nine Months Ended December 31,
                                             1996 Compared to Year Ended                    1996 Compared to Nine Months Ended
                                                   March 31, 1995                                    December 31, 1995
                            -----------------------------------------------------------  ------------------------------------------
                                           Increase (Decrease)                                   Increase (Decrease)
                                                 Due to                                                 Due to
                            -------------------------------------------------            ---------------------------------
                                                                       Rate/                                     Rate/
                                    Rate                Volume        Volume     Net      Rate      Volume       Volume      Net
                             -------------------  ------------------  -------  --------  -------  -----------  ----------  --------
                                                                         (In Thousands)

Interest-earning assets:
 Loans receivable(1).......                $489              $1,020     $ 73    $1,582    $(277)      $  869        $(38)     $554
 Mortgage-backed securities                  42                 (16)      (5)       21       (4)         (12)         --       (16)
 Investment securities.....                  62                 (94)     (12)      (44)     (28)         212         (18)      166
 Other earning assets......                 113                 141       81       335      (78)         (14)          4       (88)
                                           ----              ------     ----    ------    -----       ------        ----      ----

Total net change in income
 on interest-earning assets                 706               1,051      137     1,894     (387)       1,055         (52)      616
                                           ----              ------     ----    ------    -----       ------        ----      ----

Interest-bearing
 liabilities:
 Passbook, NOW and money
   market accounts.........                 (48)               (117)       5      (160)     (59)          11          (1)      (49)
 Certificates of deposit...                 525                 769      164     1,458     (248)         713         (66)      399
 FHLB advances.............                 (14)                322      (44)      264       11          (18)         --        (7)
                                           ----              ------     ----    ------    -----       ------        ----      ----

Total net change in expense
 on interest-bearing
  liabilities..............                 463                 974      125     1,562     (296)         706         (67)      343
                                           ----              ------     ----    ------    -----       ------        ----      ----

Net increase (decrease) in
 net
  interest income..........                $243              $   77     $ 12    $  332    $ (91)      $  349        $ 15      $273
                                           ====              ======     ====    ======    =====       ======        ====      ====
---------------

(1)  Does not include interest on loans 90 days or more past due.


ASSET AND LIABILITY MANAGEMENT

     The Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating interest rates. The Bank has sought to reduce exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of the Bank's interest-earning assets by retaining for its portfolio shorter term loans and loans with interest rates subject to periodic adjustment to market conditions and by selling substantially all of its longer term, fixed-rate residential mortgage loans. The Bank has historically relied on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds. As part of its interest rate risk management strategy, the Bank promotes non-interest-bearing transaction accounts and certificates of deposit with longer maturities (up to five years) to reduce the interest sensitivity of its interest-bearing liabilities.

     In order to encourage institutions to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data from the Bank's quarterly reports to the OTS, the Bank receives a report which measures interest rate risk by modeling the change in Net Portfolio Value ("NPV") over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period). NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in NPV that will occur in the event of an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under proposed OTS regulations, an institution with a greater than "normal" level of interest rate risk will be subject to a deduction from total capital for purposes of calculating its risk-based capital. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0% are exempt. The Bank meets these qualifications and therefore is exempt. Assuming this proposed rule was in effect at December 31, 1996 and the Bank was not exempt from the rule, the Bank's level of interest rate risk would not have caused it to be treated as an institution with greater than "normal" interest rate risk.

     The following table is provided by the OTS and illustrates the change in NPV at December 31, 1996, based on OTS assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counter the effect of that interest rate movement.

                                                                      Net Portfolio as % of
                                        Net Portfolio Value         Portfolio Value of Assets
                                     --------------------------  --------------------------------
     Basis Point ("bp")
     Change in Rates       $ Amount  $ Change(1)     % Change    NPV Ratio(2)     Change(bp)(3)
-------------------------  --------  -----------     ---------   ------------     -----------
                                     (Dollars in Thousands)

           400               11,802       (4,815)          (29)          8.99            (298)
           300               13,362       (3,254)          (20)         10.01            (196)
           200               14,769       (1,847)          (11)         10.90            (107)
           100               15,903         (714)           (4)         11.58             (39)
           0                 16,617           --            --          11.97              --
           (100)             16,784          168             1          12.01               4
           (200)             16,440         (177)           (1)         11.73             (24)
           (300)             16,222         (395)           (2)         11.52             (45)
           (400)             16,485         (132)           (1)         11.62             (35)

--------------------
(1) Represents the increase (decrease) of the estimated NPV at the indicated change in interest rates compared to the NPV assuming no change in interest rates.
(2) Calculated as the estimated NPV divided by the portfolio value of total assets ("PV").
(3) Calculated as the increase (decrease) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.

     The following table is provided by the OTS and is based on the calculations in the above table. It sets forth the interest rate risk capital component that will be deducted from risk-based capital in determining the level of risk-based capital. At December 31, 1996, the change in NPV as a percentage of portfolio value of total assets is negative 1.33%, which is less than negative 2.0%, indicating that the Bank has a "normal" level of interest rate risk.

                                                       At              At             At
                                                  December 31,   September 30,   December 31,
                                                      1995            1996           1996
                                                  -------------  --------------  -------------

RISK MEASURES:  200 BP RATE SHOCK:

Pre-Shock NPV Ratio:  NPV as % of PV of Assets..         10.92%          12.25%         11.97%
Exposure Measure:  Post-Shock NPV Ratio.........         10.61%          11.14%         10.90%
Sensitivity Measure:  Change in NPV Ratio.......        (31)bp         (111)bp        (107)bp

CALCULATION OF CAPITAL COMPONENT:

Change in NPV as % of PV of Assets..............        (0.36)%         (1.36)%        (1.33)%
Interest Rate Risk Capital Component (1)........            --              --             --

------------------------
(1) No amounts are shown on the interest rate risk capital component line because the Bank is exempt from the interest rate risk capital component.


     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing tables. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

LIQUIDITY AND CAPITAL RESOURCES

     The Bank's primary sources of funds are customer deposits, proceeds from principal and interest payments on loans, proceeds from sales of loans maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     The Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to support loan growth and deposit withdrawals, to satisfy financial commitments and to take advantage of investment opportunities. The Bank generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At December 31, 1996, cash and cash equivalents totalled $5.8 million, or 4.3% of total assets, and investment securities that matured in one year or less totalled $500,000, or 0.4% of total assets. The Bank did not hold any securities classified as available for sale at December 31, 1996. In addition, the Bank maintains a credit facility with the FHLB-Seattle, which provides for immediately available advances. Advances under this credit facility totalled $15.1 million at December 31, 1996.

     The OTS requires a savings institution to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 5.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. In addition, short-term liquid assets currently must constitute 1.0% of the sum of net withdrawable deposit accounts plus short-term borrowings. The Bank's actual long- and short-term liquidity ratios at December 31, 1996 were 5.32% and 1.03%, respectively.

     The primary investing activity of the Bank is the origination of mortgage loans. During the years ended March 31, 1995 and 1996, and the nine months ended December 31, 1996, the Bank originated loans in the amounts of $89.8 million, $120.9 million, and $97.4 million, respectively. At December 31, 1996, the Bank had loan commitments totalling $16.4 million and undisbursed lines of credit totalling $21.3 million and undisbursed loans in process totalling $6.2 million. The Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. Certificates of deposit that are scheduled to mature in less than one year from December 31, 1996 totalled $49.2 million. Historically, the Bank has been able to retain a significant amount of its deposits as they mature. In addition, management of the Bank believes that it can adjust the offering rates of savings certificates to retain deposits in changing interest rate environments.

     The Bank is required to maintain specific amounts of capital pursuant to OTS requirements. As of December 31, 1996, the Bank was in compliance with all regulatory capital requirements which were effective as of such date with tangible, core and risk-based capital ratios of 8.12%, 8.12% and 13.27%, respectively. For a detailed discussion of regulatory capital requirements, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements." See also "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE."

IMPACT OF NEW ACCOUNTING STANDARDS

     ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS. In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 applies prospectively in fiscal years beginning after December 31, 1995, and establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. SFAS No. 121 became effective for the Bank for the fiscal year beginning April 1, 1996. The adoption of SFAS No. 121 has not had a material impact on the Bank's results of operations or financial position.

     ACCOUNTING FOR MORTGAGE SERVICING RIGHTS. In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights." SFAS No. 122 eliminates distinctions between servicing rights that were purchased and those that were retained upon the sale of loans. The statement requires mortgage servicers to recognize as separate assets rights to service loans, no matter how the rights were acquired. Institutions that sell loans and retain the servicing rights will be required to allocate the total cost of the loans to servicing rights and loans based on their relative fair values if that value can be estimated. Furthermore, SFAS No. 122 requires that all capitalized mortgage servicing rights be periodically evaluated for impairment based upon the current fair value of these rights. SFAS No. 122 became effective for the Bank for the fiscal year beginning April 1, 1996. The effect of adopting SFAS No. 122 was to increase income before income taxes for the nine months ended December 31, 1996, approximately $204,000.

     ACCOUNTING FOR STOCK-BASED COMPENSATION. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," establishing financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management of the Bank has not completed an analysis of the potential effects of this statement on its financial condition or results of operations.

     ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES. In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. This statement applies prospectively in fiscal years beginning after December 31, 1996, and establishes new standards that focus on control whereas, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The Bank does not expect adoption of SFAS No. 125 to have a material impact on the Bank's results of operations or financial position.

EFFECT OF INFLATION AND CHANGING PRICES

     The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.


                        BUSINESS OF THE HOLDING COMPANY

GENERAL

     The Holding Company was organized as a Delaware business corporation at the direction of the Bank in March 1997 for the purpose of becoming a holding company for the Bank upon completion of the Stock Conversion. Upon completion of the Conversion, the Bank will be a wholly-owned subsidiary of the Holding Company.

BUSINESS

     Prior to the Conversion, the Holding Company will not engage in any significant operations. Upon completion of the Conversion, the Holding Company's sole business activity will be the ownership of the stock of the Bank and investment of the net proceeds of the Offerings retained by it. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Bank with the payment of appropriate rental fees, as required by applicable law.

     Since the Holding Company will only hold the capital stock of the Bank, the competitive conditions applicable to the Holding Company will be the same as those currently confronting the Bank. See "BUSINESS OF THE BANK -- Competition."


                              BUSINESS OF THE BANK

GENERAL

     The Bank is a community oriented financial institution that engages primarily in the business of attracting deposits from the general public in the areas surrounding its branch offices and using those funds, together with funds generated from operations and borrowings, to originate residential mortgage loans within the Bank's market area. The Bank also is active in originating construction and agricultural real estate loans. To a lesser extent, the Bank originates commercial real estate, and consumer and other non-real estate loans. The Bank has adopted a mortgage banking strategy pursuant to which it generally sells a majority of the fixed-rate residential mortgage loans that it originates while retaining the servicing rights on the conventional loans it sells.

MARKET AREA

     The Bank is headquartered in Lewiston, Idaho and operates five full-service offices in Lewiston, Lewiston Orchards, Moscow, Grangeville and Coeur d'Alene, Idaho. The Bank also operates two loan production offices, one in Lewiston and one in Coeur d'Alene. Most of the Bank's depositors reside in the communities surrounding the Bank's offices. Most of the Bank's loans are made to borrowers residing in the counties in which the Bank's offices are located and in the surrounding counties.

     In general, the market areas served by the Bank are dependent on agriculture, mining, tourism and the forest products industry, and the local economies reflect the health or weakness of those industries. Agriculture in the Bank's market area is dry land farming. The primary crop is wheat. Other major crops are barley, peas, lentils, beans and grass seed. Livestock is also raised in the Bank's market area. Lewiston is the largest city in northern Idaho and serves as the regional center for state government. The economy of Lewiston, in NezPerce County, is connected to that of Clarkston, Washington, which is separated from Lewiston by the Snake River. The Lewis-Clark Valley has a population of approximately 50,000. Forest products and agriculture are the dominant industries in the Lewiston-Clarkston area. Medical services, light manufacturing and tourism have helped keep the economy stable in recent years. Moscow, Idaho, in Latah County, has a population of 20,000. The county population is approximately 30,000. Agriculture and higher education are the primary industries in Moscow. The University of Idaho is located in Moscow and is the city's largest employer. In addition, Washington State University is located eight miles west of Moscow in Pullman, Washington. Both universities have been expanding in recent years, which resulted in increased demand for housing. The growth of the universities has slowed recently, which has caused some slow down in the real estate market. Grangeville, Idaho, in Idaho County, has an economy based mostly on agriculture, the forest products industry and the U.S. Forest Service. Declines in the forest products industry has resulted in a decline in population in Idaho County over the last decade. Tourism has become increasingly important to the Grangeville economy in recent years. Coeur D'Alene, Idaho, in Kootenai County, has a population of approximately 25,000 in a county with almost 70,000 residents. Tourism, forest products, mining and agriculture are the major industries of this region. Coeur d'Alene has experienced significant growth in the past ten years, primarily because of the expanding tourism industry and migration from more populous parts of the western and northwestern United States. As a result, real estate activity has been high with a large amount of new home construction.

     The Bank faces competition from many financial institutions for deposits and loan originations. See "--Competition" and "RISK FACTORS -- Competition Within Market Area."

LENDING ACTIVITIES

     GENERAL. The principal lending activity of the Bank is the origination of conventional mortgage loans for the purpose of purchasing or refinancing owner-occupied, one- to four-family residential property. The Bank also is active in originating construction and agricultural real estate loans. To a lesser extent, the Bank also originates commercial real estate and consumer and other non-real estate loans, although it intends to increase its originations of these types of loans. The Bank's net loans receivable totalled $111.1 million at December 31, 1996, representing 83.5% of consolidated total assets.

     LOAN PORTFOLIO ANALYSIS. The following table sets forth the composition of the Bank's loan portfolio by type of loan at the dates indicated. The Bank had no concentration of loans exceeding 10% of total gross loans other than as disclosed below.

                                          At March 31,
                              -------------------------------------    At December 31,
                                    1995               1996                 1996
                              -----------------  ------------------  ------------------
                              Amount   Percent    Amount   Percent    Amount   Percent
                              -------  --------  --------  --------  --------  --------
                                               (Dollars in Thousands)
Real estate loans:
 Residential................  $53,307    60.02%  $ 62,818    62.41%  $ 72,656    61.26%
 Construction...............   12,259    13.80     13,832    13.74     14,945    12.60
 Agricultural...............   11,887    13.39     11,945    11.87     11,876    10.01
 Commercial.................    5,068     5.71      4,036     4.01      6,007     5.07
                              -------   ------   --------   ------   --------   ------
   Total real estate loans..   82,521    92.92     92,631    92.03    105,184    88.94

Consumer and other loans:
 Home equity................    3,826     4.31      5,229     5.20      9,721     8.20
 Agricultural operating.....      561     0.63        589     0.58      1,024     0.86
 Other consumer.............    1,902     2.14      2,206     2.19      2,368     2.00
                              -------   ------   --------   ------   --------   ------
   Total consumer and
    other loans.............    6,289     7.08      8,024     7.98     13,113    11.06
                              -------   ------   --------   ------   --------   ------

   Total loans receivable...   88,810   100.00%   100,655   100.00%   118,597   100.00%
                              -------   ======   --------   ======   --------   ======

Less:

 Loans in process...........    5,052               5,726               6,224
 Unearned loan fees and
   discounts................      426                 411                 408
 Allowance for loan losses..      555                 701                 880
                              -------            --------            --------
   Loans receivable, net....  $82,777            $ 93,817            $111,085
                              =======            ========            ========


    RESIDENTIAL REAL ESTATE LENDING. The principal lending activity of the Bank is the origination of mortgage loans to enable borrowers to purchase existing residential real estate. At December 31, 1996, $72.7 million, or 61.3%, of the Bank's total gross loan portfolio consisted of loans secured by residential real estate. The Bank presently originates both ARM loans and fixed-rate mortgage loans with maturities of up to 30 years. Substantially all of the Bank's residential mortgage loans are secured by property located in the Bank's primary market area. Very few of the properties securing the Bank's residential mortgage loans are second homes or vacation properties. The Bank's conventional mortgage loans are generally underwritten and documented in accordance with the guidelines established by the Federal Home Loan Mortgage Corporation ("Freddie Mac").

    The Bank generally retains all of the conventional fixed-rate mortgages with maturities of 15 years or less and sells all of the fixed-rate mortgage loans with maturities in excess of 15 years that it originates, although in the nine months ended December 31, 1996 the Bank retained some 30-year, fixed-rate loans for its portfolio. The Bank generally retains all of the ARM loans that it originates. Most of the loans sold by the Bank are sold to Freddie Mac. The remainder of loans sold are purchased by the Federal National Mortgage Association ("Fannie Mae") or private investors. The Bank sells loans to Freddie Mac and Fannie Mae on a servicing-retained basis, while loans sold to private investors are sold servicing-released. Generally, all loans are sold without recourse, although in the past the Bank has sold loans with recourse.
As of December 31, 1996, the Bank remains contingently liable for approximately $1.8 million of loans sold with recourse. The Bank's decision to hold or sell loans is based on its asset/liability management policies and goals and the market conditions for mortgages. See "-- Lending Activities -- Loan Originations, Sales and Purchases."

    The Bank offers ARM loans at rates and terms competitive with market conditions. The Bank currently offers ARM products that adjust annually after an initial fixed period of one, three or five years based on the One Year U.S. Treasury Note Constant Maturity Rate. ARM loans held in the Bank's portfolio do not permit negative amortization of principal and carry no prepayment restrictions. The periodic interest rate cap (the maximum amount by which the interest rate may be increased or decreased in a given period) on the Bank's ARM loans is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan. The terms and conditions of the ARM loans offered by the Bank, including the index for interest rates, may vary from time to time. Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

    The Bank also originates residential mortgage loans that are insured by the Federal Housing Administration, the Veterans Administration, the Farm Home Administration or the Idaho Housing Authority. A significant portion of the Bank's residential mortgage loan originations in recent years has consisted of government insured loans. Most of these loans have been originated in the Coeur d'Alene area, where there has been a significant increase in entry-level housing. The Bank generally sells the government insured loans that it originates to private investors on a servicing-released basis.

    A significant portion of the Bank's ARM loans are not readily saleable in the secondary market because they are not originated in accordance with the purchase requirements of Freddie Mac or Fannie Mae. The Bank requires that non-conforming loans demonstrate appropriate compensating factors that offset their lack of conformity. Although such loans satisfy the Bank's underwriting requirements, they are "non-conforming" because they do not satisfy property limits, credit requirements, repayment capacities or various other requirements imposed by Freddie Mac and Fannie Mae. Accordingly, the Bank's non-conforming loans can be sold only to private investors on a negotiated bases. At December 31, 1996, the Bank's residential loan portfolio included $24.0 million of non-conforming ARM loans. Generally, the Bank's non-conforming ARM loans bear a higher rate of interest than similar conforming ARM loans. The Bank has historically found that its origination of non-conforming loans has not resulted in high amounts of nonperforming loans.

    The retention of ARM loans in the Bank's loan portfolio helps reduce the Bank's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to increased rates to be paid by the customer. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased payments required by the borrower. Furthermore, because the ARM loans originated by the Bank generally provide, as a marketing incentive, for "teaser rates" (i.e., initial rates of interest below the rates that would apply were the adjusted index plus the applicable margin initially used for pricing), these loans are subject to increased risks of default or delinquency. See "RISK FACTORS -- Interest Rate Risk Exposure." The Bank attempts to reduce the potential for delinquencies and defaults on ARM loans by qualifying the borrower based on the borrower's ability to repay the ARM loan assuming a rate 200 basis points above the initial interest rate or the fully indexed rate, whichever is higher. Another consideration is that although ARM loans allow the Bank to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits. Because of these considerations, the Bank has no assurance that yields on ARM loans will be sufficient to offset increases in the Bank's cost of funds.

    While one- to four-family residential real estate loans are normally originated with 15 to 30 year terms, such loans typically remain outstanding for substantially shorter periods. This is because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. In addition, substantially all mortgage loans in the Bank's loan portfolio contain due-on-sale clauses providing that the Bank may declare the unpaid amount due and payable upon the sale of the property securing the loan. Typically, the Bank enforces these due-on-sale clauses to the extent permitted by law and as business judgment dictates. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

    The Bank generally obtains title insurance insuring the status of its lien on all loans where real estate is the primary source of security. The Bank also requires that fire and casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance.

    The Bank's lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 90% of the lesser of the appraised value or the purchase price, with the condition that private mortgage insurance is generally required on loans with loan-to-value ratios greater than 80%. Higher loan-to value ratios are available on certain government insured programs.

     CONSTRUCTION LENDING. The Bank invests a significant proportion of its loan portfolio in residential construction loans. This activity has been prompted by favorable economic conditions in northern Idaho, especially in the area around Coeur d'Alene, lower long-term interest rates and an increased demand for housing units as a result of the population growth in northern Idaho. At December 31, 1996, construction loans totalled $14.9 million, or 12.6% of total loans. At such date, the average amount of the Bank's construction loans was approximately $112,000, which reflects that much of the construction in the Coeur d'Alene area is of entry-level housing. The largest construction loan in the Bank's portfolio at December 31, 1996 was $332,000. During the year ended March 31, 1996 and the nine months ended December 31, 1996, construction loans constituted 24.5% and 23.8%, respectively, of total loan originations.

     The Bank originates construction loans to professional home builders and to individuals building their primary residence. In addition, the Bank occasionally makes loans to builders for the acquisition of building lots. Construction loans made by the Bank to professional home builders include both those with a sales contract or permanent loan in place for the finished homes and those for which purchasers for the finished homes may be identified either during or following the construction period (speculative loans). At December 31, 1996, speculative loans totalled $5.3 million, or 35.5% of the total construction loan portfolio. Construction loans to individuals generally convert to permanent mortgage loans upon completion of the construction period. At December 31, 1996, custom construction loans to individuals totalled $1.5 million, or 10.0% of the total construction loan portfolio.

     Construction lending affords the Bank the opportunity to achieve higher interest rates and fees with shorter terms to maturity than does its single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Bank may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan is dependent on the builder's ability to sell the property prior to the time that the construction loan is due. The Bank has sought to address these risks by adhering to strict underwriting policies, disbursement procedures, and monitoring practices. In addition, because much of the Bank's construction lending is in the Coeur d'Alene area, changes in the local economy and real estate market could adversely affect the Bank's construction loan portfolio. Accordingly, the Bank closely monitors sales and listings in the Coeur d'Alene real estate market and will limit the amount of speculative loans if it perceives there are unfavorable market conditions.

     Loans to builders for the construction of one- to four-family residences are generally made for a term of 12 months. The Bank's loan policy includes a maximum loan-to-value ratio of 75%. The Bank maintains a list of major builders and establishes an aggregate credit limit for each major builder based on the builder's financial strength, experience and reputation and monitors their borrowings on a monthly basis. Each major builder is required to provide the Bank with annual financial statements and other credit information. At December 31, 1996, the Bank had approved five major builders, the largest borrowing capacity of which was approximately $1.3 million. At December 31, 1996, the Bank's major builders had total loans of $2.4 million outstanding. For all other builders, the Bank reviews the financial strength and credit of the builder on a loan by loan basis.

     The construction loan documents require that construction loan proceeds be disbursed in increments as construction progresses. Disbursements are based on periodic on-site inspections by both Bank personnel and independent fee inspectors. At inception, the Bank also requires the builder (other than approved major builders) to deposit funds to the loans-in-process account covering the difference between the actual cost of construction and the loan amount. Alternatively, the Bank may require that the borrower pay for the first portion of construction costs before the loan proceeds are used. Major builders are permitted to utilize the loan proceeds from the initiation of construction and to carry the short-fall between construction costs and the loan amount, based on their financial strength, until the property is sold.

     AGRICULTURAL LENDING. Agricultural real estate lending has been an important part of the Bank's lending strategy since the mid-1980s. The Chief Executive Officer has 24 years of experience and the Vice President, Agricultural and Consumer Lending has 18 years of experience in agricultural real estate lending. See "MANAGEMENT OF THE BANK." At December 31, 1996, agricultural real estate loans totalled $11.9 million, or 10.0% of the Bank's total loan portfolio.

     The Bank presently originates both adjustable-rate and fixed-rate loans secured by farmland located in the Bank's market area, primarily around Lewiston. The Bank offers adjustable-rate loans that adjust annually after an initial fixed period of one, three or five years. Such loans generally provide for up to a 25-year term. The Bank also offers fixed-rate loans with a ten-year term and a ten-year amortization schedule. The Bank also makes agricultural operating loans. See "-- Consumer and Other Lending."

     Agricultural real estate loans generally are underwritten to Federal Agricultural Mortgage Corporation ("Farmer Mac") standards so as to qualify for sale in the secondary market, although the Bank currently retains most of these loans for its portfolio. In originating an agricultural real estate loan, the Bank considers the debt service coverage of the borrower's cash flow, the amount of working capital available to the borrower, the financial history of the farmer and the appraised value of the underlying property as well as the Bank's experience with and knowledge of the borrower. An environmental assessment is also performed. The maximum loan-to-value for agricultural real estate loans is 75%. At December 31, 1996, the largest agricultural real estate loan was $620,000 and the average amount of the Bank's agricultural real estate loans was approximately $100,000.

     The Bank is approved to originate agricultural real estate loans qualifying for purchase by the Farmer Mac II program, which requires Farm House Administration guarantees up to a maximum of 90% of the principal and interest. Once the guaranteed loan has been funded, the Bank generally sells the guaranteed portion of the loan to Farmer Mac II, while retaining the servicing rights on the entire loan.

     Agricultural real estate lending affords the Bank the opportunity to earn yields higher than those obtainable on residential real estate lending.
However, agricultural real estate lending involves a greater degree of risk than residential real estate loans. Payments on agricultural real estate loans are dependent on the successful operation or management of the farm property securing the loan. The success of the farm may be affected by many factors outside the control of the farm borrower, including adverse weather conditions that limit crop yields (such as hail, drought and floods), declines in market prices for agricultural products and the impact of government regulations (including changes in price supports, subsidies and environmental regulations). In addition, many farms are dependent on a limited number of key individuals whose injury or death may significantly affect the successful operation of the farm. Farming in the Bank's market area is generally dry-land farming, with wheat being the primary crop. Accordingly, adverse circumstances affecting the area's wheat crop could have an adverse effect on the Bank's agricultural loan portfolio.

     The risk of crop damage by weather conditions can be reduced by the farmer with multi-peril crop insurance which can guarantee set yields to provide certainty of repayment. Unless the circumstances of the borrower merit otherwise, the Bank generally does not require its borrowers to procure multi-peril crop or hail insurance. Farmers may mitigate the effect of price declines through the use of futures contracts, options or forward contracts. The Bank does not monitor or require the use by borrowers of these instruments.

     COMMERCIAL REAL ESTATE LENDING. Commercial real estate lending has been a minor part of the Bank's lending strategy in recent years. At December 31, 1996, the Bank's commercial real estate loan portfolio totalled $6.0 million, or 5.1% of total loans. The Bank has been more active in originating commercial real estate loans in recent periods. During the year ended March 31, 1996 and the nine months ended December 31, 1996, originations of commercial real estate loans totalled $1.5 million and $3.4 million, respectively. In connection with the expansion of the Bank's community banking activities, the Bank intends to further increase its emphasis on commercial real estate lending. However, there can be no assurances that the Bank will meet its objectives in increasing the size of its commercial real estate portfolio.

     The Bank's commercial real estate loans include loans secured by a storage facility, a manufactured home park, small office buildings, retail shops, a multi-family residential property and other small commercial properties. Commercial real estate loans in the Bank's portfolio include loans originated by the Bank and participation interests in loans originated by other institutions. At December 31, 1996, the average size of the Bank's commercial real estate loans was $122,000 and the largest was a $1.8 million loan secured by a storage facility near Seattle, Washington. Such loan was restructured in 1992 and is performing according to its terms. Appraisals on properties that secure commercial real estate loans are performed by an independent appraiser engaged by the Bank before the loan is made. An environmental assessment is also performed. Underwriting of commercial real estate loans includes a thorough analysis of the cash flows generated by the real estate or the borrower's business to support the debt service and the financial resources, experience, and income level of the borrowers. Annual operating statements on each commercial real estate loan are required and reviewed by management.

     In addition to loans secured by commercial properties, the Bank's commercial real estate portfolio includes loans for the development of residential subdivisions . Such loans totalled $489,000 at December 31, 1996. During the year ended March 31, 1996 and the nine months ended December 31, 1996, originations of loans for the development of residential subdivisions totalled $411,000 and $1.2 million, respectively.

     Commercial real estate lending affords the Bank an opportunity to receive interest at rates higher than those generally available from residential mortgage loans. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks by limiting the maximum loan-to-value ratio to 75% and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. The Bank also obtains loan guarantees from financially capable parties based on a review of personal financial statements.

     CONSUMER AND OTHER LENDING. The Bank originates a variety of consumer and other non-mortgage loans. Such loans generally have shorter terms to maturity and higher interest rates than mortgage loans. At December 31, 1996, the Bank's consumer and other non-mortgage loans totalled approximately $8.4 million, or 7.1% of the Bank's total loans. The Bank's consumer loans consist primarily of secured and unsecured consumer loans, automobile loans, boat loans, recreation vehicle loans, home improvement and equity loans and deposit account loans. The Bank also originates a small amount of agricultural operating loans and equipment loans. The growth of the consumer loan portfolio in recent years has consisted primarily of an increase in home equity loans, which the Bank has more aggressively marketed.

     At December 31, 1996, home equity loans totalled $9.7 million. The Bank offers both home equity second mortgage loans and lines of credit.
Substantially all of the Bank's home equity loans are primarily secured by second mortgages on residential real estate located in the Bank's primary market area. Home equity second mortgage loans are generally offered with terms of five or ten years and only with fixed interest rates. Home equity lines of credit generally have adjustable interest rates based on the prime rate.

     At December 31, 1996, agricultural operating loans totalled $1.0 million. Agricultural operating loans or lines of credit generally are made for a term of one to three years and may be secured or unsecured. Such loans may be secured by a first or second mortgage, or liens on property, vehicles, accounts receivable, crop held or growing crop. Personal guarantees are frequently required for loans made to corporations and other business entities.

     As part of the expansion of its community banking activities, the Bank intends to increase its efforts to originate agricultural operating loans and commercial business loans. The Bank has established a commercial loan department and recently hired a loan officer with 18 years of commercial lending experience as part of this effort. The Bank is also implementing a VISA credit card program, which initially will be marketed to existing customers. However there can be no assurances that the Bank will meet its objectives in increasing the size of its non-mortgage loan portfolio. Factors that may effect the ability of the Bank to increase its originations in this area include the demand for such loans, interest rates and the state of the local and national economy.

     Consumer and non-mortgage loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles and farm equipment. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Similarly, payments on agricultural operating loans depend on the successful operation of the farm, which may be adversely affected by weather conditions that limit crop yields, fluctuations in market prices for agricultural products, and changes in government regulations and subsidies. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. At December 31, 1996, the Bank had $28,000 of consumer and non-mortgage loans accounted for on a nonaccrual basis.

     MATURITY OF LOAN PORTFOLIO. The following table sets forth certain information at December 31, 1996 regarding the dollar amount of principal repayments for loans becoming due during the periods indicated. All loans are included in the period in which the final contractual payment is due. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due within one year. The table does not include any estimate of prepayments which significantly shorten the average life of all loans and may cause the Bank's actual repayment experience to differ from that shown below.

                                       After    After    After    After 10
                                      One Year 3 Years  5 Years    Years
                             Within   Through  Through  Through   Through    Beyond
                            One Year  3 Years  5 Years  10 Years  15 Years  15 Years   Total
                            --------  -------  -------  --------  --------  --------  --------
                                                      (In Thousands)
Real estate loans:
  Residential.............   $   276   $1,506   $3,897   $ 3,573   $12,059   $51,345  $ 72,656
  Construction............    14,945       --       --        --        --        --    14,945
  Commercial..............       412      394    2,005       529       519     2,148     6,007
  Agricultural............        --      110      102     1,078     2,618     7,968    11,876
Consumer and other loans..     2,849    1,295    1,883     6,628       239       219    13,113
                             -------   ------   ------   -------   -------   -------  --------
    Total gross loans.....   $18,482   $3,305   $7,887   $11,808   $15,435   $61,680  $118,597
                             =======   ======   ======   =======   =======   =======  ========

       The following table sets forth the dollar amount of all loans due after December 31, 1997, that have fixed interest rates and have floating or adjustable interest rates.


                             Fixed     Floating or
                             Rates   Adjustable Rates
                            -------  ----------------
                                 (In Thousands)

Real estate loans:
  Residential.............  $33,712           $42,664
  Construction............       --                --
  Commercial..............    2,575             1,776
  Agricultural............      699            11,373
Consumer and other loans..    3,151             4,165
                            -------           -------
     Total gross loans....  $40,137           $59,978
                            =======           =======

     Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

     LOAN SOLICITATION AND PROCESSING. Loan applicants come primarily through existing customers, referrals by realtors and homebuilders, and walk-ins. The Bank also uses radio and newspaper advertising to create awareness of its loan products. In addition to originating loans through its branch offices, the Bank operates two mortgage loan centers, one in Coeur d'Alene and one in Lewiston, to supplement residential real estate loan originations. The Bank does not utilize any loan correspondents, mortgage brokers or other forms of wholesale loan origination. Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate offered as collateral generally is undertaken by a certified, independent fee appraiser.

     Residential real estate loans up to $214,600 that qualify for sale in the secondary market may be approved by the Bank's underwriters. All other portfolio real estate loans up to $500,000 must be approved by two members of the management loan committee. Delegated loan approval authority to residential lending centers is authorized within prescribed limits for approved major builder loans. All other construction loans resulting in total extension of credit to one borrower up to $500,000 must be approved by two members of the management loan committee. Any loan that would result in the total extension of credit to one borrower to be in excess of $500,000 or to a major builder in excess of its maximum credit limit must be approved by the Board of Directors Loan Committee. Consumer loans up to $25,000 and home equity loans up to $100,000 may be approved by designated underwriters. All other consumer and home equity loans must be approved by two members of the management loan committee.

     LOAN ORIGINATIONS, SALES AND PURCHASES. While the Bank originates both adjustable-rate and fixed-rate loans, its ability to generate each type of loan is dependent upon relative customer demand for loans in its market. For the year ended March 31, 1996, and the nine months ended December 31, 1996, the Bank originated $120.9 million and $97.4 million of loans, respectively. Residential real estate loan originations totalled $83.6 million for the year ended March 31, 1996 and $64.9 million for the nine months ended December 31, 1996. Of the $97.4 million of loans originated during the nine months ended December 31, 1996, 16.2% were adjustable-rate loans and 83.8% were fixed-rate loans.

    In the early 1990s the Bank adopted a mortgage banking strategy pursuant to which it seeks to generate income from the sale of loans (which may be sold either servicing-retained or servicing-released) and from servicing fees from loans sold on a servicing-retained basis. Generally, the level of loan sale activity and, therefore, its contribution to the Bank's profitability depends on maintaining a sufficient volume of loan originations. Changes in the level of interest rates and the local economy affect the amount of loans originated by the Bank and, thus, the amount of loan sales as well as origination and loan fees earned. Gains on sales of loans totalled $1.0 million, $1.4 million and $891,000 during the years ended March 31, 1995 and 1996 and the nine months ended December 31, 1996, respectively. See "RISK FACTORS -- Reliance on Mortgage Banking Operations" and "-- Competition Within Market Area." The Bank sells loans on a loan by loan basis. Generally a loan is committed to be sold and a price for the loan is fixed at the time the interest rate on the loan is fixed, which may be at the time the Bank issues a loan commitment or at the time the loan closes. This eliminates the risk to the Bank that a rise in market interest rates will reduce the value of a mortgage before it can be sold. Where a loan is committed to be sold before it is closed, the Bank is subject to the risk that the loan fails to close or that the closing of the loan is delayed beyond the specified delivery date. In such event, the Bank may be required to compensate the purchaser for failure to deliver the loan. Generally, all loans are sold without recourse, although in the past the Bank has sold loans with recourse. As of December 31, 1996, the Bank remains contingently liable for approximately $1.8 million of loans sold with recourse.

    In the past, the Bank has purchased loans and loan participations in its primary market during periods of reduced loan demand. However, in recent years, because of strong loan demand, the Bank has purchased few loans. Through a consortium of local financial institutions, the Bank occasionally purchases participation interests in loans secured by local low-income housing projects. The Bank intends to supplement its origination of agricultural and commercial real estate loans and agricultural operating and commercial business loans by purchasing participations in such loans originated by other community banks in northern Idaho and eastern Washington. All such purchases will be made in conformance with the Bank's underwriting standards. The Bank anticipates that it will purchase only a small portion of such loans and that the originating institution will retain a majority of the loan.

    The following table shows total loans originated, purchased, sold and repaid during the periods indicated.


                                                            Nine Months Ended
                                  Year Ended March 31,          December 31,
                                 ----------------------     ------------------
                                      1995        1996        1995     1996
                                      ----        ----        ----     ----
                                                 (In Thousands)

Total loans receivable at
 beginning of period..............  $ 80,780   $ 88,810   $ 88,810   $100,655
                                    --------   --------   --------   --------

Loans originated:
 Real estate loans:
  Residential.....................    61,030     83,551     63,030     64,912
  Construction....................    22,385     29,569     23,341     23,153
  Agricultural....................     2,402      1,023        692        798
  Commercial......................        --      1,481      1,202      3,419
 Consumer and other loans.........     3,957      5,270      4,366      5,147
                                    --------   --------   --------   --------
    Total loans originated........    89,774    120,894     92,631     97,429
                                    --------   --------   --------   --------

Loans purchased:
 Real estate loans:
  Residential.....................        88         25         25         43
  Construction....................        --         --         --         --
  Agricultural....................        --         --         --         --
  Commercial......................        --         --         --         --
 Consumer and other loans.........        --         --         --         --
                                    --------   --------   --------   --------
    Total loans purchased.........        88         25         25         43
                                    --------   --------   --------   --------

Loans sold:
 Servicing retained...............   (26,996)   (21,219)   (14,339)   (20,377)
 Servicing released...............   (24,570)   (48,550)   (38,037)   (26,030)
                                    --------   --------   --------   --------
    Total loans sold..............   (51,566)   (69,769)   (52,376)   (46,407)

Loan principal repayments.........   (26,199)   (32,112)   (25,138)   (25,818)

Other(1)..........................    (4,067)    (7,193)    (3,973)    (7,305)
                                    --------   --------   --------   --------
Change in total loans receivable..     8,030     11,845     11,169     17,942
                                    --------   --------   --------   --------

Total receivable loans
 at end of period.................  $ 88,810   $100,655   $ 99,979   $118,597
                                    ========   ========   ========   ========

------------
(1)  Consists of refinanced loans.

     LOAN COMMITMENTS. The Bank issues commitments to originate loans conditioned upon the occurrence of certain events. Such commitments are made on specified terms and conditions and are honored for up to 90 days from the date of loan approval. The Bank had outstanding loan commitments of approximately $16.4 million at December 31, 1996.

     LOAN ORIGINATION AND OTHER FEES. The Bank, in some instances, receives loan origination fees. Loan fees are a fixed dollar amount or a percentage of the principal amount of the mortgage loan that is charged to the borrower for funding the loan. The amount of fees charged by the Bank generally is 1% of the loan amount. Current accounting standards require fees received (net of certain loan origination costs) for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Net deferred fees or costs associated with loans that are prepaid are recognized as income at the time of prepayment. The Bank had $408,000 of net deferred loan fees at December 31, 1996.

    LOAN SERVICING. The Bank sells residential real estate loans to Freddie Mac and Fannie Mae on a servicing-retained basis and receives fees in return for performing the traditional services of collecting individual payments and managing the loans. In the past, the Bank has sold agricultural real estate loans to private investors on a servicing-retained basis. At December 31, 1996, the Bank was servicing $131.5 million of loans for others. Loan servicing includes processing payments, accounting for loan funds and collecting and paying real estate taxes, hazard insurance and other loan-related items, such as private mortgage insurance. When the Bank receives the gross mortgage payment from individual borrowers, it remits to the investor in the mortgage a predetermined net amount based on the yield on that mortgage. The difference between the coupon on the underlying mortgage and the predetermined net amount paid to the investor is the gross loan servicing fee. For a discussion of the adoption SFAS No. 122, See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Nine Months Ended December 31, 1995 and 1996 -- Non-interest Income." In addition, the Bank retains certain amounts in escrow for the benefit of the investor for which the Bank incurs no interest expense but is able to invest.
At December 31, 1996, the Bank held $734,000 in escrow for its portfolio of loans serviced for others.

DELINQUENCIES AND CLASSIFIED ASSETS

    DELINQUENT LOANS. When a mortgage loan borrower fails to make a required payment when due, the Bank institutes collection procedures. During the first three months of the term of a loan, the borrower is contacted by telephone approximately ten days after the payment is due in order to permit the borrower to make the payment before the imposition of a late fee. The first notice is mailed to the borrower when the payment is 16 days past due. Attempts to contact the borrower by telephone generally begin when a payment becomes 25 days past due. If the loan has not been brought current by the 60th day of delinquency, the Bank attempts to interview the borrower in person and to physically inspect the property securing the loan.

    In most cases, delinquencies are cured promptly; however, if by the 91st day of delinquency, or sooner if the borrower is chronically delinquent and all reasonable means of obtaining payment on time have been exhausted, foreclosure, according to the terms of the security instrument and applicable law, is initiated. Interest income on loans is reduced by the full amount of accrued and uncollected interest.

    The following table sets forth information with respect to the Bank's nonperforming assets and restructured loans within the meaning of SFAS No. 15 at the dates indicated. It is the policy of the Bank to cease accruing interest on loans more than 90 days past due.


                                                     At March 31,      At December 31,
                                                ---------------------
                                                1995        1996             1996
                                               -------  -------------  ----------------
                                                            (In Thousands)

Loans accounted for on a
 nonaccrual basis:
  Real estate loans:
   Residential...............................  $  407         $  399            $  189
   Construction..............................      --            194               789
   Agricultural..............................      --             --                --
   Commercial................................      --             --                --
  Consumer and other loans...................      --             --                28
                                               ------         ------            ------
     Total...................................     407            593             1,006
                                               ------         ------            ------

Accruing loans which are contractually
 past due 90 days or more:
  Real estate loans:
   Residential...............................       4             97                --
   Construction..............................     119             --                --
   Agricultural..............................      --             --                --
   Commercial................................      --             --                --
  Consumer and other loans...................       2              2                --
                                               ------         ------            ------
     Total...................................     125             99                --
                                               ------         ------            ------

Total of nonaccrual and 90 days past
  due loans..................................     532            692             1,006

Real estate owned............................      --             76               196
                                               ------         ------            ------
   Total nonperforming assets................  $  532         $  768            $1,202
                                               ======         ======            ======

Restructured loans...........................  $3,333         $1,760            $1,746

Nonaccrual and 90 days or more past
  due loans as a percentage of net loans.....    0.64%          0.74%             0.91%

Nonaccrual and 90 days or more past
  due loans as a percentage of total assets..    0.51           0.53              0.76

Total nonperforming assets to
  total assets...............................    0.51           0.59              0.90


     Interest income that would have been recorded for the year ended March 31, 1996 and the nine months ended December 31, 1996 had nonaccruing loans been current in accordance with their original terms amounted to approximately $24,000 and $59,000, respectively. The amount of interest included in interest income on such loans for the year ended March 31, 1996 and the nine months ended December 31, 1996 amounted to approximately $64,000 and $33,000, respectively.

     REAL ESTATE OWNED. Real estate acquired by the Bank as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned ("REO") until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid principal balance of the related loan plus foreclosure costs, or fair market value. Subsequent to foreclosure, REO is carried at the lower of the foreclosed amount or fair value, less estimated selling costs. At December 31, 1996, the Bank had $196,000 of REO, which consisted of two building lots and one single family residence.

     ASSET CLASSIFICATION. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets:
substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are classified as special mention and monitored by the Bank.

     At December 31, 1996, classified assets totalled $2.4 million. Assets classified as loss totalled $16,000 and consisted of one construction loan in the amount of $10,000 and overdrawn NOW accounts totalling $6,000. Assets classified as substandard totalled $1.7 million and consisted of REO totalling $196,000, one consumer loan in the amount of $5,000, five construction loans totalling $736,000, 11 residential real estate loans totalling and $699,000 and overdrawn NOW accounts totalling $35,000. Assets designated as special mention totalled $753,000 and consisted of five residential real estate loans totalling $191,000, two agricultural real estate loans totalling $548,000 and one consumer loan in the amount of $14,000. The aggregate amounts of the Bank's classified assets at the dates indicated were as follows:

                             At March 31,   At December 31,
                            --------------
                             1995    1996        1996
                            ------  ------  ---------------
  (In Thousands)

Loss......................  $    4  $    2           $   16
Doubtful..................      --      --               --
Substandard...............     846   1,219            1,671
Special mention...........     246     342              753
                            ------  ------           ------
 Total classified assets..  $1,096  $1,563           $2,440
                            ======  ======           ======


     ALLOWANCE FOR LOAN LOSSES. The Bank has established a systematic methodology for the determination of provisions for loan losses. The methodology is set forth in a formal policy and takes into consideration the need for an overall general valuation allowance as well as specific allowances that are tied to individual loans.

     In originating loans, the Bank recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The Bank increases its allowance for loan losses by charging provisions for loan losses against income.

     The general allowance is maintained to cover losses inherent in the portfolio of performing loans. Management's periodic evaluation of the adequacy of the allowance is based on management's evaluation of probable losses in the loan portfolio. Specific valuation allowances are established to absorb losses on loans for which full collectibility may not be reasonably assured, based upon, among other factors, the estimated fair market value of the underlying collateral and estimated holding and selling costs. Generally, a provision for losses is charged against income on a quarterly basis to maintain the allowances.

     At December 31, 1996, the Bank had an allowance for loan losses of $880,000. The allowance for loan losses is maintained at an amount management considers adequate to absorb losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations.

     While the Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Bank's financial condition and results of operations.

     The following table sets forth an analysis of the Bank's allowance for loan losses at and for the periods indicated. Where specific loan loss reserves have been established, any differences between the loss allowances and the amount of loss realized has been charged or credited to current income.


                                                            Nine Months Ended
                                 Year Ended March 31,          December 31,
                                ----------------------     ------------------
                                     1995     1996          1995     1996
                                     ----     ----          ----     ----
                                             (Dollars in thousands)

Allowance at beginning of period..  $ 530   $ 555           $ 555   $ 701

Provision for loan losses(1)......     28     150              78     194

Recoveries........................     --      --              --      --

Charge-offs:
  Real estate loans:
   Residential....................     --      --              --      14
   Construction...................     --      --              --      --
   Agricultural...................     --      --              --      --
   Commercial.....................     --      --              --      --
  Consumer and other loans........      3       4               2       1
                                    -----   -----           -----   -----
     Total charge-offs............      3       4               2      15
                                    -----   -----           -----   -----
     Net charge-offs..............      3       4               2      15
                                    -----   -----           -----   -----
     Balance at end of period.....  $ 555   $ 701           $ 631   $ 880
                                    =====   =====           =====   =====

Ratio of allowance to total
 loans outstanding
 at the end of the period.........   0.62%   0.70%           0.63%   0.74%

Ratio of net charge-offs to
 average loans outstanding
 during the period................     --      --              --    0.01%

-----------
(1) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Nine Months Ended December 31, 1995 and 1996 -- Provisions for Loan Losses" and "-- Comparison of Operating Results for the Years Ended March 31, 1995 and 1996 -- Provisions for Loan Losses" for a discussion of the factors responsible for changes in the Bank's provision for loan losses between the periods.

  The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.


                                         At March 31,
                            ------------------------------------   At December 31,
                                  1995               1996                1996
                            -----------------  -----------------  -----------------
                                      % of               % of                % of
                                      Loans in           Loans in            Loans in
                                      Category           Category            Category
                                      to Total           to Total            to Total
                            Amount    Loans    Amount    Loans     Amount    Loans
                            ------  ---------  ------  ---------  --------  -------
                                            (Dollars in Thousands)

Real estate loans:
  Residential.............    $117     62.34%    $375     65.23%     $ 304   65.22%
  Construction............     136     13.80      135     13.74        206   12.60
  Agricultural............     119     13.38      119     11.87        191   10.01
  Commercial..............     108      5.71       --      4.01        100    5.07
Consumer and other loans..      75      4.76       72      5.15         79    7.10
                              ----    ------     ----    ------      -----  ------

   Total allowance for
     loan losses..........    $555    100.00%    $701    100.00%     $ 880  100.00%
                              ====    ======     ====    ======      =====  ======


INVESTMENT ACTIVITIES
---------------------

     The Bank is permitted under federal law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the FHLB-Seattle, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, the Bank may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like the Bank are also required to maintain an investment in FHLB stock. The Bank is required under federal regulations to maintain a minimum amount of liquid assets. See "REGULATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." Such securities are reported at fair value, and unrealized gains and losses on such securities would be included in earnings. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." Such securities are reported at fair value, and unrealized gains and losses on such securities are excluded from earnings and reported as a net amount in a separate component of equity. Currently, all of the Bank's investments are classified as held to maturity.

     The Chief Executive Officer and the Chief Financial Officer determine appropriate investments in accordance with the Board of Directors' approved investment policies and procedures. The Bank's investment policies generally limit investments to FHLB obligations, certificates of deposit, U.S. Government and agency securities, municipal bonds rated AAA, mortgage-backed securities and certain types of mutual funds. The Bank's investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the Bank's liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on the Bank's credit and interest rate risk, and risk-based capital is also given consideration during the evaluation.

     Investment securities are purchased primarily for managing liquidity. Generally, the Bank purchases mortgage-backed securities only during times of reduced loan demand. Because the Bank has experienced strong loan demand in recent years, it has not purchased any mortgage-backed securities recently. However, the Bank has entered into a commitment to purchase $1.6 million of a collaterized mortgage obligation ("CMO") to be issued and guaranteed by the Idaho Housing Authority. This purchase, which is expected to occur in June 1997, will be funded through an advance from the FHLB-Seattle pursuant to its Community Investment Program. The CMO will represent an interest in a loan secured by a low-income, multi-family housing project located in Lewiston.

     The following table sets forth the composition of the Bank's investment and mortgage-backed securities portfolios at the dates indicated.


                                              At March 31,                                At December 31,
                                 ---------------------------------------------------
                                           1995                         1996                    1996
                                 ---------------------------  ----------------------  -----------------------
                                 Carrying      Percent of      Carrying   Percent of   Carrying  Percent of
                                   Value       Portfolio         Value    Portfolio     Value     Portfolio
                                ------------   ---------       --------   ---------   ---------  ---------
                                                                          (In Thousands)

AVAILABLE FOR SALE:
  Mutual funds.................    $ 1,289        11.87%        $ 1,328        9.25%     $   --          --%

HELD TO MATURITY:
  U.S. Government and federal
    agency obligations.........      6,732        61.98          10,545       73.43       5,189       68.89
  Mortgage-backed securities...      2,840        26.15           2,488       17.32       2,343       31.11
                                   -------       ------         -------      ------      ------      ------
       Total held to maturity..      9,572        88.13          13,033       90.75       7,532      100.00

      Total....................    $10,861       100.00%        $14,361      100.00%     $7,532      100.00%
                                   =======       ======         =======      ======      ======      ======

    The table below sets forth certain information regarding the carrying value, weighted average yields and maturities of the Bank's investment and mortgage-backed securities at December 31, 1996.

                                                            Over              Over
                                     Less Than             One to            Five to        Over Ten
                                     One Year            Five Years         Ten Years         Years
                               ---------------------  -----------------  ---------------  -------------
                                Amount      Yield      Amount    Yield   Amount   Yield   Amount  Yield
                               --------  -----------  ---------  ------  -------  ------  ------  ------
                                                        (Dollars in Thousands)

U.S. Government and federal
  agency obligations.........      $500        5.64%     $4,689   6.21%       --$    --%  $   --     --%
Mortgage-backed securities...         7        7.12          14   7.06        --     --    2,322   6.02
                                   ----                  ------                           ------
    Total....................      $507        5.66      $4,703   6.21        --     --   $2,322   6.02
                                   ====                  ======                           ======

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

    GENERAL. Deposits and loan repayments are the major sources of the Bank's funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings through the FHLB-Seattle are used to compensate for reductions in the availability of funds from other sources. Presently, the Bank has no other borrowing arrangements.

    DEPOSIT ACCOUNTS. Savings deposits are the primary source of funds for the Bank's lending and investment activities and for its general business purposes. Substantially all of the Bank's depositors are residents of the States of Idaho and Washington. Deposits are attracted from within the Bank's market area through the offering of a broad selection of deposit instruments, including NOW accounts, money market deposit accounts, regular savings accounts, certificates of deposit and retirement savings plans. The Bank also offers "TT&L" (treasury taxes and loans) accounts for local businesses. Deposit account terms vary, according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, the Bank considers current market interest rates, profitability to the Bank, matching deposit and loan products and its customer preferences and concerns. The Bank reviews its deposit mix and pricing weekly. Currently, the Bank does not accept brokered deposits, nor has it aggressively sought jumbo certificates of deposit, although the Bank has in the past accepted brokered certificates of deposit. At December 31, 1996, the Bank had one brokered deposit in the amount of $1.1 million. At December 31, 1996, certificates of deposit that are scheduled to mature in less than one year totalled $49.2 million. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

    The Bank currently offers certificates of deposit for terms not exceeding 60 months. As a result, the Bank believes that it is better able to match the repricing of its liabilities to the repricing of its loan portfolio. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

    In the unlikely event the Bank is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to the Holding Company, as the sole stockholder of the Bank.

    The following table sets forth information concerning the Bank's deposits at December 31, 1996.

Weighted                                                                                            Percentage
Average                                                                         Minimum             of Total
Interest Rate                 Term                Checking and Savings Deposits  Amount  Balance    Deposits
---------------  -------------------------------  -----------------------------  ------  --------  -----------
                                                                                       (In Thousands)

1.23%            --                               NOW                            $   --  $ 15,211       14.44%
3.00             --                               Money Market Deposit               --    13,456       12.77
3.03             --                               Passbook                           --     7,428        7.05

                                                  Certificates of Deposit
                                                  -----------------------------

4.25             7 days to 179 days               Fixed term, fixed rate          2,500     5,306        5.04
5.46             11 months special/non-renewable  Fixed term, fixed rate            500     2,979        2.83
5.27             6 months to less than 1 year     Fixed term, fixed rate          1,000    14,577       13.84
5.58             14 months special/non-renewable  Fixed term, fixed rate            500     4,856        4.61
5.29             1 year to less than 2 years      Fixed term, fixed rate            500     8,237        7.82
5.75             27 months special/non-renewable  Fixed term, fixed rate            500     1,646        1.56
6.20             2 years to less than 3 years     Fixed term, fixed rate            500    15,151       14.38
5.96             New 2 years to 5 years - add on  Fixed term, fixed rate            100     4,530        4.30
5.65             3 years to less than 4 years     Fixed term, fixed rate            500     2,578        2.45
5.85             4 years to less than 5 years     Fixed term, fixed rate            500     1,229        1.16
6.09             5 years to less than 10 years    Fixed term, fixed rate            500     7,239        6.87
5.45             IRA Variable                     Fixed term, adjustable rate        --       926        0.88
                                                                                         --------      ------
                                                  Total                                  $105,349      100.00%
                                                                                         ========      ======


     The following table indicates the amount of the Bank's jumbo certificates of deposit by time remaining until maturity as of December 31, 1996. Jumbo certificates of deposit are certificates in amounts of $100,000 or more.

Maturity Period                      Amount
-------------------------------  --------------
                                 (In Thousands)

Three months or less                    $4,029
Over three through six months            2,032
Over six through 12 months               1,767
Over 12 months                           1,558
                                        ------
     Total jumbo certificates
      of deposit                        $9,386
                                        ======


    DEPOSIT FLOW. The following table sets forth the balances (inclusive of interest credited) and changes in dollar amounts of deposits in the various types of accounts offered by the Bank between the dates indicated.



                                                         At March 31,                            At December 31,
                                       -------------------------------------------------   -----------------------------
                                             1995                     1996                           1996
                                       -----------------  ------------------------------   -----------------------------
                                                Percent             Percent                         Percent
                                                   of                  of      Increase                of      Increase
                                       Amount    Total     Amount    Total    (Decrease)   Amount    Total    (Decrease)
                                       -------  --------  --------  --------  ----------  --------  --------  ----------
                                                                    (Dollars in Thousands)

NOW accounts.........................  $13,146    14.81%  $ 14,617    12.67%    $ 1,471   $ 15,211    14.44%        594
Passbook accounts....................   15,610    17.58     13,861    12.02      (1,749)    13,456    12.77        (405)
Money market deposit accounts........    8,932    10.06      7,167     6.21      (1,765)     7,428     7.05         261
Fixed-rate certificates which
 mature:
  Within 1 year......................   13,506    15.21     52,692    45.69      39,186     49,235    46.74      (3,457)
  After 1 year, but within 2 years...   16,621    18.72     16,329    14.16        (292)    12,240    11.62      (4,089)
  After 2 years, but within 5 years..   18,834    21.21     10,639     9.23      (8,195)     7,779     7.38      (2,860)
  Certificates maturing thereafter...    2,138     2.41         19      .02      (2,119)        --       --         (19)
                                       -------   ------   --------   ------     -------   --------   ------     -------

     Total...........................  $88,787   100.00%  $115,324   100.00%    $26,537   $105,349   100.00%    $(9,975)
                                       =======   ======   ========   ======     =======   ========   ======     =======


    TIME DEPOSITS BY RATES. The following table sets forth the time deposits in the Bank categorized by rates at the dates indicated.


                      At March 31,      At December 31,
                 ---------------------
                  1995        1996           1996
                 -------  ------------  ---------------
                         (Dollars in Thousands)

3.20 - 4.19%...  $ 5,798       $ 1,786          $ 1,079
4.20 - 5.19%...   16,001        13,854           24,586
5.20 - 6.19%...   18,689        50,332           32,929
6.20 - 7.19%...    6,674        10,300            9,752
7.20 - 8.19%...    3,349         2,814              453
8.20 - 11.19%..      588           593              455
                 -------       -------          -------
Total..........  $51,099       $79,679          $69,254
                 =======       =======          =======

    The following table sets forth the amount and maturities of time deposits at December 31, 1996.


                                  Amount Due
                 -------------------------------------------
                                                                         Percent
                             After   After   After                       of Total
                 Less Than   1 to 2  2 to 3  3 to 4  After               Certificate
                 One Year    Years   Years   Years   4 Years   Total     Accounts
                 ---------  -------  ------  ------  -------  -------  ------------
                                       (Dollars in Thousands)

3.20 - 4.19%...    $ 1,079  $    --  $   --    $ --   $   --  $ 1,079         1.55%
4.20 - 5.19%...     24,176      409       1      --       --   24,586        35.50
5.20 - 6.19%...     14,897   11,029   4,796     793    1,414   32,929        47.55
6.20 - 7.19%...      9,075      677      --      --       --    9,752        14.08
7.20 - 8.19%...         --      110     230       3      110      453         0.66
8.20 - 11.19%..          8       15     432      --       --      455         0.66
                   -------  -------  ------  ------  -------  -------       ------
Total..........    $49,235  $12,240  $5,459    $796   $1,524  $69,254       100.00%
                   =======  =======  ======  ======  =======  =======       ======


    DEPOSIT ACTIVITY. The following table sets forth the deposit activities of the Bank for the periods indicated.


                                                      Nine Months Ended
                              Year Ended March 31,      December 31,
                              ---------------------  -------------------
                                 1995       1996       1995      1996
                              ----------  ---------  --------  ---------
                                            (In Thousands)

Beginning balance...........    $91,858    $ 88,787  $ 88,787  $115,324
                                -------    --------  --------  --------

Net increase (decrease)
  before interest credited..     (6,557)     21,769    27,175   (13,699)
Interest credited...........      3,486       4,768     3,343     3,724
                                -------    --------  --------  --------

Net increase (decrease)
  in savings deposits.......     (3,071)     26,537    30,518    (9,975)
                                -------    --------  --------  --------

Ending balance..............    $88,787    $115,324  $119,305  $105,349
                                =======    ========  ========  ========


     BORROWINGS.    The Bank utilizes advances from the FHLB-Seattle to
supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB-Seattle functions as a central reserve bank providing credit for savings associations and certain other member financial institutions. As a member of the FHLB-Seattle, the Bank is required to own capital stock in the FHLB-Seattle and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. The Bank is currently authorized to borrow from the FHLB up to an amount equal to 20% of total assets. The Bank intends to increase the amount of its FHLB advances in order to fund certain investments as part of its asset/liability management. See "FIRSTBANK NORTHWEST"

     The following tables sets forth certain information regarding borrowings by the Bank at the dates and for the periods indicated:

                                                                     At or For the Nine
                                                   At or For the       Months Ended
                                               Year Ended March 31,    December 31,
                                               ---------------------  ---------------
                                                   1995       1996     1995     1996
                                                  -------   -------   ------   ------
                                                        (Dollars in Thousands)

Maximum amount of FHLB advances outstanding
  at any month end during the period.........     $4,900     $9,688    9,688   $15,060
Approximate average FHLB advances
  outstanding during the period..............      1,150      4,862    5,696     8,272
Balance of FHLB advances outstanding
  at end of period...........................      4,000      2,304    2,467    15,060
Weighted average rate paid on
  FHLB advances at end of period.............       6.74%      6.03%    6.04%     6.06%
Approximate weighted average rate paid on
  FHLB advances during the period............       6.68%      6.19%    6.25%     5.94%


 COMPETITION

    The Bank operates in a competitive market for the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits has historically come from commercial banks, credit unions and other thrifts operating in its market area. The Bank's competitors include large regional and superregional banks. These institutions are significantly larger than the Bank and therefore have greater financial and marketing resources than the Bank. Particularly in times of high interest rates, the Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The Bank's competition for loans comes from commercial banks and other thrifts operating in its market as well as from mortgage bankers and brokers, consumer finance companies, and, with respect to agricultural loans, government sponsored lending programs. Such competition for deposits and the origination of loans may limit the Bank's growth and profitability in the future.

SUBSIDIARY ACTIVITIES

    The Bank has one subsidiary, Tri-Star Financial Corporation, which was created in 1985 and whose activities consist primarily of selling life insurance and tax deferred annuities on an agency basis. At December 31, 1996, the Bank's equity investment in its subsidiary was $20,000.

    Federal savings associations generally may invest up to 3% of their assets in service corporations, provided that any amount in excess of 2% is used primarily for community, inner-city and community development projects. The Bank's investment in its subsidiary did not exceed these limits at December 31, 1996.

PERSONNEL

    As of December 31, 1996, the Bank had 75 full-time and eight part-time employees. The employees are not represented by a collective bargaining unit and the Bank believes its relationship with its employees to be good.

LEGAL PROCEEDINGS

    Periodically, there have been various claims and lawsuits involving the Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Bank's business. In the opinion of management, the Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Bank.

PROPERTIES

    The Bank operates five full-service facilities in Lewiston, Lewiston Orchards, Moscow, Grangeville and Coeur d'Alene, Idaho, all of which it owns. The Bank also operates one loan production office in Lewiston and one in Coeur d'Alene, Idaho, which is located in the same facility as its full-service office. A portion of the Coeur d'Alene facility is leased to an unaffiliated brokerage firm for a period of ten years expiring in 2006. At December 31, 1996, the net book value of the properties (including land and buildings) and the Bank's fixtures, furniture and equipment was $4.8 million.

                                                  Net Book Value           Deposits
Location                        Year Acquired  at December 31, 1996  at December 31, 1996
------------------------------  -------------  --------------------  --------------------
                                                                        (in thousands)
Administrative Office
------------------------------

920 Main Street                          1978            $  213,000                   N/A
Lewiston, Idaho 83501

Full-Service Office
------------------------------

921 F Street                             1960               123,000               $40,119
Lewiston, Idaho 83501

444 Thain Road                           1974                63,000                16,161
Lewiston, Idaho 83501

201 S. Jackson Street                    1989               437,000                28,329
Moscow, Idaho 83843

108 S. Mill Street                       1977                47,000                10,607
Grangeville, Idaho 83530

1233 Northwood Center Court              1995             1,738,000                10,132
Coeur d'Alene, Idaho 83814

Residential Loan Centers
------------------------------

1233 Northwood Center Court              1995                    --                   N/A
Coeur d' Alene, Idaho  83814

108 10th Street                          1978                    --                   N/A
Lewiston, Idaho

Other
------------------------------

unimproved lot                           1993               336,000                   N/A
Coeur d' Alene, Idaho

                       MANAGEMENT OF THE HOLDING COMPANY

     The Board of Directors of the Holding Company consists of seven persons divided into three classes, each of which contains approximately one third of the Board. The Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. One class of Directors, consisting of Messrs. William J. Larson and Mr. Larry K. Moxley, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. James N. Marker and Robert S. Coleman, Sr., has a term of office expiring at the second annual meeting of stockholders, and a third class, consisting of Messrs. Clyde E. Conklin, W. Dean Jurgens and Steve R. Cox, has a term of office expiring at the third annual meeting of stockholders. The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

     The following individuals hold the offices set forth opposite their names below.

       Name              Position held with Holding Company
       ----              ----------------------------------

     Clyde E. Conklin         President and Chief Executive Officer
     Larry K. Moxley          Chief Financial Officer, First Vice President and
                              Corporate Secretary
     Cynthia M. Moore         Controller and Assistant Corporate Secretary


     Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. Information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years is set forth under "MANAGEMENT OF THE BANK -- Biographical Information."


                             MANAGEMENT OF THE BANK

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors of the Bank is presently composed of seven members who are elected for terms of three years, approximately one third of whom are elected annually in accordance with the Bylaws of the Bank. The Board of Directors of the Bank following the Stock Conversion will be composed of nine members and will include all of the current Directors of the Bank plus Messrs. Conklin and Moxley. The executive officers of the Bank are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the Directors and executive officers of the Bank.

                                   DIRECTORS

                                                                                    Current
                                                                         Director    Term
Name                      Age (1)  Position with Bank                      Since    Expires
----                      -------  ------------------                    ---------  -------

William J. Larson             66   Chairman                                   1973     1998
James N. Marker               60   First Vice Chairman                        1974     1999
Steve R. Cox                  50   Second Vice Chairman                       1986     2000
Robert S. Coleman, Sr.        69   Director                                   1978     1999
Dr. L. Glen Carlson           73   Director                                   1977     1998
F. Ron McMurray               56   Director                                   1986     1999
W. Dean Jurgens               64   Director                                   1969     2000



                              EXECUTIVE OFFICERS



Name                      Age(1)   Position with Bank
----                      ------   ------------------

Clyde E. Conklin              45   Chief Executive Officer
Larry K. Moxley               46   Chief Financial Officer and Secretary/Treasurer
Terence A. Otte               40   Vice President, Agricultural and
                                   Consumer Lending
Donn L. Durgan                42   Vice President, Residential Lending
Douglas R. Ax                 41   Vice President, Commercial Lending

---------------
(1)  As of December 31, 1996.

BIOGRAPHICAL INFORMATION

     Set forth below is certain information regarding the Directors and executive officers of the Bank. Unless otherwise stated, each Director and executive officer has held his or her current occupation for the last five years.

     William J. Larson is a partner in the Quality Inn and Convention Center in Clarkston, Washington and other various real estate development projects. Prior to 1993, he was a partner in Houser & Son, Inc., a livestock and farming operation.

     James N. Marker is general manager and part owner of Idaho Truck Sales Co., Inc., a heavy duty truck dealership.

     Steve R. Cox is the president and shareholder of Randall, Blake & Cox, P.A., a law firm in Lewiston, Idaho and is a non-practicing certified public accountant.

     Robert S. Coleman, Sr., a retired businessman, is the former President and co-owner of Coleman Oil, Co., a petroleum distributor.

     Dr. L. Glen Carlson, a native of the area, is a retired dentist. He developed the Brydon Canyon Center, a complex of medical and dental offices. Dr. Carlson is trustee of family owned farm land at Nez Perce, Idaho.

     F. Ron McMurray has been the manager of Inland 465, a warehouse distribution center, since 1994. From 1990 to 1994, Mr. McMurray was the manager of the Port of Lewiston, a municipal corporation. Prior to that time, Mr. McMurray was the owner and operator of Fairley's Flowers, a flower and gift store.

     W. Dean Jurgens is the President and part owner of Jurgens & Co., P.A., certified public accountants.

     Clyde E. Conklin, who joined the Bank in 1987, has served as the Chief Executive Officer of the Bank since February 1996. From September 1994 to February 1996, Mr. Conklin served as Senior Vice President - Lending. In 1993, Mr. Conklin became Vice President - Lending. Prior to that time, Mr. Conklin served as Agricultural Lending Manager.

     Larry K. Moxley, who joined the Bank in 1973, currently serves as Chief Financial Officer of the Bank, which position he has held since February 1996. Mr. Moxley served as Senior Vice President - Finance from 1993 to February 1996 and as Vice President - Finance from 1984 to 1993.

     Terence A. Otte joined the Bank in June, 1989 as an Agricultural Loan Officer. From 1991 to 1994, he served as manager of the Bank's Moscow, Idaho branch. In 1994 he became Vice President-Lending and Agricultural Lending Manager and in 1996 became Vice President, Agricultural and Consumer Lending and Compliance Officer.

     Donn L. Durgan, who joined the Bank in February 1996, currently serves as Vice President, Residential Lending. Prior to that time, Mr. Durgan was employed by First Security Bank for 11 years in various positions in commercial and residential real estate lending.

     Douglas R. Ax, who joined the Bank in January 1997, currently serves as Vice President, Commercial Lending. Prior to that time, Mr. Ax was employed by, West One Bank (which became U.S. Bank) for over nine years in various positions in commercial lending, most recently as a Vice President and Commercial Loan Officer.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Bank is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended March 31, 1996, the Board of Directors held 20 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of committees on which such director served.

     The Audit Committee, consisting of the entire Board of Directors, meets with the Bank's outside auditor to discuss the results of the annual audit. The Audit Committee met one time during the fiscal year ended March 31, 1996.

     The Personnel Committee, consisting of Directors Larson and Marker and Messrs. Conklin and Moxley, is responsible for determining compensation for all employees. The Compensation Committee met one time during the fiscal year ended March 31, 1996.

DIRECTORS' COMPENSATION

     Directors currently receive an annual retainer of $10,600. The Chairman of the Board receives an additional $6,000 annually. In December 1996, when the current compensation for directors was established, the Board determined to pay Mr. Larson and Mr. Jurgens, who each previously served as Chairman of the Board, $15,000 and $50,000, respectively. These amounts represent the difference between the $6,000 annual fee currently paid to the Chairman and the $1,000 annual fee previously paid, multiplied by the number of years each person served as Chairman of the Board. In addition, Mr. Cox was awarded an additional $10,000 in recognition of the additional time devoted and responsibility assumed during 1996. It is currently anticipated that, after completion of the Conversion, directors' fees will continue to be paid by the Bank and no separate fees will be paid for service on the Board of Directors of the Holding Company. Employee directors of the Bank will receive an annual retainer of $8,480.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following information is furnished for the Chief Executive Officer of the Bank for the year ended March 31, 1996. No other executive officers of the Bank received salary and bonus in excess of $100,000 during the year ended March 31, 1996.


Annual Compensation(1)
------------------------
Name and                                      Other Annual         All Other
Position            Year  Salary($) Bonus($)  Compensation($)(2)   Compensation($)(3)
------------------  ----  -------  --------  --------------------  ------------------

Clyde E. Conklin    1996   57,208    19,252                    --           2,755
 Chief Executive
 Officer


-------------------------------
(1) Compensation information for fiscal years ended March 31, 1995 and 1994 has been omitted as the Bank was not a public company nor a subsidiary thereof at such time.
(2) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(3)  Includes employer contribution to 401(k) plan.

    EMPLOYMENT AGREEMENTS. In connection with the Conversion, the Holding Company and the Bank (collectively, the "Employers") will enter into three-year employment agreements with Mr. Conklin and Mr. Moxley. Under the agreements the initial salary level for Mr. Conklin will be $88,000 and for Mr. Moxley will be $85,000, which amounts will be paid by the Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board.
On each anniversary of the commencement date of the agreements, the term of the agreements may be extended for an additional year. The agreements are terminable by the Employers at any time, or by Mr. Conklin or Mr. Moxley if either executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an executive's employment is terminated without cause or upon the executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits for a period of six months.

    The employment agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

    The severance payment from the Employers will equal three times the executive's average annual compensation during the five-year period preceding the change in control. Such amount will be paid in a lump sum within ten business days following the termination of employment. Assuming that a change in control had occurred at December 31, 1996, Mr. Conklin and Mr. Moxley would be entitled to severance payments of approximately $216,000 and $234,000, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), states that severance payments which equal or exceed three times the base compensation of the individual for the most recently completed five taxable years are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

    The agreement restricts the executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if he voluntarily terminates employment, except in the event of a change in control.

    The Board of Directors of the Holding Company or the Bank may, from time to time, also enter into employment or severance agreements with other senior executive officers.

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

    SALARY CONTINUATION AGREEMENTS. The Bank has entered into salary continuation agreements with Messrs. Conklin and Moxley as an incentive to ensure their continued employment with the Bank and to provide an additional source of retirement income. Under the agreements, Messrs. Conklin and Moxley would each receive lifetime benefits of $4,583 per month upon retirement at or after attaining age 60. The monthly benefit would be reduced proportionately in accordance with a specified vesting schedule in the event of the executive's termination of employment prior to age 60. The agreements also provide for payment of a reduced benefit in the event of an executive's disability and a lump sum death benefit in the event of the executive's death while employed by the Bank. In the event of a change in control of the Bank, the agreements provide that the executive would be entitled to a lump sum payment based on the executive's vested benefit when the change in control occurred. The Bank has purchased life insurance on Messrs. Conklin and Moxley to informally fund the Bank's obligations under the salary continuation agreements funded by a single premium annuity in 1995. The vesting of the benefits under the salary continuation agreements will be accelerated upon a change in control of the Bank.

BENEFITS

    GENERAL. The Bank currently pays the premiums for medical, dental, life and disability insurance benefits for full-time employees, subject to certain deductibles.

    401(K) PLAN. The Bank maintains a 401(k) Plan (the "401(k) Plan") for the benefit of eligible employees of the Bank. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Bank who have completed 1,000 hours of service during 12 consecutive months and who have attained age 21 are eligible to participate in the 401(k) Plan. Participants may contribute a portion of their annual compensation to the 401(k) Plan through a salary reduction election in an amount not in excess of applicable Code limits. The limit for 1997 is $9,500. The Bank matches 50% of participant contributions up to a maximum of 6% of a participant's salary. In addition to employer matching contributions, the Bank may contribute a discretionary amount to the 401(k) Plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. To be eligible to receive a discretionary employer contribution, the participant must complete 1,000 hours of service during the plan year and remain employed by the Bank on the last day of the plan year. Participants are at all times 100% vested in salary reduction contributions. With respect to employer matching and discretionary employer contributions, participants are 40% vested in such contributions at the completion of their fourth year of service with full vesting occurring after five years of service. For the fiscal year ended March 31, 1996, the Bank incurred total contribution-related expenses of $103,000 in connection with the 401(k) Plan.

    In general, the investment of 401(k) Plan assets is directed by plan participants. In connection with the Conversion, participants will have the opportunity to direct the investment of up to 100% of their vested account balance to purchase shares of the Common Stock. A participant in the 401(k) Plan who elects to purchase Common Stock in the Conversion through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Shares."

    EMPLOYEE STOCK OWNERSHIP PLAN. The Board of Directors has authorized the adoption by the Bank of an ESOP for employees of the Bank to become effective upon the completion of the Conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Full-time employees of the Holding Company and the Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 19 will be eligible to participate in the ESOP.

    In order to fund the purchase of up to 8% of the Common Stock to be issued in the Conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the Common Stock. If, for any reason, the ESOP is unable to acquire 8% of the Common Stock issued in the Conversion, it is anticipated that the ESOP will acquire shares not obtained through

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

the Offering in open market purchases. The loan to the ESOP will be repaid principally from the Bank's contributions to the ESOP and dividends payable on Common Stock held by the ESOP over the anticipated seven-year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the Conversion. See "PRO FORMA DATA." In any plan year, the Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by the Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

    Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

    Participants will vest in their accrued benefits under the ESOP upon the completion of five years of service. Benefits may be payable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

    It is anticipated that Messrs. ____________ will be appointed by the Board of Directors of the Bank to serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

    Pursuant to SOP 93-6, the Bank will record compensation expense in an amount equal to the fair value of shares committed to be released to employees from the ESOP and will exclude unallocated shares from earnings per share computations. The effect of SOP 93-6 on net income and earnings per share in future periods cannot be predicted due to the uncertainty of the fair value of the shares at the time they will be committed to be released.

    If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease. However, on a per share basis, stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

    The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Bank intends to request a determination letter from the IRS regarding the tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Bank expects that a favorable determination letter will be received by the ESOP.

    STOCK OPTION PLAN. The Board of Directors of the Holding Company intends to adopt the Stock Option Plan and to submit the Stock Option Plan to the stockholders for approval at a meeting held no earlier than six months following consummation of the Stock Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Stock Conversion. The Stock Option Plan will comply with all applicable regulatory requirements. However, the Stock Option Plan will not be approved or endorsed by the OTS.

    The Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as a incentive to contribute to the success of the Holding Company and the Bank, and to reward officers and key employees for outstanding performance. The Stock Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Bank. Unless sooner terminated, the Stock Option Plan will continue in effect for a period of ten years from the date the Stock Option Plan is approved by stockholders.

    A number of authorized shares of Common Stock equal to 10% of the number of shares of Common Stock issued in connection with the Stock Conversion will be reserved for future issuance under the Stock Option Plan (172,500 shares based on the issuance of 1,725,000 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

    The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Subject to applicable OTS regulations, the Committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

    Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the Stock Conversion, (i) no officer or employee could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30%, of the number of shares reserved for issuance under the Stock Option Plan.

    It is anticipated that all options granted under the Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the Stock Option Plan is implemented within the first year following consummation of the Stock Conversion, the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options will also be exercisable following a change in control (as defined in the Stock Option Plan) of the Holding Company or the Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the Stock Option Plan is implemented prior to the first anniversary of the Stock Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Bank.

    Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

    Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

    Although no specific award determinations have been made at this time, the Holding Company and the Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

    MANAGEMENT RECOGNITION PLAN. Following the Stock Conversion, the Board of Directors of the Holding Company intends to adopt an MRP for officers, employees, and nonemployee directors of the Holding Company and the Bank, subject to shareholder approval. The MRP will enable the Holding Company and the Bank to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Bank. The MRP will comply with all applicable regulatory requirements. However, the MRP will not be approved or endorsed by the OTS.

    Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the MRP within one year of the consummation of the Stock Conversion.

    The MRP expects to acquire a number of shares of Common Stock equal to 4% of the Common Stock issued in connection with the Stock Conversion (69,000 shares based on the issuance of 1,725,000 shares in the Stock Conversion at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Bank to a trust which the Holding Company may establish in conjunction with the MRP ("MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

    A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which will also serve as trustees of the MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Bank to the MRP Trust. The Board of Directors of the Holding Company may terminate the MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Holding Company.

    Shares of Common Stock granted pursuant to the MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the MRP Trust. Under OTS regulations, if the Stock Option plan is implemented within the first year following consummation of the Stock Conversion, the minimum vesting period will be five years. All unvested MRP awards will vest in the event of the recipient's death or disability. Unvested MRP awards will also vest following a change in control (as defined in the MRP) of the Holding Company or the Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the MRP is implemented prior to the first anniversary of the Stock Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Bank.

    A recipient of an MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

    Although no specific award determinations have been made at this time, the Holding Company and the Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current OTS regulations, if the MRP is implemented within one year of the consummation of the Stock Conversion, (i) no officer or employee could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30%, of the number of shares reserved for issuance under the MRP. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

TRANSACTIONS WITH THE BANK

    Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to the Bank's executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000, or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Associations -- Transactions with Affiliates." The aggregate amount of loans by the Bank to its executive officers and directors was $436,000 at December 31, 1996, or approximately 1.7% of pro forma stockholders' equity (based on the issuance of the maximum of the Estimated Valuation Range).


                                   REGULATION

GENERAL

    The Bank is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Bank's mortgage documents. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Bank and its operations.

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

FEDERAL REGULATION OF SAVINGS ASSOCIATIONS

    OFFICE OF THRIFT SUPERVISION. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

    FEDERAL HOME LOAN BANK SYSTEM. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to supervise the FHLBs, to ensure that the FHLBs carry out their housing finance mission, to ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets, and to ensure that the FHLBs operate in a safe and sound manner. The Bank, as a member of the FHLB-Seattle, is required to acquire and hold shares of capital stock in the FHLB-Seattle in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20 of its advances (i.e., borrowings) from the FHLB-Seattle. The Bank is in compliance with this requirement with an investment in FHLB-Seattle stock of $929,000 at December 31, 1996. Among other benefits, the FHLB-Seattle provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Seattle.

    FEDERAL DEPOSIT INSURANCE CORPORATION. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The FDIC currently maintains two separate insurance funds: the BIF and the SAIF. As insurer of the Bank's deposits, the FDIC has examination, supervisory and enforcement authority over the Bank.

    The Bank's accounts are insured by the SAIF to the maximum extent permitted by law. The Bank pays deposit insurance premiums based on a risk-based assessment system established by the FDIC. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken.

    Pursuant to the DIF Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of .065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

    The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Bank.

    The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Bank.

    LIQUIDITY REQUIREMENTS. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 5.0%) of its net withdrawable accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1.0%) of the total of its net withdrawable accounts plus short-term borrowings. Monetary penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

    PROMPT CORRECTIVE ACTION. Under the FDIA, each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, has a Tier I risk-based capital ratio of 4.0% or more, has a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, has a Tier I risk-based capital ratio that is less than 4.0% or has a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, has a Tier I risk-based capital ratio that is less than 3.0% or has a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

    A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. (The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

    An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

    At December 31, 1996, the Bank was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

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

    STANDARDS FOR SAFETY AND SOUNDNESS. The federal banking regulatory agencies have prescribed, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; (v) asset growth; (vi) asset quality; (vii) earnings and (viii) compensation, fees and benefits ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Bank to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

    QUALIFIED THRIFT LENDER TEST. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either convert to a national bank charter or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the rules regarding the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

    Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Freddie Mac or Fannie Mae. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At December 31, 1996, the qualified thrift investments of the Bank were approximately 82.3% of its portfolio assets.

    CAPITAL REQUIREMENTS. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements.

    OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and nonincludable subsidiaries. Institutions

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

that fail to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of Savings Associations -- Prompt Corrective Action."

    Savings associations also must maintain "tangible capital" not less than 1.5% of the Bank's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

    Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

    The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totalled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

    The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing
                     ----
discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

    See "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Bank's historical amounts and percentages at December 31, 1996 and pro forma amounts and percentages based upon the assumptions stated therein.

    LIMITATIONS ON CAPITAL DISTRIBUTIONS. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends.
The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

    A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution). Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully
                           ----
phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval. Tier 3 associations are savings associations with capital below the minimum capital requirement (either before or after the proposed capital distribution). Tier 3 associations may not make any capital distributions without prior approval from the OTS.

    The Bank currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

    LOANS TO ONE BORROWER. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At December 31, 1996, the Bank's limit on loans to one borrower was $1,609,000. At December 31, 1996, the Bank's largest aggregate amount of loans to one borrower was $1.8 million. See "BUSINESS OF THE BANK -- Lending Activities -- Commercial Real Estate Lending."

    ACTIVITIES OF ASSOCIATIONS AND THEIR SUBSIDIARIES. A savings association may establish operating subsidiaries to engage in any activity that the savings association may conduct directly and service corporation subsidiaries to engage in certain preapproved activities or, with approval of the OTS, other activities reasonably related to the activities of financial institutions. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

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

    The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

    TRANSACTIONS WITH AFFILIATES. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same
extent as if the savings association were a Federal Reserve member bank.   A
savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Bank to an affiliate must be secured by collateral in accordance with Section 23A.

    Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve, as is currently the case with respect to all FDIC-insured banks.

    The Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

    COMMUNITY REINVESTMENT ACT. Banks are also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

REGULATION OF WASHINGTON SAVINGS BANKS

    GENERAL. As a Washington-chartered, federally insured savings bank, the Bank will be subject to extensive regulation. Lending activities and other investments must comply with various statutory and regulatory requirements, including prescribed minimum capital standards. The Bank will be regularly examined by the FDIC and the Department.

    STATE REGULATION AND SUPERVISION. As a Washington-chartered savings bank, the Bank will be subject to applicable provisions of Washington law and the regulations of the Department adopted thereunder. Washington law and regulations govern the ability to take deposits and pay interest thereon, to make loans on or invest in residential and other real estate, to make consumer loans, to invest in securities, to offer various banking services to its customers, and to establish branch offices. Under state law, savings banks in Washington also generally have all of the powers that federal mutual savings banks have under federal laws and regulations. The Bank will be subject to periodic examination and reporting requirements by and of the Department.

    DEPOSIT INSURANCE. The deposits of the Bank will continue to be insured up to applicable limits by the SAIF. See "-- Federal Regulation of Savings Associations -- Deposit Insurance."

    PROMPT CORRECTIVE ACTION. The Bank will be subject the prompt corrective action regulations of the FDIC, which are substantially similar to those of the OTS. See "-- Federal Regulation of Savings Associations -- Prompt Corrective Action."

    STANDARDS FOR SAFETY AND SOUNDNESS. The Bank will be subject to the FDIC's standards for safety and soundness, which are substantially similar to those of the OTS. See "-- Federal Regulations of Savings Associations -- Standards for Safety and Soundness."

    CAPITAL REQUIREMENTS. The FDIC's minimum capital standards applicable to FDIC-regulated depository institutions require the most highly-rated institutions to meet a "Tier 1" leverage capital ratio of at least 3% of total assets. Tier 1 (or "core capital") consists of common stockholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries minus all intangible assets other than limited amounts of purchased mortgage servicing rights and certain other accounting adjustments. All other banks must have a Tier 1 leverage ratio of at least 100-200 basis points above the 3% minimum. The FDIC capital regulations establish a minimum leverage ratio of not less than 4% for banks that are not highly rated or are anticipating or experiencing significant growth.

     Any insured bank with a Tier 1 capital to total assets ratio of less than 2% is deemed to be operating in an unsafe and unsound condition unless the insured bank enters into a written agreement, to which the FDIC is a party, to correct its capital deficiency. Insured banks operating with Tier 1 capital levels below 2% (and which have not entered into a written agreement) are subject to an insurance removal action and to the appointment of a receiver. Insured banks operating with lower than the prescribed minimum capital levels, generally will not receive approval of applications submitted to the FDIC. Also, inadequately capitalized state nonmember banks will be subject to such administrative action as the FDIC deems necessary.

    FDIC regulations also require that banks meet a risk-based capital standard. The risk-based capital standard requires the maintenance of total capital (which is defined as Tier 1 capital and Tier 2 or supplementary capital) to risk-weighted assets of 8% and Tier 1 capital to risk-weighted assets of 4%. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet items, are multiplied by a risk-weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item. The components of Tier 1 capital are equivalent to those discussed above under the 3% leverage requirement. The components of supplementary capital currently include cumulative perpetual preferred stock, adjustable-rate perpetual preferred stock, mandatory convertible securities, term subordinated debt, intermediate-term preferred stock and allowance for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of Tier 1 capital.

    Net unrealized holding gains or losses on available for sale debt and equity securities are not included when calculating core and risk-based capital ratios.

    FDIC capital requirements are designated as the minimum acceptable standards for banks whose overall financial condition is fundamentally sound, which are well-managed and have no material or significant financial weaknesses. The FDIC capital regulations state that, where the FDIC determines that the financial history or condition, including off-balance sheet risk, managerial resources and/or the future earnings prospects of a bank are not adequate and/or a bank has a significant volume of assets classified substandard, doubtful or loss or otherwise criticized, the FDIC may determine that the minimum adequate amount of capital for that bank is greater than the minimum standards established in the regulation.

    ACTIVITIES AND INVESTMENTS OF INSURED STATE-CHARTERED BANKS. Federal law generally limits the activities and equity investments of FDIC-insured, state-chartered banks to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, the activities of which are limited to those permissible to a subsidiary of a national bank, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met.

    FDIC law provide that an insured state-chartered bank may not, directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. Any insured state-chartered bank directly or indirectly engaged in any activity that is not permitted for a national bank must cease the impermissible activity.

    DIVIDENDS. The amount of dividends payable by the Bank to the Holding Company depend upon the Bank's earnings and capital position, and is limited by federal and state laws, regulations and policies. According to Washington law, the Bank may not declare or pay a cash dividend on its capital stock if it would cause its net worth to be reduced below (i) the amount required for liquidation accounts or (ii) the net worth requirements, if any, imposed by the Department. Dividends on the Bank's capital stock may not be paid in an aggregate amount greater than the aggregate retained earnings of the Bank, without the approval of the Department. Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would be "undercapitalized," as defined in the prompt corrective action regulations. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments should be deemed to constitute an unsafe and unsound practice.

SAVINGS AND LOAN HOLDING COMPANY REGULATION

    HOLDING COMPANY ACQUISITIONS. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

    HOLDING COMPANY ACTIVITIES. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or
(vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

    QUALIFIED THRIFT LENDER TEST. The HOLA requires any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Associations --Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.

BANK HOLDING COMPANY REGULATION

    GENERAL. Upon consummation of the Charter Conversion, the Holding Company, as the sole shareholder of the Bank, will become a bank holding company and will register as such with the Federal Reserve. Bank holding companies are subject to comprehensive regulation by the Federal Reserve under the BHCA and the regulations of the Federal Reserve. As a bank holding company, the Holding Company will be required to file with the Federal Reserve annual reports and such additional information as the Federal Reserve may require and will be subject to regular examinations by the Federal Reserve. The Federal Reserve also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

    Under the BHCA, a bank holding company must obtain Federal Reserve approval before: (1) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (2) acquiring all or substantially all of the assets of another bank or bank holding company; or (3) merging or consolidating with another bank holding company.

    The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve includes, among other things, operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The Holding Company has no present plans to engage in any of these activities.

    INTERSTATE BANKING AND BRANCHING. On September 29, 1994, the Riegle-Neal Interstate Banking and Branching Act of 1994 (the "Riegle-Neal Act") was enacted to ease restrictions on interstate banking. The Riegle-Neal Act allows the Federal Reserve to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve may not approve the acquisition of a bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Riegle-Neal Act also prohibits the Federal Reserve from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Riegle-Neal Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the Riegle-Neal Act.

    Additionally, beginning on June 1, 1997, the federal banking agencies will be authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks opts out of the Riegle-Neal Act by adopting a law after the date of enactment of the Riegle-Neal Act and prior to June 1, 1997 which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches will be permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions will also be subject to the nationwide and statewide insured deposit concentration amounts described above.

    The Riegle-Neal Act authorizes the applicable federal banking agency to approve interstate branching de novo by national and state banks, but only in states which specifically allow for such branching. The Riegle-Neal Act also requires the appropriate federal banking agencies to prescribe regulations by June 1, 1997 which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. These regulations must include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve.

    DIVIDENDS. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve's view that a bank holding company should pay cash dividends only to the extent that the company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company's capital needs, asset quality and overall financial condition. The Federal Reserve also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends.

    Bank holding companies are required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption of it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve order, or any condition imposed by, or written agreement with, the Federal Reserve. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

    CAPITAL REQUIREMENTS. The Federal Reserve has established capital requirements for bank holding companies that generally parallel the capital requirements for national banks. The Federal Reserve regulations provide that capital standards will generally be applied on a bank only (rather than a consolidated) basis on the case of a bank holding company with less than $150 million in total consolidated assets. Assuming sales of Common Stock at the minimum of the Estimated Valuation Range, the Holding Company's total consolidated assets will not exceed $150 million. See "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE" for a numerical presentation of the Holding Company's pro forma capital based on the assumptions stated therein.

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                                   TAXATION

FEDERAL TAXATION

    GENERAL. The Holding Company and the Bank will report their income on a calendar year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Holding Company.

    BAD DEBT RESERVE. Historically, savings institutions such as the Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

    In August 1996, provisions repealing the current thrift bad debt rules were enacted by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such, the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Bank is a "large" bank (i.e., assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institution's average residential lending activity for the six taxable years preceding 1996. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution qualifies as a bank as defined by the statue. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provision of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

    DISTRIBUTIONS. To the extent that the Bank makes "nondividend distributions" to shareholders, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Bank's taxable income. Nondividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserves.

    The amount of additional taxable income created from and Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% federal corporate income tax rate.See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

    CORPORATE ALTERNATIVE MINIMUM TAX. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax ("AMT") is paid. Under President Clinton's 1998 budget proposal, the corporate environmental income tax would be reinstated for taxable years beginning after December 31, 1996 and before January 1, 2008.

    DIVIDENDS-RECEIVED DEDUCTION AND OTHER MATTERS. The Holding Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Bank will not file a consolidated tax return, except that if the Holding Company or the Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

    There have not been any IRS audits of the Bank's federal income tax returns during the past five years.

STATE TAXATION

    IDAHO. The Holding Company and the Bank are subject to the general corporate tax provisions of the State of Idaho. Idaho's state corporate income taxes are generally determined under federal tax law with some modifications. Idaho taxable income is taxed at a rate of 8%. These taxes are reduced by certain credits, primarily the Idaho investment tax credit in the case of the Bank.

    WASHINGTON. To the extent that the Holding Company and the Bank conducts business in the State of Washington, any related gross income is generally subject to a business and occupation tax (gross receipts tax). Washington allows a deduction from gross income for interest received on certain loans secured by first trust deeds. The business and occupation tax rate for financial business is 1.6%.

    DELAWARE. As a Delaware holding company not earning income in Delaware, the Holding Company is exempted from Delaware corporate income tax, but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

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

                                 THE CONVERSION

     THE OTS HAS GIVEN APPROVAL TO THE PLAN SUBJECT TO THE PLAN'S APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL. OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN.

GENERAL

     On January 8, 1997, the Board of Directors of the Bank unanimously adopted the Plan of Conversion, which was amended on March 12, 1997, pursuant to which the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and subsequently relocate its main office to Clarkston, Washington and convert to a Washington-chartered savings bank.
All of the capital stock of the Bank will be held by the Holding Company, a newly formed Delaware corporation. THE FOLLOWING DISCUSSION OF THE PLAN OF CONVERSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF CONVERSION, WHICH AND IS AVAILABLE FROM THE BANK UPON REQUEST. The OTS has approved the Plan of Conversion subject to the Plan's approval by the members of the Bank entitled to vote on the matter at a Special Meeting called for that purpose to be held on ___________, 1997, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

     The Stock Conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Bank. As part of the Stock Conversion, the Bank will transfer all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for 50% of the net proceeds from the sale of Common Stock by the Holding Company. As soon as practicable following the Stock Conversion, the Bank will relocate its main office to Clarkston, Washington and consummate the Charter Conversion whereby it will convert to a Washington-chartered savings bank. The main office relocation will be accomplished by opening a full-service office in Clarkston, Washington and designating that office as the Bank's main office. The Bank's administrative offices will remain in their present location. In connection with the Charter Conversion, the Holding Company anticipates becoming a bank holding company under the BHCA.

     The Plan of Conversion provides generally that: (i) the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank; (ii) the Common Stock will be offered by the Holding Company in the Subscription Offering to persons having Subscription Rights and in the Direct Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Local Community; (iii) if necessary, shares of Common Stock not subscribed for in the Subscription and Direct Community Offering will be offered to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements;
(iv) the Holding Company will purchase all of the capital stock of the Bank to be issued in connection with the Stock Conversion; and (v) the Bank will relocate its main office to Clarkston, Washington and convert to a Washington-chartered savings bank and the Holding Company will become a bank holding company. The Stock Conversion will be effected only upon completion of the sale of at least $12,750,000 of Common Stock to be issued pursuant to the Plan of Conversion.

     Consummation of the Stock Conversion is subject to the approval of the Plan of Conversion by the Bank's members and the approval by the OTS of the Plan of Conversion and the Holding Company's acquisition of the Bank. Consummation of the Charter Conversion is subject to the approval by the OTS and the Department of the Charter Conversion and approval by the Federal Reserve of the Holding Company's continued ownership of the Bank. The Holding Company has received approval from the OTS to become the holding company of the Bank, subject to the satisfaction of certain conditions, and to acquire all of the common stock of the Bank to be issued in the Stock Conversion in exchange for at least 50% of the net proceeds from the sale of Common Stock in the Offerings. The Stock Conversion will be effected only upon completion of the sale of the shares of Common Stock to be issued by the Holding Company pursuant to the Plan of Conversion. The Bank has applied to the OTS and the Department for approval of the conversion of the Bank to a Washington-chartered savings bank, and the Holding Company has applied to the Federal Reserve to become a bank holding company and for approval of the Holding

Company's continued ownership of 100% of the Bank following the Charter Conversion. Such approvals have not been received to date. While the Holding Company and the Bank expect receipt of all such approvals in a timely manner, delays in receiving any such approvals may result in a delay in the consummation of the Charter Conversion. If there is a significant delay in obtaining the approval of the Federal Reserve for the Holding Company to become a bank holding company, the Holding Company may elect to be regulated by the OTS as a savings and loan holding company and the Bank may complete the Charter Conversion.

     As part of the Conversion, the Holding Company is making a Subscription Offering of its Common Stock to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1995); (ii) the Bank's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of March 31, 1997); and (iv) Other Members (depositors of the Bank as of ____________, 1997 and borrowers of the Bank with loans outstanding as of April 25, 1990 which continue to be outstanding as of ___________, 1997).

     Shares of Common Stock not sold in the Subscription and Direct Community Offering may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community Offerings be completed within 45 days after completion of the Subscription Offering unless extended by the Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Bank.

     No sales of Common Stock may be completed, either in the Subscription, Direct Community or Syndicated Community Offerings, unless the Plan of Conversion is approved by the members of the Bank.

     The completion of the Offerings, however, is subject to market conditions and other factors beyond the Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Offerings or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Bank as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Common Stock. In the event the Conversion is terminated, the Bank would be required to charge all Conversion expenses against current income.

     Orders for shares of Common Stock will not be filled until at least 1,275,000 shares of Common Stock have been subscribed for or sold and the OTS approves the final valuation and the Conversion closes. If the Stock Conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the Stock Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Stock Conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Bank's passbook rate from the date payment is received until the Conversion is terminated.

PURPOSES OF CONVERSION

     Management of the Bank believes that the Stock Conversion offers a number of advantages which will be important to the future growth and performance of the Bank in that it is intended: (i) to improve the overall competitive position of the Bank in its market area and to support possible future expansion and diversification of operations (currently there are no specific plans, arrangements or understandings, written or oral, regarding any such activities other than the establishment of a Clarkston, Washington office); (ii) to afford members of the Bank and

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

others the opportunity to become stockholders of the Holding Company and thereby participate more directly in, and contribute to, any future growth of the Holding Company and the Bank; and (iii) to provide future access to capital markets.

     The Bank's Board of Directors has formed the Holding Company to serve upon consummation of the Conversion as a holding company with the Bank as its subsidiary. The Bank, as a federal mutual savings bank, does not have stockholders and has no authority to issue capital stock. By converting to the stock form of organization, the Holding Company and the Bank will be structured in the form used by holding companies of commercial banks and by a large number of savings institutions.

     Management believes that conversion to a Washington-chartered savings bank is in the best interests of the Bank, its members and the communities it serves. As a result of recent legislation that provides that the SAIF will be merged with the BIF on January 1, 1999, but only if there are no thrift institutions in existence, the U.S. Congress is expected to consider further legislation that may eliminate the thrift industry as a separate industry. The Treasury Department is studying the development of a common charter for banks and thrifts and is required to submit a report of its findings to Congress by March 31, 1997. The Bank cannot predict what the attributes of such common charter would be or whether any legislation will result from this study. If developed, the common charter may not offer all the advantages that a federal savings association now enjoys (e.g., unrestricted nationwide branching). As a
                        ----
Washington-chartered savings bank with offices in Washington and Idaho, the Bank will have the flexibility to expand in Washington and Idaho, should it decide to do so, through branch acquisitions, opening new branches, or by acquiring other institutions. Furthermore, the Washington savings bank charter will provide the Bank with the authority to pursue its community banking strategy. Because of the uncertainties with regard to the future of the thrift industry, the Bank has determined to undertake the Charter Conversion as soon as possible following the Stock Conversion.

EFFECTS OF CONVERSION TO STOCK FORM ON DEPOSITORS AND BORROWERS OF THE BANK

     VOTING RIGHTS. Savings members and borrowers will have no voting rights in the Bank or the Holding Company and therefore will not be able to elect directors of the Bank or the Holding Company or to control their affairs. Currently, these rights are accorded to savings members of the Bank. Subsequent to the Stock Conversion, voting rights will be vested exclusively in the Holding Company with respect to the Bank and the holders of the Common Stock as to matters pertaining to the Holding Company. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of Common Stock owned.

     SAVINGS ACCOUNTS AND LOANS. The Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Bank.

     TAX EFFECTS. The Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that: (i) no gain or loss will be recognized to the Bank in its mutual or stock form by reason of its Conversion; (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Bank immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Bank in its mutual form plus interest in the liquidation account; (iii) the tax basis of account holders' accounts in the Bank immediately after the Conversion will be the same as the tax basis of their accounts immediately prior to Conversion; (iv) the tax basis of each account holder's interest in the liquidation account will be zero; (v) the tax basis of the Common Stock purchased in the Conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; and (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Conversion, except to the extent Subscription Rights are deemed to have value as discussed below. Unlike a private letter ruling issued by the IRS, an opinion

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

of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

       Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by the Bank, whose findings are not binding on the IRS, has indicated that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

     The Bank has also received an opinion from BDO Seidman, LLP, Spokane, Washington, that, assuming the Conversion does not result in any federal income tax liability to the Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Idaho income tax liability to such entities or persons.

     The opinions of Breyer & Aguggia and BDO Seidman, LLP and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     LIQUIDATION ACCOUNT. In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor in the Bank would receive a pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in the Bank at the time of liquidation.

     After the Conversion, holders of withdrawable deposit(s) in the Bank, including certificates of deposit ("Savings Account(s)"), shall not be entitled to share in any residual assets in the event of liquidation of the Bank. However, pursuant to OTS regulations, the Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein.

     The liquidation account shall be maintained by the Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

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

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Bank subsequent to December 31, 1995 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to December 31, 1995 or March 31, 1997 or (ii) the amount of the "qualifying deposit" in such Savings Account on December 31, 1995 or March 31, 1997, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Bank (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS

     THE SUBSCRIPTION AND DIRECT COMMUNITY OFFERING WILL EXPIRE AT ____ __.M., PACIFIC TIME, ON THE EXPIRATION DATE, UNLESS EXTENDED OR CONTINUED BY THE HOLDING COMPANY AND THE BANK, WITH THE APPROVAL OF THE OTS, IF NECESSARY.

     SUBSCRIPTION OFFERING. In accordance with the Plan, nontransferable Subscription Rights to purchase the Common Stock have been issued to all persons and entities entitled to purchase the Common Stock in the Subscription Offering. The amount of the Common Stock which these parties may purchase will be subject to the availability of the Common Stock for purchase under the categories set forth in the Plan. Subscription priorities have been established for the allocation of stock to the extent that the Common Stock is available. These priorities are as follows:

     Category 1: ELIGIBLE ACCOUNT HOLDERS. Each depositor with $50.00 or more on deposit at the Bank as of December 31, 1995 will receive nontransferable Subscription Rights to subscribe for up to the greater of $125,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal to 100 shares or the number of shares actually subscribed for, whichever is less. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. Subscription Rights received by officers and directors in this category based on their increased deposits in the Bank in the one year period preceding December 31, 1995 are subordinated to the Subscription Rights of other Eligible Account Holders.

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable Subscription Rights to purchase up to 8% of the shares of Common Stock issued in the Conversion. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion. In the event the number of shares offered in the Conversion is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock.

     Category 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. Each depositor with $50.00 or more on deposit as of March 31, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of $125, 000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal to 100 shares or the number of shares actually subscribed for, whichever is less. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.

     Category 4: OTHER MEMBERS. Each depositor of the Bank as of the Voting Record Date and each borrower with a loan outstanding on April 25, 1990 which continues to be outstanding as of the Voting Record Date will receive nontransferable Subscription Rights to purchase up to $125,000 of Common Stock to the extent shares are available following subscriptions by Eligible Account Holders, the Bank's ESOP and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated among subscribing Other Members so as to permit each Other Member, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal to 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Other Members proportionately, based on the number of votes on the Voting Record Date of a subscribing Other Member as compared to the total votes on the Voting Record Date of all subscribing Other Members whose subscriptions remain unsatisfied.

     SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON WILL BE SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. Each person exercising Subscription Rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE BANK AND THE HOLDING COMPANY.

     The Subscription Offering and all Subscription Rights under the Plan will expire at ______ p.m., Pacific Time, on the Expiration Date, whether or not the Bank has been able to locate each person entitled to such Subscription Rights. The Subscription Offering may be extended by the Holding Company and the Bank up to ______ __, 1997 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of Common Stock within 45 days after the close of the Subscription Offering. If the sale of Common Stock is not completed within such period, all funds received will be promptly returned with interest at the Bank's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     DIRECT COMMUNITY OFFERING. Concurrently with the Subscription Offering, the Holding Company is offering shares of Common Stock to certain members of the general public in a Direct Community Offering, with preference given to natural persons ("Preferred Subscribers") and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to $125,000 of Common Stock. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated first to each Preferred Subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose orders remains unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. If there are any shares remaining, shares will be allocated to other persons of the general public who purchase in the Direct Community Offering applying the same allocation described above for Preferred Subscribers. The Direct Community Offering will terminate at ___ _.m., Pacific Time, on the Expiration Date unless extended by the Holding Company and the Bank, with approval of the OTS, if necessary. Any extensions beyond 45 days after the close of the Subscription Offering would require a resolicitation of orders, wherein subscribers would be given the opportunity to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate, or be permitted to modify or cancel their orders. THE RIGHT OF ANY PERSON TO PURCHASE SHARES IN THE DIRECT COMMUNITY OFFERING IS SUBJECT TO THE ABSOLUTE RIGHT OF THE HOLDING COMPANY AND THE BANK TO ACCEPT OR REJECT SUCH PURCHASES IN WHOLE OR IN PART. IF AN ORDER IS REJECTED IN PART, THE PURCHASER DOES NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF THE ORDER. THE HOLDING COMPANY PRESENTLY INTENDS TO TERMINATE THE DIRECT COMMUNITY OFFERING AS SOON AS IT HAS RECEIVED ORDERS FOR ALL SHARES AVAILABLE FOR PURCHASE IN THE CONVERSION.

     If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering.

     SYNDICATED COMMUNITY OFFERING. The Plan provides that, if necessary, all shares of Common Stock not purchased in the Subscription and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Holding Company. THE HOLDING COMPANY AND THE BANK HAVE THE RIGHT TO REJECT ORDERS, IN WHOLE OR PART, IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Stock sold in the Syndicated Community Offering will be sold at the $10.00 Purchase Price, the same price as all other shares in the Offering. See "-- Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the Syndicated Community Offering for more than $125,000 of Common Stock. See "--Marketing and Underwriting Arrangements" for a description of the commission to be paid to the selected dealers and to Sandler O'Neill.

     Sandler O'Neill may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock.
When and if Sandler O'Neill and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the Conversion, Sandler O'Neill will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement

Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Bank's passbook rate until the completion of the Offerings. At the completion of the Conversion, the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Conversion cannot and will not be insured by the FDIC or any other government agency. In the event the Conversion is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The Syndicated Community Offering may terminate no more than 45 days following the expiration of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS.

     In the event the Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Bank, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan. If the Conversion is not completed within 45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

     PERSONS IN NON-QUALIFIED STATES. The Holding Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Holding Company and the Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which: (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; (ii) the granting of Subscription Rights or offer or sale of shares of Common Stock to such persons would require the Holding Company to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify the Common Stock for sale in such state; or
(iii) such registration or qualification would be impractical for reasons of cost or otherwise. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Bank will base their decision as to whether or not to offer the Common stock in such state on a number of factors, including the size of accounts held by account holders in the state and the cost of registering or qualifying the shares.

LIMITATIONS ON PURCHASES OF SHARES

     The Plan of Conversion provides for certain limitations to be placed upon the purchase of Common Stock by eligible subscribers and others in the Conversion. Each subscriber must subscribe for a minimum of 25 shares. With the exception of the ESOP, which is expected to purchase 8% of the shares of Common Stock issued in the Conversion, no person or entity may purchase more than $125,000 of Common Stock in the Conversion; and no person or entity, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate more than $250,000 of Common Stock in the Conversion. Officers, directors and their associates may not purchase, in the aggregate, more than 33% of the shares of Common Stock offered in the Conversion. For purposes of the Plan, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     The Bank's and the Holding Company's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of Common Stock sold in the Conversion, provided that orders for shares which exceed 5% of the shares of Common Stock sold in the Conversion may not exceed, in the aggregate, 10% of the shares sold in the Conversion. The Bank and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation, all persons who subscribed for the maximum number of shares will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.

     The term "acting in concert" is defined in the Plan to mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another other party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. THE HOLDING COMPANY AND THE BANK MAY PRESUME THAT CERTAIN PERSONS ARE ACTING IN CONCERT BASED UPON, AMONG OTHER THINGS, JOINT ACCOUNT RELATIONSHIPS AND THE FACT THAT SUCH PERSONS HAVE FILED JOINT SCHEDULES 13D WITH THE SEC WITH RESPECT TO OTHER COMPANIES.

     The term "associate" of a person is defined in the Plan to mean (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and
(iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person, and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan to mean an executive officer of the Bank, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Common Stock purchased pursuant to the Conversion will be freely transferable, except for shares purchased by directors and officers of the Bank and the Holding Company and by National Association of Securities Dealers, Inc. ("NASD") members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

MARKETING AND UNDERWRITING ARRANGEMENTS

     The Bank and the Holding Company have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock, and Sandler O'Neill has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offerings. Sandler O'Neill is not obligated to take or purchase any shares of Common Stock in the Offerings. Based upon negotiations between the Bank and the Holding Company concerning fee structure, Sandler O'Neill will receive a fee equal to 1.5% of the aggregate Purchase Price of the shares sold in the Subscription and Direct Community Offering, excluding shares purchased by directors, officers, employees, and any immediate family member thereof, and any employee benefit plan of the Holding Company or the Bank, including the ESOP, subject to a maximum fee equal to 1.5% of the aggregate gross proceeds at the midpoint of the Estimated Valuation Range. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 2.0% for shares sold by NASD member firms pursuant to a selected dealers agreement; provided, however, that any fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers agreement shall not exceed 2.0% of the Purchase Price and provided, further, however, that the aggregate fees payable to Sandler O'Neill and the selected dealers will not exceed 7.0% of the aggregate purchase price of the Common Stock sold by selected dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees, and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Sandler O'Neill will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees, in an amount not to exceed $50,000. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Holding Company, Sandler O'Neill will be entitled to a fee for its management advisory services in an amount to be agreed upon by the Bank and Sandler O'Neill, and based upon the amount of services performed by Sandler O'Neill and will also be reimbursed for its reasonable out-of-pocket expenses as described above. The Holding Company and the Bank have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its fees totalling $50,000. Total marketing fees to Sandler O'Neill are expected to be approximately $153,000 and $215,000 at the minimum and the maximum of the Estimated Valuation Range, respectively. See "PRO FORMA DATA" for the assumptions used to arrive at these estimates.

     Sandler O'Neill will perform conversion and records management services for the Bank in the Conversion and will receive a fee for these services of $10,000, plus reimbursement of reasonable out-of-pocket expenses which shall not exceed $5,000.

DESCRIPTION OF SALES ACTIVITIES

     The Common Stock will be offered in the Subscription and Direct Community Offering principally by the distribution of this Prospectus and through activities conducted at the Bank's Conversion Center at its main office facility. The Conversion Center is expected to operate during normal business hours throughout the Subscription and Direct Community Offering. It is expected that at any particular time, one or more Sandler O'Neill employees will be working at the Conversion Center. Such employees of Sandler O'Neill will be responsible for mailing materials relating to the Subscription and Direct Community Offering, responding to questions regarding the Conversion and the Subscription and Direct Community Offering and processing stock orders.

     Sales of Common Stock will be made by registered representatives affiliated with Sandler O'Neill or by the selected dealers managed by Sandler O'Neill. The management and employees of the Bank may participate in the Offerings in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the Order Form. Management of the Bank may answer questions regarding the business of the Bank when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Bank have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock.

     No officer, director or employee of the Bank or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the Conversion.

     None of the Bank's personnel participating in the Subscription and Direct Community Offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Bank's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 ("Rule 3a4-1") promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION AND DIRECT COMMUNITY
OFFERING

     To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a Prospectus. The Bank will accept for processing only orders submitted on Order Forms.

     To purchase shares in the Subscription and Direct Community Offering, an executed Order Form and certification form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Bank (which may be given by completing the appropriate blanks in the Order Form), must be received by the Bank by _____ p.m., Pacific Time, on the Expiration Date. Order Forms which are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank is not obligated to accept orders submitted on photocopied or telecopied Order Forms. The Holding Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Bank of the terms and conditions of the Plan of Conversion and of the Order Form will be final. Once received, an executed Order Form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (December 31, 1995) and/or the Supplemental Eligibility Record Date (March 31, 1997) and/or the Voting Record Date (_______ __, 1997) must list all accounts on the Order Form giving all names in each account and the account number.

     Full payment for subscriptions may be made (i) in cash if delivered in person at the Bank, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. Appropriate means by which such withdrawals may be authorized are provided on the Order Form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion (unless the certificate matures after the date of receipt of the Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion. At the completion of the Conversion, the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. THE SHARES ISSUED IN THE CONVERSION CANNOT AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. In the event that the Conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Bank to withdraw the amount of the aggregate Purchase Price from his or her deposit account, the Bank will do so as of the effective date of Conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

     If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

     Individual Retirement Accounts ("IRAs") maintained in the Bank do not permit investment in the Common Stock. A depositor interested in using his or her IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Holding Company's Common Stock in the Offerings. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Bank IRA to purchase Common Stock should contact the Conversion Center at the Bank so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription Offering make such purchases for the exclusive benefit of IRAs.

      Certificates representing shares of Common Stock purchased, and any refund due, will be mailed to purchasers at such address as may be specified in properly completed Order Forms or to the last address of such persons appearing on the records of the Bank as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Until certificates for the Common Stock are available and delivered to purchasers, purchasers may not be able to sell the shares of Common Stock which they purchased, even though trading of the Common Stock may have commenced.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the Conversion be based upon an estimated pro forma value of the Holding Company and the Bank as converted (i.e., taking into
                                                              ----
account the expected receipt of proceeds from the sale of securities in the Conversion), as determined by an independent appraisal. The Bank and the Holding Company have retained RP Financial to prepare an appraisal of the pro forma market value of the Holding Company and the Bank as converted, as well as a business plan. RP Financial will receive a fee expected to total approximately $25,000 for its appraisal services and preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. The Bank has agreed to indemnify RP Financial under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the Conversion.

     RP Financial has prepared an appraisal of the estimated pro forma market value of the Holding Company and the Bank as converted taking into account the formation of the Holding Company as the holding company for the Bank. For its analysis, RP Financial undertook substantial investigations to learn about the Bank's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed the Bank's Form AC Application for Approval of Conversion and the Holding Company's Form SB-2 Registration Statement. Furthermore, RP Financial visited the Bank's facilities and had discussions with the Bank's management and its special conversion legal counsel, Breyer & Aguggia. No detailed individual analysis of the separate components of the Holding Company's or the Bank's assets and liabilities was performed in connection with the evaluation.

     In estimating the pro forma market value of the Holding Company and the Bank as converted, as required by applicable regulatory guidelines, RP Financial's analysis utilized three selected valuation procedures, the Price/Book ("P/B") method, the Price/Earnings ("P/E") method, and Price/Assets ("P/A") method, all of which are described in its report. RP Financial placed the greatest emphasis on the P/E and P/B methods in estimating pro forma market value. In applying these procedures, RP Financial reviewed, among other factors, the economic make-up of the Bank's primary market area, the Bank's financial performance and condition in relation to publicly-traded institutions that RP Financial deemed comparable to the Bank, the specific terms of the offering of the Holding Company's Common Stock, the pro forma impact of the additional capital raised in the Conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. RP Financial's analysis provides an approximation of the pro forma market value of the Holding Company and the Bank as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of the Holding Company after the Conversion that were utilized in determining the appraised value. These assumptions included expenses as described under "PRO FORMA DATA," an assumed after-tax rate of return on the net Conversion proceeds of 3.96%, purchases by the ESOP of 8% of the stock sold in the Conversion and purchases in the open market by the MRP of a number of shares equal to 4% of the stock sold in the Conversion at the Purchase Price. See "PRO FORMA DATA" for additional information concerning these assumptions. The use of different assumptions may yield somewhat different results.

     On the basis of the foregoing, RP Financial has advised the Holding Company and the Bank that, in its opinion, as of February 28, 1997, the aggregate estimated pro forma market value of the Holding Company and the Bank as converted and, therefore, the Common Stock was within the valuation range of $12,750,000 to $17,250,000 with a midpoint of $15,000,000. After reviewing the methodology and the assumptions used by RP Financial in the preparation of the appraisal, the Board of Directors established the Estimated Valuation Range, which is equal to the valuation range of $12,750,000 to $17,250,000 with a midpoint of $15,000,000. In determining the reasonableness and adequacy of the appraisal, consistent with OTS regulations and policies, the Board of Directors reviewed the methodology and reasonableness of the assumptions utilized by RP Financial in the preparation of the appraisal. Assuming that the shares are sold at $10.00 per share in the Conversion, the estimated number of shares would be between 1,275,000 and 1,725,000 with a midpoint of 1,500,000. The Purchase Price of $10.00 was determined by discussion among the Boards of Directors of the Bank and the Holding Company and Sandler O'Neill, taking into account, among other factors (i) the requirement under OTS regulations that the Common Stock be offered in a manner that will achieve the widest distribution of the stock and
(ii) desired liquidity in the Common Stock subsequent to the Conversion. Since the outcome of the Offerings relate in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by the Holding Company at this time. The Estimated Valuation Range may be amended, with the approval of the OTS, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of the Bank, regulatory guidelines or national or local economic conditions.

     RP Financial's appraisal report is filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION."

     If, upon completion of the Subscription Offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Holding Company and the Bank as converted, as of the close of the Subscription Offering.

     No sale of the shares will take place unless prior thereto RP Financial confirms to the OTS that, to the best of RP Financial's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Holding Company and the Bank as converted at the time of the sale. If, however, the facts do not justify such a statement, the Offerings or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares shown above. In the event the total amount of shares issued is less than 1,275,000 or more than 1,983,750 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $12,750,000 or more than $19,837,500, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by RP Financial, such new range will be subject to approval by the OTS.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Bank and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan will terminate.

     In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents the Bank furnished it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Bank and the Holding Company or independently value the assets or liabilities of the Holding Company and the Bank. THE APPRAISAL BY RP FINANCIAL IS NOT INTENDED TO BE, AND MUST NOT BE INTERPRETED AS, A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE CONVERSION OR OF PURCHASING SHARES OF COMMON STOCK. MOREOVER, BECAUSE THE APPRAISAL IS NECESSARILY BASED ON MANY FACTORS WHICH CHANGE FROM TIME TO TIME, THERE IS NO ASSURANCE THAT PERSONS WHO PURCHASE SUCH SHARES IN THE CONVERSION WILL LATER BE ABLE TO SELL SHARES THEREAFTER AT PRICES AT OR ABOVE THE PURCHASE PRICE.

RESTRICTIONS ON REPURCHASE OF STOCK

     Upon consummation of the Conversion, the Board of Directors of the Holding Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements, including the OTS regulations applicable for three years from the date of consummation of the Conversion. Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of: (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director; or (iii) a purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan. Furthermore, repurchases are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. However, recent OTS policy has relaxed this restriction, particularly during the second six months after conversion. While an applicant needs to demonstrate the existence of "exceptional circumstances" during the first six months after conversion, the OTS has indicated that it would analyze repurchases during months six through 12 after conversion on a case-by-case basis. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that
(x) no more than 5% of the outstanding common stock is to be purchased during any 12-month period, (y) the repurchases do not cause the association to become undercapitalized as defined under the OTS prompt corrective action regulations and (z) the repurchase would not adversely affect the financial condition of the association. No assurances, however, can be given that the OTS will approve a repurchase program under current policy or that such policy will not change or become more restrictive.

SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

     The following table sets forth certain information as to the approximate purchases of Common Stock by each director and executive officer of the Bank, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to such intended purchases. Directors and officers of the Bank and their associates may not purchase in excess of 33% of the shares sold in the Conversion and, therefore, actual purchases could be more or less than indicated below. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers and employees will pay the same price for the shares for which they subscribe as the price that will be paid by all other subscribers.

                                                                             Percent of        Percent of
                                                                             Shares at         Shares at
                                                                             Minimum of        Maximum of
         Name and            Anticipated Number of    Anticipated Dollar     Estimated         Estimated
         Position             Shares Purchased(1)      Amount Purchased   Valuation Range   Valuation Range
--------------------------  ------------------------  ------------------  ----------------  ----------------

William J. Larson                          15,000             $  150,000             1.18%             0.87%
 Chairman
James N. Marker                             2,500                 25,000             0.20              0.14
 First Vice Chairman
Steve R. Cox                               10,000                100,000             0.78              0.58
 Second Vice Chairman
Robert S. Coleman, Sr.                     10,000                100,000             0.78              0.58
 Director
Dr. L. Glen Carlson                        15,000                150,000             1.18              0.87
 Director
F. Ron McMurray                             2,500                 25,000             0.20              0.14
 Director
W. Dean Jurgens                            12,000                120,000             0.94              0.70
 Director
Clyde E. Conklin                           25,000                250,000             1.96              1.45
 Chief Executive Officer
Larry K. Moxley                            25,000                250,000             1.96              1.45
 Chief Financial Officer
Terence A. Otte                             5,000                 50,000             0.39              0.29
 Vice President
Donn L. Durgan                              8,000                 80,000             0.63              0.46
 Vice President
Douglas R. Ax                              25,000                250,000             1.96              1.45
                                          -------             ----------            -----              ----
  Vice President

  Total                                   155,000             $1,550,000            12.16%             8.99%
                                          =======             ==========            =====              ====

----------------
(1) Excludes any shares awarded pursuant to the ESOP and MRP and options to acquire shares pursuant to the Stock Option Plan. For a description of the number of shares to be purchased by the ESOP and issued or reserved under the MRP and Stock Option Plan, see "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan," "-- Benefits -- Stock Option Plan" and "-- Benefits -- Management Recognition Plan."

RESTRICTIONS ON TRANSFERABILITY BY DIRECTORS AND OFFICERS AND NASD MEMBERS

     Shares of Common Stock purchased in the Offerings by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the Conversion, except in the event of the death of the stockholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers through the ESOP or the MRP or upon exercise of options issued pursuant to the Stock Option Plan or purchased subsequent to the Conversion are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction, and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers.
Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

     Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding Common Stock or to the purchase of stock pursuant to the Stock Option Plan.

     The Holding Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.


               RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of certain provisions of federal law and regulations and Delaware corporate law, as well as the Certificate of Incorporation and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Certificate of Incorporation and Bylaws of the Holding Company. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

CONVERSION REGULATIONS

     OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

CHANGE OF CONTROL REGULATIONS

     OTS REGULATIONS. Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

      Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

     FEDERAL RESERVE REGULATIONS. The Change in Bank Control Act and the BHCA, together with the Federal Reserve regulations under those acts, require that the consent of the Federal Reserve be obtained prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of the bank holding company. Control is rebuttably presumed to exist if the person acquires more than 10% of any class of voting stock of a bank holding company if either (i) the Holding Company has registered securities under Section 12 of the Exchange Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since the Holding Company's Common Stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the Holding Company's Common Stock will give rise to a rebuttable presumption that the acquiror of such stock controls the Holding Company, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the Federal Reserve or obtain Federal Reserve approval for the acquisition of control. Restrictions applicable to the operations of bank holding companies may deter companies from seeking to obtain control of the Holding Company. See "REGULATION -- Bank Holding Company Regulation."

ANTI-TAKEOVER PROVISIONS IN THE HOLDING COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE LAW

     A number of provisions of the Holding Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Certificate of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

     LIMITATION ON VOTING RIGHTS. The Certificate of Incorporation of the Holding Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act and includes shares beneficially owned by such person or any of such person's affiliates (as defined in the Certificate of Incorporation), shares which such person or such person's affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and such person's affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Bank or Holding Company or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by the Holding Company to be beneficially, owned by such person and his or her affiliates.

     BOARD OF DIRECTORS. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. The Holding Company's Certificate of Incorporation provides that the size of the Board shall be as set forth in the Bylaws. The Bylaws currently set the number of directors at seven. The Certificate of Incorporation provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Certificate of Incorporation of the Holding Company provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire Board, but only with cause, and replace it with persons of such holders' choice.

     CUMULATIVE VOTING, SPECIAL MEETINGS AND ACTION BY WRITTEN CONSENT. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, the Certificate of Incorporation provides that special meetings of stockholders of the Holding Company may be called only by the Board of Directors of the Holding Company and that stockholders may take action only at a meeting and not by written consent.

     AUTHORIZED SHARES. The Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Common Stock and 500,000 shares of preferred stock. The shares of Common Stock and preferred stock were authorized in an amount greater than that to be issued in the Conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with fiduciary duties, to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Holding Company, and thereby assist members of management to retain their positions. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of Common Stock upon exercise of stock options and in connection with the MRP.

     STOCKHOLDER VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS WITH PRINCIPAL STOCKHOLDERS. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term "Related Person" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company or an affiliate of such person or entity. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Holding Company with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiaries to a Related Person; (iii) any merger or consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (iv) any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (v) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (vi) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of a Related Person; (vii) any reclassification of common stock of the Holding Company or any recapitalization involving the common stock of the Holding Company; or (viii) any agreement or other arrangement providing for any of the foregoing.

     Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years.
Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of the Holding Company. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and place the power to prevent such a merger or combination in the hands of a minority of stockholders.

     AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS. Amendments to the Holding Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Holding Company and amendment of the Holding Company's Bylaws and Certificate of Incorporation. The Holding Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     STOCKHOLDER NOMINATIONS AND PROPOSALS. The Certificate of Incorporation of the Holding Company requires a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give not less than 30 nor more than 60 days' advance notice to the Secretary of the Holding Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

     PURPOSE AND TAKEOVER DEFENSIVE EFFECTS OF THE HOLDING COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS. The Board of Directors of the Bank believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Bank in the orderly deployment of the Conversion proceeds into productive assets during the initial period after the Conversion. The Board of Directors believes these provisions are in the best interest of the Bank and Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for Exchange Act deregistration.

     Despite the belief of the Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Certificate of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Pursuant to applicable law, at any annual or special meeting of its stockholders after the Conversion, the Holding Company may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted for a Delaware business corporation. The Holding Company and the Bank do not presently intend to propose the adoption of further restrictions on the acquisition of the Holding Company's equity securities.

     The cumulative effect of the restriction on acquisition of the Holding Company contained in the Certificate of Incorporation and Bylaws of the Holding Company and in Federal and Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.


                          DESCRIPTION OF CAPITAL STOCK
                             OF THE HOLDING COMPANY

GENERAL

     The Holding Company is authorized to issue 5,000,000 shares of Common Stock having a par value of $.01 per share and 500,000 shares of preferred stock having a par value of $.01 per share. The Holding Company currently expects to issue up to 1,725,000 shares of Common Stock and no shares of preferred stock in the Conversion. Each share of the Holding Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     THE COMMON STOCK OF THE HOLDING COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF ANY TYPE, AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

COMMON STOCK

     DIVIDENDS. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     STOCK REPURCHASES. The Plan and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION -
- Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

     VOTING RIGHTS. Upon Conversion, the holders of Common Stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of the Holding Company preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a federal mutual savings bank, corporate powers and control of the Bank are vested in its Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Bank, the Holding Company, as holder of the Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     PREEMPTIVE RIGHTS. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The Common Stock is not subject to redemption.

PREFERRED STOCK

     None of the shares of the authorized Holding Company preferred stock will be issued in the Conversion and there are no plans to issue the preferred stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

RESTRICTIONS ON ACQUISITION

     Acquisitions of the Holding Company are restricted by provisions in its Certificate of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."


                           REGISTRATION REQUIREMENTS

     The Holding Company will register the Common Stock with the SEC pursuant to
Section 12(g) of the Exchange Act upon the completion of the Conversion and will not deregister its Common Stock for a period of at least three years following the completion of the Conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.


                             LEGAL AND TAX OPINIONS

     The legality of the Common Stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the Offerings have been opined upon by Breyer & Aguggia and the Idaho tax consequences of the Offerings have been opined upon by BDO Seidman, LLP, Spokane, Washington. Breyer & Aguggia and BDO Seidman, LLP have consented to the references herein to their opinions. Certain legal matters will be passed upon for Sandler O'Neill by Thacher Proffitt & Wood, Washington, D.C.


                                    EXPERTS

     The consolidated financial statements of the Bank as of March 31, 1996 and for each of the two years in the period ended March 31, 1996 included in this Prospectus have been audited by BDO Seidman, LLP, independent auditors, as stated in its report appearing herein, and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its report to the Bank setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Bank as converted and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.


                             ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form SB-2 (File No. 333-____) under the Securities Act with respect to the Common Stock offered in the Conversion. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Registration Statement is publicly available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

     The Bank has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Bank's Special Meeting and certain other information. This Prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the West Regional Office of the OTS, 1 Montgomery Street, Suite 400, San Francisco, California 94104.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                              FIRSTBANK NORTHWEST


Pages

Independent Auditors' Report................................   F-1

Consolidated Statements of Financial Condition as of
 March 31, 1996 and December 31, 1996.......................   F-2

Consolidated Statements of Income for the Years Ended
 March 31, 1995 and 1996 and the Nine Months Ended
 December 31, 1995 and 1996.................................   F-4

Consolidated Statements of Changes in Equity for the Years
 Ended March 31, 1995 and 1996 and the Nine Months Ended
 December 31, 1995 and 1996.................................   F-6

Consolidated Statements of Cash Flows for the Years
 Ended March 31, 1995 and 1996 and the Nine Months Ended
 December 31, 1995 and 1996.................................   F-7

Summary of Significant Accounting Policies..................  F-10

Notes to Consolidated Financial Statements..................  F-16

                                   *   *   *


     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements on the Holding Company have not been included since it will not engage in material transactions, if any, until after the Conversion. The Holding Company, which has been inactive to date, has no significant assets, liabilities, revenues, expenses or contingent liabilities.

Report of Independent Certified Public Accountants



Board of Directors
First Federal Bank of Idaho, a Federal Savings Bank, and Subsidiary

We have audited the accompanying consolidated statement of financial condition of First Federal Bank of Idaho, a Federal Savings Bank, and Subsidiary (the
Bank) as of March 31, 1996, and the related consolidated statements of income, changes in equity and cash flows for the years ended March 31, 1995 and 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Federal Bank of Idaho, a Federal Savings Bank, and Subsidiary at March 31, 1996 and the consolidated results of their operations and their cash flows for the years ended March 31, 1995 and 1996 in conformity with generally accepted accounting principles.


January 31, 1997, except for Note 15
which is as of March 12, 1997

                                                     March 31,  December 31,
                                                         1996          1996
---------------------------------------------------------------------------
                                                                (Unaudited)
Assets

Cash and Cash Equivalents (Note 14):
  Non-interest bearing cash deposits             $  3,549,349  $  4,948,433
  Interest bearing deposits                         9,366,053       249,979
  Federal funds sold                                  665,463       566,203
---------------------------------------------------------------------------

Total cash and cash equivalents                    13,580,865     5,764,615

Investment securities: (Notes 1 and 14)
  Held-to-maturity                                 10,544,953     5,189,358
  Available-for-sale                                1,328,295             -
Mortgage-backed securities held-to-maturity
  (Notes 2 and 14)                                  2,487,998     2,342,753
Loans receivable, net (Notes 3, 8, 9, and 14)      93,817,254   111,085,210
Accrued interest receivable (Note 4)                1,075,384     1,185,885
Real estate owned                                      76,163       195,792
Stock in FHLB, at cost (Notes 12 and 14)              875,600       928,975
Premises and equipment, net (Note 5)                4,679,644     4,772,423
Income taxes receivable (Note 7)                       10,667             -
Cash surrender value of life insurance polices      1,283,628     1,333,905
Mortgage servicing assets                              10,598       213,438
Other assets                                           61,242       181,734
---------------------------------------------------------------------------
                                                 $129,832,291  $133,194,088
===========================================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                Consolidated Statements of Financial Condition


================================================================================

                                                         March 31,  December 31,
                                                             1996          1996
----------------------------------------------------------------------------------
                                                                   (Unaudited)
Liabilities and Equity

Liabilities:
  Deposits (Notes 6, 13, and 14)                     $115,324,069  $105,348,812
  Accrued interest on deposits                             31,386         6,629
  Advances from borrowers for taxes and insurance       1,076,174       981,485
  Income taxes payable (Note 7)                                 -       154,376
  Advances from FHLB (Notes 12 and 14)                  2,304,028    15,059,583
  Deferred federal and state income taxes (Note 7)         70,000       144,726
  Accrued expenses and other liabilities                  670,429       680,661
-------------------------------------------------------------------------------

Total liabilities                                     119,476,086   122,376,272
-------------------------------------------------------------------------------

Commitments and Contingencies (Notes 3, 10, 11, 13 and 15)

Equity:
 Retained earnings, substantially restricted (Note 8)  10,395,106    10,817,816
 Unrealized loss on investment securities
 available-for-sale, net of tax (Note 1)                  (38,901)            -
-------------------------------------------------------------------------------

Total equity                                           10,356,205    10,817,816
-------------------------------------------------------------------------------

                                                     $129,832,291  $133,194,088
===============================================================================

See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                       Consolidated Statements of Income


================================================================================

                                         Year Ended         Nine Months Ended
                                          March 31,            December 31,
                                   ----------------------  ---------------------
                                       1995       1996        1995       1996
---------------------------------------------------------------------------------
                                                                (Unaudited)
Interest Income:
  Loans receivable                 $6,825,840  $8,407,900  $6,324,493  $6,878,474
  Mortgage-backed securities          135,654     156,879     117,219     101,322
  Investment securities               501,505     456,907     340,724     506,202
  Other interest earning assets       195,209     530,207     242,260     154,418
---------------------------------------------------------------------------------

Total interest income               7,658,208   9,551,893   7,024,696   7,640,416
---------------------------------------------------------------------------------
Interest Expense:
 Deposits (Note 6)                  3,494,263   4,792,837   3,349,758   3,698,993
 Advances from FHLB                   101,552     365,093     321,994     315,383
---------------------------------------------------------------------------------

Total interest expense              3,595,815   5,157,930   3,671,752   4,014,376
---------------------------------------------------------------------------------

Net Interest Income                 4,062,393   4,393,963   3,352,944   3,626,040

Provision for loan losses (Note 3)     27,453     150,000      78,312     193,619
---------------------------------------------------------------------------------

Net interest income after
 provision for loan losses          4,034,940   4,243,963   3,274,632   3,432,421
---------------------------------------------------------------------------------
Non-interest Income:
  Gain on sales of loans            1,044,831   1,370,352   1,036,973   1,094,716
  Service fees and charges            782,490     812,751     596,804     673,953
  Commissions                          63,951      28,838      27,147      46,607
---------------------------------------------------------------------------------
Total non-interest income           1,891,272   2,211,941   1,660,924   1,815,276
---------------------------------------------------------------------------------

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                       Consolidated Statements of Income


================================================================================

                                        Year Ended       Nine Months Ended
                                         March 31,         December 31,
                                 --------------------- ----------------------
                                     1995      1996       1995        1996
-----------------------------------------------------------------------------
                                                                   (Unaudited)
Non-interest Expense:
  Compensation and related
    benefits (Notes 10 and 11)    2,862,441  3,280,163  2,285,225   2,462,006
  Occupancy                         661,654    671,258    490,060     504,181
  Deposit insurance premiums        206,400    234,728    154,800     696,925
  Advertising                       103,326    122,162     73,442     123,352
  Data processing                    83,603     88,432     66,768      93,940
  Supplies and postage              207,040    270,525    192,578     196,630
  Other                             596,359    825,851    445,527     597,278
-----------------------------------------------------------------------------

Total non-interest expense        4,720,823  5,493,119  3,708,400   4,674,312
-----------------------------------------------------------------------------

Income before income
 tax expense                      1,205,389    962,785  1,227,156     573,385

Income tax expense (Note 7)         452,226    375,000    427,826     150,675
-----------------------------------------------------------------------------

Net Income                       $  753,163 $  587,785 $  799,330  $  422,710
=============================================================================

See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                 Consolidated Statements of Changes in Equity


================================================================================

                                                                 Unrealized Loss
                                                                   on Investment
                                                       Retained       Securities
                                                      Earnings,       Available-
                                                  Substantially        for-Sale,            Total
                                                     Restricted      net of tax            Equity
-------------------------------------------------------------------------------------------------
Balance,  April 1, 1994                             $ 9,054,158       $(257,579)      $ 8,796,579

  Net income                                            753,163               -           753,163

  Change in unrealized loss on investment
    securities available-for-sale, net of tax                 -         (45,520)          (45,520)
-------------------------------------------------------------------------------------------------

Balance, March 31, 1995                               9,807,321        (303,099)        9,504,222

  Net income                                            587,785               -           587,785

  Change in unrealized loss on investment
    securities available-for-sale, net of tax                 -          64,198            64,198

  Write-down of investment securities available-
    for-sale due to permanent impairment                      -         200,000           200,000
-------------------------------------------------------------------------------------------------

Balance, March 31, 1996                              10,395,106         (38,901)       10,356,205

  Net income (unaudited)                                422,710               -           422,710

  Loss on sale of investment securities
    available-for-sale (unaudited)                            -          38,901            38,901
-------------------------------------------------------------------------------------------------

Balance, December 31, 1996 (unaudited)              $10,817,816       $       -       $10,817,816
=================================================================================================

See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                     Consolidated Statements of Cash Flows


================================================================================

               Increase (Decrease) in Cash and Cash Equivalents

                                                      Year Ended         Nine Months Ended
                                                       March 31,            December 31,
                                               ----------------------   ----------------------
                                                  1995       1996         1995        1996
----------------------------------------------------------------------------------------------
                                                                           (Unaudited)
Cash Flows from Operating
Activities:
  Net income                                   $ 753,163   $ 587,785    $ 799,330   $ 422,710
  Adjustments to reconcile net
    income to net cash provided
    by operating activities:
      Depreciation and amortization              338,311     299,870      216,154     267,783
      Provision for loan losses                   27,453     150,000       78,312     193,619
      Write-down on impaired
        investment securities
        available-for-sale                             -     200,000            -           -
      Loss on sale of investment
        securities available-for-sale                  -           -            -      89,789
      Loss on sale of real estate owned                -           -            -       1,815
      Provision for deferred income
        taxes                                     39,000    (126,000)     (11,422)     49,726
  Changes in assets and liabilities:
     Accrued interest receivable                (235,412)   (123,522)    (300,573)   (110,501)
     Other assets                                (54,454)     93,411       83,880    (323,332)
     Advances from borrowers for
       taxes and insurance                       270,935    (103,589)    (386,164)    (94,689)
     Income taxes receivable (payable)           (26,700)     62,333       15,396     165,043
     Accrued expenses and other liabilities      (22,769)    273,197      110,743     (14,525)
---------------------------------------------------------------------------------------------
Net cash provided by operating
  activities                                   1,089,527   1,313,485      605,656     647,438
---------------------------------------------------------------------------------------------

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                     Consolidated Statements of Cash Flows


================================================================================

                                                        Year Ended                Nine Months Ended
                                                         March 31,                   December 31,
                                               ---------------------------     --------------------------
                                                   1995            1996            1995          1996
---------------------------------------------------------------------------------------------------------
                                                                                       (Unaudited)
Cash Flows from Investing Activities:
  Purchase of mortgage-backed
    securities held-to-maturity              $           -   $           -   $           -   $   (109,082)
  Proceeds from maturities of
    mortgage-backed securities
    held-to-maturity                               589,070         340,320         250,621        245,367
  Purchases of investment securities
    held-to-maturity                            (8,578,024)     (8,387,090)     (1,405,247)    (8,349,154)
  Proceeds from maturities of investment
    securities held-to-maturity                  5,934,539       4,586,825       3,666,190     13,700,736
  Proceeds from sale of investment
    securities available-for-sale                        -               -               -      1,302,406
  Net increase in loans receivable              (6,588,263)    (11,265,949)    (10,993,015)   (17,657,367)
  FHLB stock dividends                             (48,500)        (57,800)        (41,900)       (53,375)
  Purchases of premises and equipment             (668,435)     (1,919,161)     (1,883,380)      (347,588)
  Purchase of other invested assets             (1,240,670)              -               -              -
  Net increase in cash surrender
    value of life insurance policies                     -         (42,958)        (51,727)       (50,277)
  Proceeds from sale of real estate owned                -               -               -         74,348
---------------------------------------------------------------------------------------------------------
Net cash used in investing activities          (10,600,283)    (16,745,813)    (10,458,458)   (11,243,986)
---------------------------------------------------------------------------------------------------------
Cash Flows from Financing
Activities:
  Net increase (decrease) in deposits           (3,070,811)     26,537,060      30,455,892     (9,975,257)
  Advances from FHLB                             4,000,000      22,500,000      22,500,000     39,150,000
  Payments on advances from FHLB                         -     (24,195,972)    (24,033,472)   (26,394,445)
---------------------------------------------------------------------------------------------------------
Net cash provided by financing activities          929,189      24,841,088      28,922,420      2,780,298
---------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in
Cash and Cash Equivalents                       (8,581,567)      9,408,760      19,069,618     (7,816,250)

Cash and Cash Equivalents,
 beginning of period                            12,753,672       4,172,105       4,172,105     13,580,865
---------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents,
end of period                                  $ 4,172,105     $13,580,865     $23,241,723    $ 5,764,615
=========================================================================================================

See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                     Consolidated Statements of Cash Flows


================================================================================

                                                       Year Ended       Nine Months Ended
                                                        March 31,          December 31,
                                               -----------------------  ----------------------
                                                  1995         1996        1995       1996
                                               ----------   ----------  ----------  ----------
                                                                              (Unaudited)
Supplemental Disclosures of
Cash Flow Information:
 Cash paid during the period for:
  Interest                                     $3,601,416   $5,145,455  $3,681,008  $4,039,133
  Income taxes                                    516,137      457,490     442,316           -

 Noncash investing and financing
 activities:
  Unrealized gain (loss) on investment
  securities available-for-sale, net of tax       (45,520)      64,198      97,356     (36,669)
  Retirement of premises and equipment             63,423            -           -           -
  Loans receivable charged to the
  allowance for loan losses                         3,154        3,342       1,997      14,962
  Transfer from loans converted to
  real estate acquired through
  foreclosure                                           -       76,163      98,799     119,629

See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Summary of Significant Accounting Policies


================================================================================

Nature of Business                      First Federal Bank of Idaho, a
and Concentration                       Federal Savings Bank, and
of Credit Risk                          Subsidiary's (collectively referred
                                        to as the "Bank") principal business
                                        consists of attracting deposits from
                                        the general public through a variety
                                        of deposit products and investing
                                        these, together with funds from
                                        on-going operations, in the
                                        origination of residential mortgage
                                        loans and, to a lesser extent,
                                        construction, agricultural,
                                        commercial, consumer and other loans.
                                        The Bank primarily grants residential
                                        loans to customers in Central and
                                        North Idaho and Southeast Washington.



Principles of                           The consolidated financial statements
Consolidation                           include the accounts of First Federal
                                        Bank of Idaho, a Federal Savings Bank
                                        and its wholly-owned subsidiary,
                                        Tri-Star Financial Corporation.  All
                                        significant intercompany transactions
                                        and balances are eliminated in
                                        consolidation.


Use of Estimates                        The preparation of financial
                                        statements in conformity with
                                        generally accepted accounting
                                        principles requires management to
                                        make estimates and assumptions that
                                        affect the reported assets and
                                        liabilities and disclosures on
                                        contingent assets and liabilities at
                                        the date of the financial statements
                                        and the reported amounts of revenues
                                        and expenses during the reporting
                                        period.  Actual results could differ
                                        from those estimates.

                                        Material estimates that are
                                        susceptible to significant change in
                                        the near-term relate to the
                                        determination of the allowance for
                                        loan losses.  Management believes
                                        that the allowance for loan losses is
                                        adequate.  While management uses
                                        current information to recognize
                                        losses on loans, future additions to
                                        the allowances may be necessary based
                                        on changes in economic conditions.
                                        In addition, various regulatory
                                        agencies, as an integral part of
                                        their examination process,
                                        periodically review the Bank's
                                        allowances for loan losses.  Such
                                        agencies may require the Bank to
                                        recognize additions to the allowance
                                        based on their judgments about
                                        information available to them at the
                                        time of the examination.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Summary of Significant Accounting Policies


================================================================================

Statement of                            For purposes of the statement of cash
Cash Flows                              flows, the Bank considers all cash on
                                        hand and in banks, federal funds sold
                                        and highly liquid marketable debt
                                        instruments with original maturities
                                        when purchased of three months or
                                        less to be cash and cash equivalents.


Premises and                            Premises and equipment, which consist
Equipment                               of buildings, building improvements,
                                        furniture, fixtures and office
                                        equipment are stated at cost less
                                        accumulated depreciation.
                                        Depreciation is computed using the
                                        straight-line method over the
                                        estimated useful lives of the assets.
                                        The estimated useful lives used to
                                        compute depreciation range from
                                        thirty to forty years for buildings,
                                        thirty years for building
                                        improvements, and five to ten years
                                        for furniture, fixtures and equipment.


Income Taxes                            The Bank accounts for income taxes
                                        according to the provisions of
                                        Statement of Financial Accounting
                                        Standards (SFAS) No. 109, "Accounting
                                        for Income Taxes," which requires the
                                        use of the liability method of
                                        accounting for deferred income taxes.
                                        Under SFAS No. 109, deferred income
                                        taxes are provided for temporary
                                        differences between the financial
                                        reporting and tax basis of assets and
                                        liabilities using the enacted tax
                                        rate expected to apply to the taxable
                                        income of the period in which the
                                        deferred tax liability or asset is
                                        expected to be settled or realized.
                                        Tax credits are accounted for as a
                                        reduction of income taxes in the year
                                        in which the credit originates.

Investment and                          In May 1993, the Financial Accounting
Mortgage-Backed                         Standards Board issued SFAS
Securities                              No. 115, "Accounting for Certain
                                        Investments in Debt and Equity
                                        Securities."  The Bank adopted the
                                        provisions of SFAS 115 during the
                                        year ended March 31, 1995.  There was
                                        no material impact on either income
                                        or equity of the Bank from the
                                        adoption of this standard.  SFAS 115
                                        addresses the accounting and
                                        reporting for investments in equity
                                        securities that have readily
                                        determinable fair values and for all
                                        investments in debt securities.
                                        Investments in securities are to be
                                        classified as either
                                        held-to-maturity, available-for-sale
                                        or trading.

                                        Held-to-Maturity - Investments in
                                        debt securities classified as
                                        held-to-maturity are stated at cost,
                                        adjusted for amortization of premiums
                                        and accretion of discounts using the
                                        effective interest method.  The Bank
                                        has the ability and the intention to
                                        hold investment and mortgage backed
                                        securities for the foreseeable future
                                        and, accordingly, they are not
                                        adjusted for temporary declines in
                                        their market value.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Summary of Significant Accounting Policies


================================================================================


                                        Available-for-Sale - Investments in
                                        debt and equity securities classified
                                        as available-for-sale are carried at
                                        the lower of their cost or estimated
                                        market value in the aggregate.
                                        Unrealized gains and losses are
                                        recognized (net of tax effect)
                                        through a valuation allowance that is
                                        shown as a reduction in the carrying
                                        value of the related securities and
                                        as a corresponding reduction of
                                        equity.

                                        Trading - Investments in debt and
                                        equity securities classified as
                                        trading are stated at their market
                                        value.  Unrealized holding gains and
                                        losses for trading securities are
                                        included in the statement of income.

                                        Gains and losses on the sale of
                                        securities are determined using the
                                        specific identification method.

Loans Receivable                        Loans receivable are stated at unpaid
                                        principal balances, less the
                                        allowance for loan losses, and less
                                        the net deferred loan origination
                                        fees and discounts.  Deferred loan
                                        origination fees and discounts are
                                        amortized over the expected remaining
                                        life using a method that approximates
                                        the level-yield method.

                                        The allowance for loan losses is
                                        established based on management's
                                        evaluation of probable losses in its
                                        loan portfolio.  An allowance for
                                        loss on specific impaired loans for
                                        which collectibility may not be
                                        reasonably assured is established
                                        based upon, among other factors, the
                                        estimated fair market values of the
                                        underlying collateral and estimated
                                        holding and selling costs.

                                        Effective April 1, 1995, the Bank
                                        adopted SFAS No. 114, "Accounting by
                                        Creditors for Impairment of a Loan,"
                                        and SFAS No. 118, "Accounting by
                                        Creditors for Impairment of a Loan -
                                        Income Recognition and Disclosures,"
                                        which amends SFAS No. 114.  These
                                        statements define the recognition
                                        criteria for loan impairment and the
                                        measurement methods for certain
                                        impaired loans and loans for which
                                        terms have been modified in
                                        troubled-debt restructurings (a
                                        restructured loan).  Specifically, a
                                        loan is considered impaired when it
                                        is probable a creditor will be unable
                                        to collect all amounts due - both
                                        principal and interest - according to
                                        the contractual terms of the loan
                                        agreement.  When measuring
                                        impairment, the expected future cash
                                        flows of an impaired loan are
                                        required to be discounted at the
                                        loan's effective interest rate.
                                        Alternatively, impairment can be
                                        measured by reference to an
                                        observable market price, if

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Summary of Significant Accounting Policies


================================================================================

                                        one exists, or the fair value of the
                                        collateral for a collateral-dependent
                                        loan.  Regardless of the historical
                                        measurement method used, SFAS No. 114
                                        requires a creditor to measure
                                        impairment based on the fair value of
                                        the collateral when the creditor
                                        determines foreclosure is probable.
                                        Additionally, impairment of a
                                        restructured loan is measured by
                                        discounting the total expected future
                                        cash flows at the loan's effective
                                        rate of interest as stated in the
                                        original loan agreement.

                                        The Bank applies the recognition
                                        criteria of SFAS No. 114 to impaired
                                        multi-family residential, commercial
                                        real estate, agriculture and
                                        restructured loans.  Smaller balance,
                                        homogeneous loans, including
                                        one-to-four family residential loans
                                        and consumer loans, are collectively
                                        evaluated for impairment.  SFAS No.
                                        118 amends SFAS No. 114 to allow a
                                        creditor to use existing methods for
                                        recognizing interest income on
                                        impaired loans.  The Bank has elected
                                        to continue to use its existing
                                        nonaccrual methods for recognizing
                                        interest on impaired loans.  The
                                        adoption of SFAS No. 114 and SFAS No.
                                        118 resulted in no prospective
                                        adjustment to the allowance for loan
                                        losses and did not affect the Bank's
                                        policies regarding charge-offs or
                                        recoveries.

                                        Interest accruals on loans which are
                                        more than ninety days delinquent are
                                        suspended.  Suspended interest
                                        ultimately collected is credited to
                                        interest income in the period of
                                        recovery.  Uncollectible accrued
                                        interest is included in the Bank's
                                        allowance for loan losses.

                                        Any unamortized discounts, premiums
                                        or fees on loans repaid or sold are
                                        recognized as income in the year of
                                        repayment or sale.

Real Estate                             Real estate acquired in settlement of
Owned                                   loans, whether through actual
                                        foreclosure or in-substance
                                        foreclosure, is initially recorded at
                                        the lower of fair value, less selling
                                        costs, or the balance of the loan on
                                        the property at date of foreclosure.
                                        Costs relating to development and
                                        improvement of property are
                                        capitalized to the extent that
                                        carrying value does not exceed
                                        estimated fair market value, less
                                        estimated cost to sell, whereas those
                                        relating to holding the property are
                                        charged to expense.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Summary of Significant Accounting Policies


================================================================================

                                        Valuations are periodically performed
                                        by the Bank, and losses are
                                        recognized by a charge to income if
                                        the carrying value of a property
                                        exceeds its estimated fair value.

Stock in Federal                        Federal law requires a member
Home Loan Bank                          institution of the Federal Home Loan
                                        Bank (FHLB) System to hold common
                                        stock of its district FHLB according
                                        to predetermined formulas.  No ready
                                        market exists for such stock and it
                                        has no quoted market value.

Reclassifications                       Certain reclassifications of prior
                                        years information have been made to
                                        conform to the current year
                                        presentation.

Accounting for                          In March 1995, the Financial
the Impairment of                       Accounting Standards Board issued
and Disposal of                         SFAS No. 121, "Accounting
Long-Lived Assets                       for the Impairment of Long-Lived
                                        Assets and for Long-Lived Assets to
                                        be Disposed of,"  which establishes
                                        new guidelines regarding when
                                        impairment losses on long-lived
                                        assets, which include premises and
                                        equipment, certain identifiable
                                        intangible assets and goodwill,
                                        should be recognized and how
                                        impairment losses should be measured.
                                        This statement became effective for
                                        the Bank for the fiscal year
                                        beginning April 1, 1996.  The
                                        adoption of this statement did not
                                        have a material effect on the Bank's
                                        December 31, 1996 unaudited financial
                                        statements.


Accounting for                          Effective April 1, 1996, the Bank
Mortgage Servicing                      adopted the provisions of SFAS No.
Rights                                  122 "Accounting for Mortgage
                                        Servicing Rights." SFAS No. 122
                                        amends SFAS No. 65, "Accounting for
                                        Certain Mortgage Banking Activities."
                                        SFAS No. 122 requires a mortgage
                                        banking enterprise to recognize as a
                                        separate asset, the rights to service
                                        mortgage loans regardless of whether
                                        the servicing rights are acquired
                                        through either purchase or
                                        origination. Prior to SFAS No. 122,
                                        SFAS No. 65 prohibited the
                                        capitalization of mortgage servicing
                                        rights except where the rights to
                                        service the loans were acquired from
                                        another organization. Additionally,
                                        the new standard requires impairment
                                        analysis of mortgage servicing rights
                                        regardless of whether purchased or
                                        originated.

                                        The Bank's mortgage servicing rights
                                        represent the unamortized cost of
                                        originated contractual rights to
                                        service mortgages for others in
                                        exchange for a servicing fee.
                                        Mortgage servicing rights are
                                        amortized over the period of

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Summary of Significant Accounting Policies


================================================================================

                                        estimated net servicing income and
                                        are periodically adjusted for actual
                                        and anticipated prepayments of the
                                        underlying mortgage loans.  The
                                        effect of adopting SFAS No. 122 was
                                        to increase income before income
                                        taxes for the nine months ended
                                        December 31, 1996, by approximately
                                        $204,000.

Accounting for                          In October 1995, the Financial
Stock-Based                             Accounting Standards Board issued
Compensation                            SFAS No. 123, "Accounting for
                                        Stock-Based Compensation," which
                                        encourages companies to adopt a new
                                        method of accounting to measure the
                                        compensation cost of stock-based
                                        employee compensation plans based on
                                        the fair value of the stock at the
                                        date it is granted.  This statement
                                        became effective for the Bank for the
                                        fiscal year beginning April 1, 1996.
                                        Currently, the Bank does not have any
                                        stock-based compensation plans.
                                        However, in the future, such plans
                                        may be offered and the provisions of
                                        SFAS No. 123 would apply.



Accounting for                          In June 1996, the Financial
Transfers and                           Accounting Standards Board issued
Servicing of                            SFAS No. 125, "Accounting for
Financial Assets                        Transfer and Servicing of Financial
and Extinguishment                      Assets and Extinguishment of
of Liabilities                          Liabilities," which  establishes new
                                        standards that focus on control
                                        whereas, after a transfer of
                                        financial assets, an entity
                                        recognizes the financial servicing
                                        assets it controls and the
                                        liabilities it has incurred,
                                        derecognizes financial assets when
                                        control has been surrendered, and
                                        derecognizes liabilities when
                                        extinguished.  This statement applies
                                        prospectively in fiscal years
                                        beginning after December 31, 1996.
                                        The Bank does not expect adoption to
                                        have a material effect on its
                                        financial statements.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

1.  Investment    Investment securities, net of unamortized premiums or unaccreted
    Securities    discounts consist of the following held-to-maturity and available-for-sale:

                  HELD-TO-MATURITY
                  --------------------------------------------------------------------------
                                                             Gross         Gross
                                           Amortized    Unrealized    Unrealized    Estimated
                  December 31, 1996:            Cost         Gains        Losses Market Value
                  (Unaudited)
                  ---------------------------------------------------------------------------

                  FHLB bonds            $  3,989,124     $  16,476   $  (20,500) $  3,985,100
                  Student Loan
                  Marketing Assoc. bill      950,234         1,900         (549)      951,585
                  FNMA notes                 250,000             -       (5,450)      244,550
                  --------------------------------------------------------------------------

                  Total                 $  5,189,358     $  18,376   $  (26,499) $  5,181,235
                  ===========================================================================

                                                             Gross         Gross
                                           Amortized    Unrealized    Unrealized    Estimated
                  March 31, 1996:               Cost         Gains        Losses Market Value
                  --------------------------------------------------------------------------

                  Farm Credit Bank
                  and FHLB bonds        $  8,297,090     $       -   $  (46,245) $  8,250,845
                  Student Loan Marketing
                  Association bill           700,000             -         (235)      699,765
                  FHLB and FNMA notes      1,547,863             -      (19,048)    1,528,815
                  --------------------------------------------------------------------------

                  Total                $  10,544,953     $       -   $  (65,528) $ 10,479,425
                  ===========================================================================

                  AVAILABLE-FOR-SALE
                  ------------------
                                                             Gross         Gross
                                           Amortized    Unrealized    Unrealized    Estimated
                  March 31, 1996:               Cost         Gains        Losses Market Value
                  --------------------------------------------------------------------------

                  Colonial Government
                  Investment Fund
                  (126,444 shares)     $  1,392,196     $        -  $   (63,901) $  1,328,295
                  --------------------------------------------------------------------------

                  Less unrealized loss on
                  investment securities
                  available-for-sale        (63,901)             -       63,901            -
                  --------------------------------------------------------------------------

                                       $  1,328,295     $        -  $         -  $  1,328,295
                  ===========================================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

                 The amortized cost and estimated market value of investment securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                      Estimated
                                                         Amortized       Market
                                                              Cost        Value
                 --------------------------------------------------------------
                                                             (Unaudited)

                 Due in one year or less                $  500,234   $  499,850
                 Due after one through five years        4,689,124    4,681,385
                 --------------------------------------------------------------
                                                        $5,189,358   $5,181,235
                 ==============================================================


2.  Mortgage     The amortized cost and estimated market values of
    Backed       mortgage-backed and related securities are summarized as
    Securities   follows:

                                                       Gross       Gross
                                       Amortized  Unrealized  Unrealized    Estimated
                 December 31, 1996:         Cost       Gains      Losses Market Value
                 (Unaudited)
                 --------------------------------------------------------------------
                 FNMA Certificates    $1,332,334     $15,066   $(74,952)   $1,272,448
                 Collateralized Mortgage
                 Obligations             442,246         298     (1,297)      441,247
                 SBA Certificates         21,551          60     (2,592)       19,019
                 GNMA Certificates       145,039        2,50     (1,363)      146,185
                 FHLMC Certificates      401,583       3,592    (13,213)      391,962
                 --------------------------------------------------------------------

                 Total                $2,342,753     $21,525  $ (93,417)   $2,270,861
                 ====================================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

                                                       Gross       Gross
                                       Amortized  Unrealized  Unrealized    Estimated
                 March 31, 1996:            Cost       Gains      Losses Market Value
                 (Unaudited)
                 --------------------------------------------------------------------
                 FNMA Certificates   $1,472,887     $17,263    $(72,190)   $1,417,960
                 Collateralized
                  Mortgage
                  Obligations           488,082      1,504      (1,112)       488,474
                 SBA Certificates        37,010          -      (3,145)        33,865
                 GNMA Certificates       39,215        762        (907)        39,070
                 FHLMC Certificates     450,804      4,456     (12,596)       442,664
                 --------------------------------------------------------------------

                 Total               $2,487,998    $23,985    $(89,950)    $2,422,033
                 ====================================================================

                 The amortized cost and estimated market value of mortgage backed securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                        Estimated
                                                            Amortized      Market
                                                                 Cost       Value
                 ----------------------------------------------------------------
                                                               (Unaudited)

                 Due in one year or less                   $    7,266  $    7,236
                 Due after one through five years              14,285      11,783
                 Due after five years through ten years             -           -
                 Due after ten years                        2,321,202   2,251,842
                 ----------------------------------------------------------------
                                                           $2,342,753  $2,270,861
                 ================================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

3.  Loans        Loans receivable consist of the following:
    Receivable
                                                   March 31,     December 31,
                                                       1996             1996
                                                                 (Unaudited)
                  ----------------------------------------------------------

                 Real estate loans:
                  Conventional mortgages:
                   Adjustable rate loans       $36,166,820     $ 41,761,360
                   Fixed rate loans             25,381,370       29,733,379
                  FHA and VA insured             1,270,317        1,161,821
                  Construction                  13,831,983       14,944,762
                  Agricultural                  11,945,067       11,875,609
                  Commercial                     4,036,102        6,007,391

                 Other loans:
                  Commercial (non-real estate)     589,157        1,024,314
                  Loans to depositors, secured
                   by savings                      411,750          310,482
                  Other consumer                 7,022,726       11,777,686
                 ----------------------------------------------------------

                 Total loans receivable        100,655,292      118,596,804

                 Less:
                  Loans in process               5,726,171        6,223,956
                  Unearned loan fees and
                   discounts                       410,524          407,638
                  Allowance for loan losses        701,343          880,000
                 ----------------------------------------------------------

                  Loans receivable, net        $93,817,254     $111,085,210
                 ==========================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

                 The following summarizes the changes in the allowance for loan losses:

                                                        March 31,   December 31,
                                                            1996           1996
                                                                     (Unaudited)
                 --------------------------------------------------------------

                 Allowance for Loan Losses,
                  beginning of period                   $554,685       $701,343
                 Provision for loan losses               150,000        193,619
                 Net charge-offs                          (3,342)       (14,962)
                 --------------------------------------------------------------

                 Allowance for Loan Losses,
                  end of period                         $701,343       $880,000
                 ==============================================================

                 Outstanding commitments of the Bank to originate loans as of December 31, 1996 were as follows:

                                               Fixed     Variable
                                                Rate         Rate          Total
                 ---------------------------------------------------------------
                                                        (Unaudited)

                 First mortgage loans    $14,065,713   $2,260,425    $16,326,138
                 Other loans                  38,250            -         38,250
                 ---------------------------------------------------------------

                 Outstanding Loan
                  Commitments            $14,103,963   $2,260,425    $16,364,388
                 ===============================================================

                 Fees received in connection with these outstanding loan commitments are deferred and will be recognized in income over the life of the related loan after funding of the loan.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

                 The Bank remains contingently liable for approximately
                 $1,811,000 (unaudited) of loans sold with recourse as of December 31, 1996. Loans serviced for others (including contract collections) are not included in the consolidated statements of financial condition. The unpaid principal balances of these loans are as follows :

                                                 March 31,          December 31,
                                                     1996                  1996
                                                                    (Unaudited)
                 --------------------------------------------------------------

                 Loan portfolios serviced for:

                  FNMA                      $  73,181,444         $  65,599,875
                  FHLMC                        45,481,134            62,346,466
                  Others                        3,590,255             3,511,976
                 --------------------------------------------------------------

                                            $ 122,252,833         $ 131,458,317
                 ==============================================================

                 The principal amount of loans subject to delinquent principal or interest, defined as payment being in arrears over three months, totalled approximately $692,000 and $1,338,000
                 (unaudited) at March 31, 1996 and December 31, 1996.


4.  Accrued      Accrued interest receivable consists of the following:
    Interest
    Receivable                                   March 31,          December 31,
                                                     1996                  1996
                                                                    (Unaudited)
                 --------------------------------------------------------------

                 Investment securities         $   16,226            $   13,645
                 Mortgage-backed securities        76,811                97,619
                 Interest bearing deposits         21,250                     -
                 Loans receivable                 961,097             1,074,621
                 --------------------------------------------------------------

                 Accrued Interest Receivable   $1,075,384            $1,185,885
                 ==============================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

5.  Premises    Premises and equipment consists of the following:
    and
    Equipment                                          March 31,    December 31,
                                                           1996            1996
                                                                    (Unaudited)
                 --------------------------------------------------------------

                 Land, buildings and building
                  improvements                      $ 4,747,777     $ 4,752,283
                 Branch premises under development            -         248,271
                 Furniture, fixtures and equipment    1,972,543       2,067,354
                 --------------------------------------------------------------

                                                      6,720,320       7,067,908
                 Accumulated depreciation            (2,040,676)     (2,295,485)
                 --------------------------------------------------------------

                 Premises and equipment, net        $ 4,679,644     $ 4,772,423
                 ==============================================================


6.  Deposits     Deposits and the related weighted average interest rates
                 consist of the following:

                                                       March 31,    December 31,
                                                           1996            1996
                                                                    (Unaudited)
                 --------------------------------------------------------------

                 Deposit accounts:
                  NOW accounts (1.48% and 1.23%)    $14,616,706     $15,211,424
                  Passbook accounts
                   (3.29% and 3.00%)                 13,860,858      13,455,667
                 Money market accounts
                  (3.03% and 3.03%)                   7,167,327       7,427,621
                 --------------------------------------------------------------

                                                     35,644,891      36,094,712
                 --------------------------------------------------------------

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

                                                       March 31,    December 31,
                                                           1996            1996
                                                                    (Unaudited)
                 --------------------------------------------------------------

                 Certificates of deposit:
                  3.20% to  4.19%                     1,786,227       1,078,532
                  4.20% to  5.19%                    13,854,350      24,585,767
                  5.20% to  6.19%                    50,331,588      32,929,053
                  6.20% to  7.19%                    10,299,587       9,751,964
                  7.20% to  8.19%                     2,814,237         453,574
                  8.20% to 11.19%                       593,189         455,210
                 --------------------------------------------------------------

                                                     79,679,178      69,254,100
                 --------------------------------------------------------------

                 Deposits                          $115,324,069    $105,348,812
                 ==============================================================

                 The scheduled maturities of certificates of deposit at December
                 31, 1996, are as follows:

                                                                         Amount
                 --------------------------------------------------------------
                                                                     (Unaudited)

                          1997                                    $  49,235,000
                          1998                                       12,240,000
                          1999                                        5,459,000
                          2000                                          796,000
                          2001                                        1,305,000
                          Thereafter                                    219,100
                 --------------------------------------------------------------

                          Total                                   $  69,254,100
                 ==============================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

                 Interest expense on deposits consists of:

                                                  Year ended          Nine months ended
                                                   March 31,             December 31,
                                           ----------------------   ---------------------
                                                 1995        1996        1995        1996
                                                                       (Unaudited)
                 ------------------------------------------------------------------------

                 NOW and money market      $  486,419  $  422,008  $  319,254  $  303,924
                 Passbook savings             549,675     454,056     345,773     311,573
                 Certificates of deposit    2,458,169   3,916,773   2,684,731   3,083,496
                 ------------------------------------------------------------------------

                 Interest Expense          $3,494,263  $4,792,837  $3,349,758  $3,698,993
                 ========================================================================

                 Certificates of deposit of $100,000 or more totalled approximately $12,987,000 and $9,386,000 (unaudited) at March
                 31, 1996 and December 31, 1996, respectively. Deposit balances in excess of $100,000 are not insured by the FDIC.

7.  Income Taxes The components of income tax expense are summarized as follows:

                                                  Year ended          Nine months ended
                                                   March 31,             December 31,
                                           ----------------------   ---------------------
                                                 1995        1996        1995        1996
                                                                         (Unaudited)
                 ------------------------------------------------------------------------

                 Current:
                  Federal                  $  329,423  $  402,000  $  349,785   $  98,378
                  State                        83,803      99,000      89,463       2,571
                 ------------------------------------------------------------------------

                                              413,226     501,000     439,248     100,949
                 ------------------------------------------------------------------------

                 Deferred:
                  Federal                      35,000    (109,000)     (9,907)     43,161
                  State                         4,000     (17,000)     (1,515)      6,565
                 ------------------------------------------------------------------------

                                               39,000    (126,000)    (11,422)     49,726
                 ------------------------------------------------------------------------

                 Income Tax Expense        $  452,226  $  375,000  $  427,826  $  150,675
                 ========================================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

                 Deferred tax liabilities and assets consist of the following:
                                                        March 31,   December 31,
                                                            1996           1996
                                                                     (Unaudited)
                 ---------------------------------------------------------------

                 Deferred Tax Liabilities:
                  Stock in FHLB                       $(259,000)      $(279,000)
                  Loan loss reserves                          -         (83,000)
                  Depreciation                          (46,000)        (75,000)
                  Other                                 (88,000)         (2,726)
                 ---------------------------------------------------------------

                 Total Deferred Tax Liabilities        (393,000)       (439,726)
                 ---------------------------------------------------------------

                 Deferred Tax Assets:
                  Unearned loan fees                    161,000         160,000
                  Allowance for loan losses              59,000         135,000
                  Unrealized loss on equity security    103,000               -
                 ---------------------------------------------------------------

                 Total Deferred Tax Assets              323,000         295,000
                 ---------------------------------------------------------------

                 Net Deferred
                  Income Tax Liability                 $(70,000)      $(144,726)
                 ===============================================================

                 A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                Year ended                       Nine months ended
                                                 March 31,                           December 31,
                                     -----------------------------------  ----------------------------------
                                           1995              1996               1995              1996
                                                                                      (Unaudited)
------------------------------------------------------------------------------------------------------------
Income tax expense
 at statutory rates                  $409,832   34.0%   $327,347  34.0%  $417,233   34.0%   $194,951   34.0%
Increase (decrease)
 resulting from:
  State income taxes,
   net of federal benefit              55,310    4.6      65,340   6.8     59,046    4.8       1,697    0.3
  Permanent and other differences     (12,916)  (1.1)        925  (1.9)   (48,453)  (3.9)    (45,973)  (8.0)
------------------------------------------------------------------------------------------------------------
                                     $452,226   37.5%   $375,000  38.9%  $427,826   34.9%   $150,675   26.3%
============================================================================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

8.  Equity                     The Financial Institutions Reform, Recovery and Enforcement Act of 1989
                               (FIRREA) requires savings institutions to meet three minimum-capital requirements: a tangible capital requirement equal to not less than 1.5 percent of tangible assets (as determined in the regulations), a core capital requirement, comprised of tangible capital adjusted for supervisory goodwill and other deferred factors equal to not less than 3 percent of tangible assets;
                               and a risk-based capital requirement equal to at least 8 percent of all risk-
                               weighted assets.

                               At December 31, 1996, the Bank met the regulatory tangible capital, core capital and risk-based capital requirements as defined by FIRREA.  At
                               December 31, 1996, the Bank's regulatory tangible capital and core capital were both $10,818,000 or 8.1 percent of tangible assets; and risk-based capital was
                               $11,698,000 or 13.3 percent of total risk-weighted assets, as defined by
                               FIRREA.

                               The following is a reconciliation of equity as reported in accordance with generally accepted accounting principles (GAAP capital) to federal regulatory capital:

                                                 March 31, 1996                        December 31, 1996
                                   ------------------------------------      -------------------------------------
                                                                                          (Unaudited)
                                                                   Risk                                       Risk
                                   Tangible          Core         Based      Tangible           Core         Based
                                    Capital       Capital       Capital       Capital        Capital       Capital
-----------------------------------------------------------------------------------------------------------------
                                                                (In thousands)
GAAP capital                        $10,356       $10,356       $10,356       $10,818       $10,818       $10,818

Additional capital items:
 Allowances for loan and
  lease losses                            -             -           701             -             -           880
-----------------------------------------------------------------------------------------------------------------

Regulatory capital                   10,356        10,356        11,057        10,818        10,818        11,698
Minimum capital requirement           1,947         3,895         6,254         1,998         3,996         7,052
-----------------------------------------------------------------------------------------------------------------

Regulatory capital - excess          $8,409        $6,461        $4,803        $8,820        $6,822        $4,646
=================================================================================================================

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

9.  Related Party       Prior to FIRREA, the Bank's policy allowed all full-time permanent employees
    Transactions        with one complete year of service, key officers and directors to receive a first mortgage loan on their primary residence at rates which may be below market.
                        At such time that they cease to be employed by the Bank and are not eligible for retirement (age 55 or older), the loan terms will change to the market interest rate on the date the loan closed.

                        Subsequent to FIRREA, preferential terms on key officer and director loans were discontinued.  The following schedule summarizes the activity in loans to directors, key officers and employees:

                                                                             March 31,     December 31,
                                                                                 1996             1996
                                                                                           (Unaudited)
                        ------------------------------------------------------------------------------

                        Balance, beginning of period                    $  1,464,192      $  1,376,661
                        Additions                                            545,900                -
                        Repayments and sales proceeds                       (633,431)        (151,632)
                        -----------------------------------------------------------------------------

                        Balance, end of period                          $  1,376,661     $  1,225,029
                        =============================================================================


10.  Profit Sharing     The Bank established, during 1995, a profit sharing plan pursuant to Section
     Plan               401(k) of the Internal Revenue Code, whereby participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code.  The plan provides for a matching contribution by the Bank which amounted to $135,238 (unaudited) and $33,447 for the nine months ended
                        December 31, 1996 and year ended March 31, 1996. In addition, the Bank may make additional contributions at the discretion of the Board of Directors.
                        These additional contributions amounted to $61,770 and $69,737 (unaudited)
                        for the year ended March 31, 1996 and the nine months ended December 31, 1996.


11.  Retirement Plan    The Bank had a noncontributory pension trust ("the Plan") which was suspended effective January 1, 1995. As a result of the Plan suspension, a net loss of
                        $96,000, resulting from the recognition of previously deferred gains and losses for prior service, was recorded as pension expense for the year ended
                        March 31, 1995.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

                        On March 31, 1996, the Bank terminated the Plan.  The termination of the
                        Plan required an additional contribution of approximately $130,000 (unaudited)
                        to fund the necessary lump sum distributions as specified in the Plan documents.
                        The Bank satisfied this obligation in September 1996.


12.  Advances           Advances from FHLB had weighted average interest rates at March 31, 1996 and
      from FHLB         December 31, 1996 of 6.10% and 6.07% (unaudited), respectively.
                        Maturity dates of advances were as follows:

                                                               March 31,            December 31,
                                                                   1996                    1996
                                                                                     (Unaudited)
                        -----------------------------------------------------------------------

                        Advances from FHLB due:
                         Less than 1 year                    $  750,000           $  10,740,972
                         1 to 2 years                           328,472                 390,972
                         2 to 3 years                           578,472               1,000,000
                         3 to 4 years                                 -                 534,583
                         4 to 5 years                           647,084               2,393,056
                        -----------------------------------------------------------------------

                                                             $2,304,028           $  15,059,583
                        =======================================================================

                        Pursuant to collateral requirements of the FHLB, advances are secured by stock in the FHLB and qualifying first mortgage loans.

13.  Commitments        The deposits of the Bank are insured by the Savings Association Insurance
     and                Fund (SAIF), one of two funds administered by the FDIC.  The Bank previously
     Contingencies      paid annual premiums of approximately $.23 per $100 of deposits.  On
                        September 30, 1996, the Deposit Insurance Funds Act of 1996 was signed, which authorized the FDIC to impose a special assessment on certain deposits held by thrift institutions.  This special assessment, which was based on $.657 per $100 of outstanding deposits at March 31, 1995, was intended to recapitalize the SAIF.
                        Accordingly, the Bank recorded a one time pre-tax charge of approximately $584,000
                        (unaudited) at September 30, 1996, which was paid prior to December 31, 1996.  The
                        Bank's annual SAIF premium rates were reduced to $.0648 per $100 of deposits beginning January 1, 1997.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

14.  Fair Values of     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments,"
     Financial          requires disclosure of fair value information about financial instruments,
     Instruments        whether or not recognized on the balance sheet, for which it is practicable to estimate that value.  SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.  Accordingly, the aggregate fair value estimates presented do not reflect the underlying fair value of the Company.  Although management is not aware of any factors that would materially affect the estimated fair value amounts presented, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, estimates of fair value subsequent to that date may differ significantly from the amounts presented below.

                                                                             December 31, 1996
                                                                       -------------------------------
                                                                          Carrying           Estimated
                                                                            Amount          Fair Value
                                                                                 (Unaudited)
                        ------------------------------------------------------------------------------
                        Financial assets
                         Cash and cash equivalents                    $  5,764,615        $  5,764,615
                         Investment securities held-to-maturity          5,189,358           5,181,235
                         Mortgage-backed securities
                          held-to-maturity                               2,342,753           2,270,861
                         Loans receivable                              111,085,210         110,303,430
                         Stock in FHLB                                     928,975             928,975
                         Cash surrender value of
                          life insurance policies                        1,333,905           1,333,905

                        Financial liabilities
                         Deposits                                      105,348,812         106,011,951
                         Advances from FHLB                             15,059,583          15,059,583


                        The following methods and assumptions were used to estimate the fair value of financial instruments:

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================


                        Cash and cash equivalents - The carrying amount of these items is a reasonable estimate of their fair value.

                        Investment securities and mortgage-backed securities held-to-maturity -
                        The fair value of investment securities is based on quoted market prices or dealer estimates.  Estimated fair value for mortgage-backed securities issued by quasi-governmental agencies is based on quoted market prices.  The fair value of all other mortgage-backed securities is based on dealer estimates.

                        Loans receivable - For certain homogeneous categories of loans, such as fixed and variable residential mortgages, fair value is estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.  The fair value of other loan types is estimated by discounting the future cash flows and estimated prepayments using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining term.  Some loan types were valued at carrying value because of their floating rate or expected maturity characteristics.

                        Cash surrender value of life insurance policies - The carrying amount of these policies approximate their fair value.

                        Stock in FHLB - The fair value is based upon the redemption value of the stock which equates to its carrying value.

                        Deposits - The fair value of demand deposits, savings accounts, and money market accounts is the amount payable on demand at the reporting date.  The fair value of fixed-maturity certificates of deposit is estimated by discounting the estimated future cash flows using the rates currently offered for deposits with similar remaining maturities.

                        Advances from FHLB - The fair value of FHLB advances and other borrowings is estimated by discounting the estimated future cash flows using rates currently available to the Bank for debt with similar remaining maturities.

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

15.  Subsequent         On January 8, 1997, the Board of Directors of the Bank
     Event -            adopted the Plan of Conversion (the Plan) which was
     Adoption of        subsequently amended on March 12, 1997,
     Plan of            pursuant to which the Bank will convert from a
     Conversion         federally chartered mutual savings bank to a federally
                        chartered stock savings bank, all of the outstanding
                        common stock of which will be acquired by FirstBank
                        Corp. (the Company), a holding company formed expressly
                        for such purpose, in exchange for a portion of the net
                        conversion proceeds (Conversion). All of the common
                        stock of the Company to be issued in the Conversion is
                        being offered initially to certain eligible account
                        holders, members and to the Bank's tax-qualified
                        employee benefit plans. Pursuant to the Plan, as soon as
                        practicable after the Conversion, the Bank will relocate
                        its main office to the state of Washington and convert
                        to a Washington-chartered savings bank.

                        The Bank plans to establish an Employee Stock Ownership
                        Plan (ESOP) for the benefit of eligible employees, to become effective upon consummation of the Conversion.
                        The ESOP intends to purchase up to 8% of the Company's common stock issued in the Conversion utilizing the proceeds of a loan from the Company. The loan will be repaid over a period of 10 years and the collateral for the loan will be the common stock purchased by the ESOP.

                        At the time of the Conversion, the Bank will establish a liquidation account in an amount equal to its equity as reflected in the latest balance sheet used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank after the Conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date.
                        Subsequent increases will not restore an eligible account holder's or supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

                        The costs associated with Conversion will be deferred and will be deducted from the proceeds of the sale and issuance of the Company's stock. In the event the Conversion is not consummated, costs incurred will be charged to

                         First Federal Bank of Idaho,
                            a Federal Savings Bank
                                and Subsidiary

                  Notes to Consolidated Financial Statements


================================================================================

                        expenses. At December 31, 1996, deferred Conversion costs were $12,425 (unaudited).

                        After the Conversion, the Bank may not declare or pay dividends on its stock if such declaration and payment would violate statutory or regulatory requirements.

     No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by FirstBank Corp. or FirstBank Northwest. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of FirstBank Corp. or FirstBank Northwest since any of the dates as of which information is furnished herein or since the date hereof.

           Table of Contents                                              Page
           -----------------                                              ----

Prospectus Summary.......................................................
Selected Consolidated Financial Information..............................
Recent Developments......................................................
Risk Factors.............................................................
FirstBank Corp...........................................................
FirstBank Northwest......................................................
Use of Proceeds..........................................................
Dividend Policy..........................................................
Market for Common Stock..................................................
Capitalization...........................................................
Historical and Pro Forma Capital Compliance..............................
Pro Forma Data...........................................................
FirstBank Northwest and Subsidiary.......................................
Consolidated Statements of Income........................................
Management's Discussion and Analysis of Financial........................
Condition and Results of Operations......................................
Business of the Holding Company..........................................
Business of the Bank.....................................................
Management of the Holding Company........................................
Management of the Bank...................................................
Regulation...............................................................
Taxation.................................................................
The Conversion...........................................................
Restrictions on Acquisition of the Holding Company.......................
Description of Capital Stock of the Holding Company......................
Registration Requirements................................................
Legal and Tax Opinions...................................................
Experts..................................................................
Additional Information...................................................
Index to Consolidated Financial Statements...............................

UNTIL THE LATER OF ___________, 1997, OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING OF COMMON STOCK, IF ANY, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                     [Logo]

               (Proposed Holding Company for FirstBank Northwest)



                              1,725,000 Shares of
                                  Common Stock


                                ----------------

                                   PROSPECTUS

                                ----------------



                        SANDLER O'NEILL & PARTNERS, L.P.



                               ___________, 1997

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors

         Article XVII of the Certificate of Incorporation of FirstBank Corp. requires indemnification of directors, officers and employees to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

    145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 25.  Other Expenses of Issuance and Distribution(1)

  Legal fees and expenses........................  $150,000
  Securities marketing legal fees................    50,000
  EDGAR, copying, printing, postage and mailing..   120,000
  Appraisal and business plan preparation........    25,000
  Accounting fees................................    60,000
  Securities marketing fees and expenses (2).....   184,000
   Data processing fees and expenses.............    15,000
  SEC registration fee...........................     6,000
  Blue Sky filing fees and expenses..............     7,500
  OTS filing fees................................     8,400
  Other expenses.................................    30,000
                                                   --------
      Total......................................  $655,000
                                                   ========

-------------------------
  (1) Assumes all of the Common Stock will be sold in the Subscription and Direct Community Offerings.
  (2) Based on the sale of Common Stock at the midpoint of the Estimated Valuation Range.

Item 26.  Recent Sales of Unregistered Securities.

       Not Applicable

Item 27.  Exhibits.

       The exhibits filed as part of this Registration Statement are as follows:


 1.1        -   Form of proposed Agency Agreement among FirstBank Corp., FirstBank Northwest and Sandler
                O'Neill & Partners, L.P. (a)

 1.2        -   Engagement Letter between First Federal Bank of Idaho, F.S.B. and Sandler O'Neill &
                Partners, L.P.

 2          -   Plan of Conversion of First Federal Bank of Idaho, F.S.B.

 3.1        -   Certificate of Incorporation of FirstBank Corp.

 3.2        -   Bylaws of FirstBank Corp.

 4          -   Form of Certificate for Common Stock

 5          -   Opinion of Breyer & Aguggia regarding legality of securities registered

 8.1        -   Form of Federal Tax Opinion of Breyer & Aguggia

 8.2        -   Form of State Tax Opinion of BDO Seidman, LLP (a)

 8.3        -   Opinion of RP Financial, LC. as to the value of subscription rights

10.1        -   Proposed Form of Employment Agreement with Certain Executive Officers




10.2        -   Proposed Form of Employee Stock Ownership Plan

10.3        -   First Federal Bank of Idaho, F.S.B. 401(k) Plan (a)

10.4        -   Salary Continuation Agreement between First Federal Bank of Idaho F.S.B. and Clyde E. Conklin

10.5        -   Salary Continuation Agreement between First Federal Bank of Idaho, F.S.B. and Larry K. Moxley

21          -   Subsidiaries of FirstBank Corp.

23.1        -   Consent of BDO Seidman, LLP

23.2        -   Consent of Breyer & Aguggia (contained in opinion included as Exhibit 5)

23.3        -   Consent of Breyer & Aguggia as to its Federal Tax Opinion

23.4        -   Consent of RP Financial, LC.

24          -   Power of Attorney (contained in signature page)

27          -   Financial Data Schedule

99.1        -   Order Form

99.2        -   Solicitation and Marketing Materials

99.3        -   Appraisal Agreement with RP Financial, LC.

99.4        -   Appraisal Report of RP Financial, LC. (a)

99.5        -   Proxy Statement for Special Meeting of Members of FirstBank Northwest

_____________________
(a) To be filed by amendment.


Item 28. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lewiston, Idaho on the 14th day of March, 1997.

                              FIRSTBANK CORP.


                              By: /s/Clyde E. Conklin
                                  -----------------------------------------
                                  Clyde E. Conklin
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of FirstBank Corp., do hereby severally constitute and appoint Clyde E. Conklin and Larry K. Moxley, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Clyde E. Conklin and Larry K. Moxley may deem necessary or advisable to enable FirstBank Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form SB-2 relating to the offering of FirstBank Corp.'s Common Stock, including specifically but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Clyde
E. Conklin and Larry K. Moxley shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                   Title                                  Date
----------                   -----                                  ----


/s/ Clyde E. Conklin      Chief Executive Officer and Director  March 14, 1997
------------------------
Clyde E. Conklin           (Principal Executive Officer)



/s/ Larry K. Moxley       Chief Financial Officer and Director  March 14, 1997
------------------------
Larry K. Moxley            (Principal Financial Officer)



/s/ Cynthia M. Moore      Controller                            March 14, 1997
------------------------
Cynthia M. Moore           (Principal Accounting Officer)




/s/ William J. Larson     Director                              March 14, 1997
------------------------
William J. Larson

/s/ Steve R. Cox            Director                            March 14, 1997
--------------------------
Steve R. Cox



/s/ Robert S. Coleman, Sr.  Director                            March 14, 1997
--------------------------
Robert S. Coleman, Sr.



/s/ James N. Marker         Director                            March 14, 1997
--------------------------
James N. Marker



/s/ W. Dean Jurgens         Director                            March 14, 1997
--------------------------
W. Dean Jurgens

                               INDEX TO EXHIBITS


1.1  --   Form of proposed Agency Agreement among FirstBank Corp., FirstBank
          Northwest and Sandler O'Neill & Partners, L.P. (a)

1.2  --   Engagement Letter between First Federal Bank of Idaho, F.S.B. and
          Sandler O'Neill & Partners, L.P.

2    --   Plan of Conversion of First Federal Bank of Idaho, F.S.B.

3.1  --   Certificate of Incorporation of FirstBank Corp.

3.2  --   Bylaws of FirstBank Corp.

4    --   Form of Certificate for Common Stock

5    --   Opinion of Breyer & Aguggia regarding legality of securities registered

8.1  --   Form of Federal Tax Opinion of Breyer & Aguggia

8.2  --   Form of State Tax Opinion of BDO Seidman, LLP (a)

8.3  --   Opinion of RP Financial, LC. as to the value of subscription rights

10.1 --   Proposed Form of Employment Agreement with Certain Executive Officers

10.2 --   Proposed Form of Employee Stock Ownership Plan

10.3 --   First Federal Bank of Idaho, F.S.B. 401(k) Plan (a)

10.4 -- Salary Continuation Agreement between First Federal Bank of Idaho F.S.B. and Clyde E. Conklin

10.5 -- Salary Continuation Agreement between First Federal Bank of Idaho, F.S.B. and Larry K. Moxley

21   --   Subsidiaries of FirstBank Corp.

23.1 --   Consent of BDO Seidman, LLP

23.2 --   Consent of Breyer & Aguggia (contained in opinion included as Exhibit
          5)

23.3 --   Consent of Breyer & Aguggia as to its Federal Tax Opinion

23.4 --   Consent of RP Financial, LC.

24   --   Power of Attorney (contained in signature page)

27   --   Financial Data Schedule

99.1 --   Order Form

99.2 --   Solicitation and Marketing Materials

99.3 --   Appraisal Agreement with RP Financial, LC.

99.4 --   Appraisal Report of RP Financial, LC. (a)

99.5 --   Proxy Statement for Special Meeting of Members of FirstBank Northwest

_______________________
(a) To be filed by amendment.